As filed with the Securities and Exchange Commission on February 6, 2018

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Broadcom Limited

(Exact name of registrant as specified in its charter)

Delaware	3674	Applied For
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Broadcom Limited

1320 Ridder Park Drive

San Jose, California 95131

(408) 433-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Brazeal

Rebecca Boyden

Broadcom Limited

1320 Ridder Park Drive

San Jose, California 95131

(408) 433-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony J. Richmond

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the transactions described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Shares of common stock, par value $0.001 per share, of Broadcom Limited, a Delaware corporation (“Broadcom-Delaware common stock”)	22,107,393	Not applicable	$2,896,731,705	$360,643

(1)	Represents the maximum number of shares of Broadcom-Delaware common stock estimated to be issued in the transaction described herein, based on the exchange of 22,107,393 exchangeable limited partnership units (“LP Units”) of Broadcom Cayman L.P. (the total number of LP Units outstanding as of February 5, 2018, other than any LP Units held by Broadcom Limited, a public company limited by shares incorporated under the laws of the Republic of Singapore (“Broadcom-Singapore”), and its subsidiaries) on a one-for-one basis for shares of Broadcom-Delaware common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Broadcom-Delaware common stock that may be issued because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(f)(2) under the Securities Act. Calculated as the product obtained by multiplying (i) 22,107,393 LP Units (the total number of LP Units outstanding as of February 5, 2018, other than any LP Units held by Broadcom-Singapore and its subsidiaries) times (ii) $131.03 (the book value per LP Unit computed as of October 29, 2017).
(3)	A registration fee of $3,773,360 was previously paid by Broadcom-Singapore to the Securities and Exchange Commission (the “SEC” or the “Commission”) in connection with the Joint Proxy Statement/Prospectus filed by the Registrant and Broadcom Cayman L.P. on Form S-4 (the “S-4 Registration Statement”) with the SEC on July 29, 2015 (Commission File Numbers 001-37690 and 333-205938-01, respectively) for the offering of up to 266,529,244 LP Units, the maximum number of LP Units estimated to have been issuable upon completion of the merger of Avago Technologies Limited and Broadcom Corporation, and the ordinary shares, no par value, of Broadcom-Singapore (“Ordinary Shares”) that may be allotted and issued upon exchange of such LP Units (in accordance with Rule 457(i) of the Securities Act). Additionally, Broadcom-Singapore registered an additional 22,804,591 Ordinary Shares in connection with the Prospectus Supplement to the Prospectus dated March 4, 2016 (the “Prospectus Supplement”), filed by Broadcom-Singapore pursuant to Rule 424(b)(5) on January 30, 2017 (Commission File Number 333-209923). Subsequently, Broadcom-Singapore registered an additional 18,607,529 Ordinary Shares in connection with the Registration Statement on Form S-8 (the “S-8 Registration Statement”) with the SEC on November 17, 2017, filed by Broadcom-Singapore pursuant to Rule 428(b) of the Securities Act (Commission File Number 333-221654). Pursuant to Rule 457(p) of the Securities Act, $1,863,078 of the previously paid registration fee was associated with unsold securities under the S-4 Registration Statement and the $502,114 registration fee associated with the Prospectus Supplement and the $608,101 registration fee associated with the S-8 Registration Statement were offset against the previously paid fee, leaving $752,864 available for offset against filing fees due for subsequent registration statements. Accordingly, no registration fee is payable with respect to the Broadcom-Delaware common stock being registered hereunder, and following this offering, $392,221 will remain available for future offset against registration fees that would otherwise be payable by Broadcom-Delaware.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this consent solicitation statement / prospectus is subject to completion and amendment. A registration statement relating to the securities described in this consent solicitation statement / prospectus has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This consent solicitation statement / prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2018

CONSENT SOLICITATION STATEMENT OF BROADCOM CAYMAN L.P.

PROSPECTUS OF BROADCOM LIMITED

Dear Limited Partners of Broadcom Cayman L.P.:

As Broadcom Limited, a public company limited by shares incorporated under the laws of the Republic of Singapore (“Broadcom-Singapore”), previously announced in November 2017, Broadcom has decided to restructure its corporate group to cause the parent company of the group to be a Delaware corporation. We are making this consent solicitation statement / prospectus available in connection with the solicitation by Broadcom-Singapore, in its capacity as the general partner (the “General Partner”) and on behalf of Broadcom Cayman L.P. (the “Partnership”), of the consent of the limited partners of the Partnership (the “Limited Partners”) to become direct stockholders of our new parent company as part of that restructuring.

The board of directors of Broadcom-Singapore (the “Board”) has approved the entry by Broadcom-Singapore into an Implementation Agreement, dated as of [●], 2018 (the “Implementation Agreement”), with a newly established Delaware corporation (also named Broadcom Limited and referred to herein as “Broadcom-Delaware”) relating to the restructuring of our corporate group. The Implementation Agreement provides for a statutory procedure known as a scheme of arrangement (the “Scheme of Arrangement”) to be implemented by Broadcom-Singapore and Broadcom-Delaware under Singapore law, subject to approval of the shareholders of Broadcom-Singapore and the High Court of the Republic of Singapore (the “Singapore Court”). Pursuant to the Scheme of Arrangement, all issued ordinary shares in the capital of Broadcom-Singapore as of immediately prior to the effective time of the Scheme of Arrangement will be exchanged on a one-for-one basis for newly issued shares of common stock of Broadcom-Delaware, and Broadcom-Singapore will become a subsidiary of Broadcom-Delaware.

In order to further streamline the structure of our corporate group and allow limited partners of the Partnership to become direct stockholders of our new parent company as part of our restructuring, we are separately soliciting pursuant to this consent solicitation statement / prospectus the consent of the Limited Partners to amend the Amended and Restated Limited Partnership Agreement, dated as of February 1, 2016 (as previously amended, the “Partnership Agreement”), to provide that all outstanding exchangeable limited partnership units (“LP Units”) of the Partnership (other than any LP Units held by Broadcom-Singapore and its subsidiaries) will be mandatorily exchanged on a one-for-one basis for newly issued shares of common stock of Broadcom-Delaware immediately prior to the effectiveness of the Scheme of Arrangement (such amendment to the Partnership Agreement, the “Mandatory Exchange Amendment”). Pursuant to the Partnership Agreement, the Mandatory Exchange Amendment will be executed by the General Partner upon the approval of the holders of at least 85% of the outstanding LP Units (excluding any LP Units held by Broadcom-Singapore or any of its subsidiaries).

Broadcom-Singapore will be soliciting its shareholders for approval of the Scheme of Arrangement. However, this consent solicitation statement / prospectus is not soliciting approval of the Scheme of Arrangement. You either have separately received, or are receiving concurrently with this consent solicitation statement / prospectus, a separate proxy statement from Broadcom-Singapore providing you with detailed information regarding the Scheme of Arrangement. As a holder of LP Units of the Partnership, you will also be entitled to instruct Computershare Trust Company, N.A. (“Computershare”) how to vote a corresponding number of special preference shares in the capital of Broadcom-Singapore as to the approval of the Scheme of Arrangement, in accordance with the Voting Trust Agreement, dated February 1, 2016, by and among Broadcom-Singapore, the Partnership and Computershare as trustee.

This consent solicitation statement / prospectus provides you with detailed information regarding, and solicits your consent in respect of, the Mandatory Exchange Amendment. We encourage you to read this entire document carefully. You should carefully consider “Risk Factors” beginning on page [●] for a discussion of potential risks before providing your consent.

The General Partner has determined that the Mandatory Exchange Amendment is advisable and in the best interests of the holders of the LP Units and recommends that holders of LP Units provide their consent to the Mandatory Exchange Amendment.

This consent solicitation statement / prospectus, and the accompanying form of Limited Partner Consent (the “Consent Form”), are first being mailed to the holders of LP Units of record as of [●], 2018 (the “Record Date”) on or about [●], 2018.

Please mark, date, sign and return the enclosed Consent Form in the enclosed, postage-paid envelope as promptly as possible, as described in the attached consent solicitation statement / prospectus.

THE SOLICITATION OF CONSENTS PURSUANT TO THIS CONSENT SOLICITATION STATEMENT / PROSPECTUS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [●], 20181 (THE “EXPIRATION DATE”, WHICH MAY BE EXTENDED BY THE GENERAL PARTNER IN ITS DISCRETION AS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT / PROSPECTUS).

If you have any questions about this consent solicitation, or if you require assistance, please call Computershare, our transfer agent for the Partnership, at +1 (877) 373-6374 (toll-free in the United States).

Very truly yours,

HOCK E. TAN

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission, nor any securities regulatory authority in Singapore, has approved or disapproved of the securities to be issued in connection with this transaction or determined if this consent solicitation statement / prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[1]	20 business days following commencement of mailing

i

Annex A: Form of Amendment to the Amended and Restated Limited Partnership Agreement of Broadcom Cayman L.P.

Annex B: Form of Amended and Restated Certificate of Incorporation of Broadcom-Delaware

Annex C: Form of Amended and Restated Bylaws of Broadcom-Delaware

Annex D-1: Form of Support Agreement with Dr. Henry T. Nicholas III

Annex D-2: Form of Support Agreement with Dr. Henry Samueli

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this consent solicitation statement / prospectus and the documents incorporated by reference may include forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), in particular, statements about Broadcom-Singapore’s expectations regarding the change of the parent company of the group from a Singapore company to a Delaware corporation. These statements include, but are not limited to, statements that address Broadcom-Singapore’s expected future business and financial performance and statements about the proposed redomiciliation and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict”, “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom-Singapore, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside Broadcom-Singapore’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Unless the context otherwise requires, references in this consent solicitation statement / prospectus to “the Company”, “our Company”, “we”, “our”, “us” and similar terms are to Broadcom-Delaware, whereas references to “Broadcom” are to Broadcom-Singapore and to its predecessor, Avago Technologies Limited.

Particular uncertainties that could materially affect future results include risks associated with Broadcom’s proposed redomiciliation, including the timing of the proposed redomiciliation and its ability to obtain shareholder and Singapore court approvals and satisfy other closing conditions to the completion of the proposed redomiciliation; any loss of its significant customers and fluctuations in the timing and volume of significant customer demand; its dependence on contract manufacturing and outsourced supply chain; its dependency on a limited number of suppliers; any acquisitions Broadcom may make, including Broadcom’s proposed acquisition of Qualcomm Incorporated (“Qualcomm”), such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with its existing businesses and its ability to achieve the growth prospects and synergies expected by such acquisitions; its ability to accurately estimate customers’ demand and adjust its manufacturing and supply chain accordingly; its significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; dependence on a small number of markets and the rate of growth in these markets; dependence on and risks associated with distributors of its products; dependence on senior management; quarterly and annual fluctuations in its operating results; global economic conditions and concerns; its competitive performance and ability to continue achieving design wins with its customers, as well as the timing of any design wins; prolonged disruptions of its or its contract manufacturers’ manufacturing facilities or other significant operations; its ability to improve its manufacturing efficiency and quality; its dependence on outsourced service providers for certain key business services and their ability to execute to its requirements; its ability to maintain or improve gross margin; its overall cash tax costs, legislation that may impact its overall cash tax costs and its ability to maintain tax concessions in certain jurisdictions; its ability to protect its intellectual property and the unpredictability of any associated litigation expense; any expense or reputational damage associated with resolving customer product warranty and indemnification claims; cyclicality in the semiconductor industry or in its target markets; its ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which its products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in this consent solicitation statement / prospectus, in particular in the section entitled “Risk Factors” and the documents that we file with the SEC. You may obtain copies of these documents as described under the heading “Where You Can Find More Information.”

Except as required under U.S. federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this consent solicitation statement / prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

STRUCTURE OF THE TRANSACTION

We are seeking your consent to an amendment to the Amended and Restated Limited Partnership Agreement of Broadcom Cayman L.P. (the “Partnership”), dated as of February 1, 2016 (as previously amended, the “Partnership Agreement”), which amendment is attached as Annex A to this consent solicitation statement / prospectus (the “Mandatory Exchange Amendment”). Pursuant to the Mandatory Exchange Amendment, immediately prior to the effectiveness of the scheme of arrangement (the “Scheme of Arrangement”) to be implemented by Broadcom Limited, a public company limited by shares incorporated under the laws of the Republic of Singapore (“Broadcom-Singapore”), and a newly established Delaware corporation (also named Broadcom Limited and referred to herein as “Broadcom-Delaware”) contemplated by the Implementation Agreement dated [●], 2018, exchangeable limited partnership units of the Partnership (“LP Units”) will be mandatorily exchanged, without any action on the part of Broadcom-Singapore, Broadcom-Delaware, the Partnership or any holder of such LP Units (“Limited Partners”), for shares of common stock of Broadcom-Delaware, whereupon each Limited Partner will receive from Broadcom-Delaware one share of common stock of Broadcom-Delaware in exchange for each LP Unit held by such Limited Partner. In this consent solicitation statement / prospectus, we refer to the exchange to be effected pursuant to the Partnership Agreement, as amended pursuant to the Mandatory Exchange Amendment, immediately prior to the effectiveness of the Scheme of Arrangement as the “Transaction”.

The Scheme of Arrangement will be effected pursuant to the Implementation Agreement between Broadcom-Singapore and Broadcom-Delaware, dated as of [●], 2018. The Scheme of Arrangement will cause Broadcom-Delaware to be the publicly traded parent company of the Broadcom group, and the Transaction will result in you holding shares of common stock of the publicly traded Delaware parent corporation of the Broadcom group instead of your LP Units. In addition, all related outstanding special preference shares of Broadcom-Singapore will be automatically redeemed upon the exchange of LP Units in accordance with the Mandatory Exchange Amendment, pursuant to the governing documents of Broadcom-Singapore.

However, the Scheme of Arrangement is not conditioned on the approval of the Mandatory Exchange Amendment and therefore will occur whether or not the Mandatory Exchange Amendment has been executed. If the Scheme of Arrangement occurs without the Mandatory Exchange Amendment having been approved and executed, LP Units of the Partnership will remain outstanding and will thereafter be exchangeable for cash or shares of common stock of Broadcom-Delaware in accordance with the terms of the Partnership Agreement, and the holders of LP Units will continue to have the right to vote alongside the common stockholders of Broadcom-Delaware in accordance with the terms of the Voting Trust Agreement, dated February 1, 2016 (the “Voting Trust Agreement”), by and among Broadcom-Singapore, the Partnership and Computershare Trust Company, N.A. (“Computershare”), as the registered shareholder of all of the outstanding special preference shares and as trustee thereunder.

The sole purpose of this consent solicitation statement / prospectus is to seek your consent to the Mandatory Exchange Amendment. Broadcom-Singapore will be separately soliciting its shareholders for approval of the Scheme of Arrangement. This consent solicitation statement / prospectus is not soliciting approval of the Scheme of Arrangement. You either have separately received, or are receiving concurrently with this consent solicitation statement / prospectus, a separate proxy statement from Broadcom-Singapore providing you with detailed information regarding the Scheme of Arrangement. As a holder of LP Units of the Partnership, you will also be entitled to instruct Computershare how to vote a corresponding number of special preference shares in the capital of Broadcom-Singapore as to the approval of the Scheme of Arrangement, in accordance with the Voting Trust Agreement, dated February 1, 2016, by and among Broadcom-Singapore, the Partnership and Computershare as trustee.

The following diagrams depict Broadcom’s organizational structure before and after the Transaction.

Before

After

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q. Why am I receiving this document?

A.	Holders of LP Units are being asked to consent to the Mandatory Exchange Amendment attached as Annex A to this consent solicitation statement / prospectus. Pursuant to the Mandatory Exchange Amendment to the Partnership Agreement, immediately prior to the effectiveness of the Scheme of Arrangement, holders of LP Units will be mandatorily exchanged, without any action on the part of Broadcom-Singapore, Broadcom-Delaware, the Partnership or any holder of such LP Units, for shares of common stock of Broadcom-Delaware, whereupon each Limited Partner shall receive from Broadcom-Delaware one share of common stock of Broadcom-Delaware in exchange for each LP Unit held by such Limited Partner. Pursuant to the Partnership Agreement, the Mandatory Exchange Amendment will be executed by the General Partner upon the approval of the holders of at least 85% of the outstanding LP Units (excluding any LP Units held by Broadcom-Singapore or any of its subsidiaries).

Q. Will I be asked to approve the Scheme of Arrangement?

A.	Yes. Broadcom-Singapore will be soliciting its shareholders for approval of the Scheme of Arrangement, but this consent solicitation statement / prospectus is not soliciting approval of the Scheme of Arrangement. You either have separately received, or are receiving concurrently with this consent solicitation statement / prospectus, a separate proxy statement from Broadcom-Singapore providing you with detailed information regarding the Scheme of Arrangement. As a holder of LP Units of the Partnership, you will also be entitled to instruct Computershare how to vote a corresponding number of special preference shares in the capital of Broadcom-Singapore as to the approval of the Scheme of Arrangement, in accordance with the Voting Trust Agreement.

This consent solicitation statement / prospectus provides you with detailed information regarding, and solicits your consent in respect of, the Mandatory Exchange Amendment.

Q: Who can provide their consent to the Mandatory Exchange Amendment?

A:	Holders of record of LP Units on [●], 2018 (the “Record Date”), the record date established by the General Partner for this consent solicitation, are being asked to consent to the Mandatory Exchange Amendment. Each Limited Partner is entitled to one vote per LP Unit for purposes of determining whether the requisite approval of the holders of at least 85% of the outstanding LP Units (excluding any LP Units held by Broadcom-Singapore or any of its subsidiaries) has been obtained.

Q. Does Broadcom-Singapore recommend that Limited Partners consent to the Mandatory Exchange Amendment?

A.	Yes. Broadcom-Singapore, in its capacity as the general partner (the “General Partner”) and on behalf of the Partnership, recommends that you provide your consent to the Mandatory Exchange Amendment.

Q. How do I provide my consent?

A.	Limited Partners may provide their consent to the Mandatory Exchange Amendment by completing and returning the accompanying form of Limited Partner Consent (the “Consent Form”).

Q. Is there a deadline to provide my consent?

A.	Yes. Consent Forms must be delivered to Computershare by 5:00 p.m., New York City time, on the Expiration Date (which is [●], 2018, unless that date is extended by the General Partner in its discretion as described in this consent solicitation statement / prospectus).

Q. Can I revoke my consent?

A.	Yes. Any Limited Partner who has delivered a Consent Form to Computershare may revoke the instructions set forth in the Consent Form by delivering to Computershare a written notice of revocation prior to 5:00 p.m., New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (a) contain the name of the person who delivered the Consent Form, (b) be in the form of a subsequent Consent Form marked either as “CONSENTS”, “WITHHOLDS CONSENT” or “ABSTAINS”, as the case may be, or in a writing delivered to Computershare stating that the prior Consent Form is revoked, (c) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (d) be received by Computershare prior to 5:00 p.m. New York City time, on the Expiration Date at one of its addresses or the fax number set forth on the Consent Form.

Q. Who is making and paying for this consent solicitation?

A.	Consents are being solicited by the General Partner on behalf of the Partnership. The directors, officers and employees of the General Partner may also solicit proxies by personal interview, mail, email, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. Subject to applicable law, the General Partner may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses for forwarding consent solicitation materials to the beneficial owners of LP Units and in obtaining consents from such beneficial owners. The extent to which this will be necessary depends upon how promptly consents are returned. We urge you to send in your consent without delay.

Q: How will shares of common stock of Broadcom-Delaware differ from LP Units?

A:	There will be significant differences between what your rights as a common stockholder of Broadcom-Delaware will be under Delaware law and what they currently are as a Limited Partner in the Partnership. In addition, there are significant differences between the organizational documents of the Partnership and Broadcom-Delaware.

We discuss these differences in detail under “Description of Broadcom-Delaware Capital Stock” and “Comparison of Rights of Limited Partners and Delaware Stockholders.” Broadcom-Delaware’s certificate of incorporation and bylaws in the form substantially as they will be in effect upon consummation of the Transaction, are attached as Annex B and Annex C, respectively, to this consent solicitation statement / prospectus.

Q. Will the Transaction dilute my economic interest?

A.	No, your fully-diluted relative economic ownership in Broadcom will not change as a result of the Transaction. Your LP Units were designed to provide you with the economic equivalent of ordinary shares of Broadcom-Singapore, our Singapore parent company. In connection with the Transaction, LP Units will be exchanged on a one-to-one basis for shares of common stock of Broadcom-Delaware.

Q. How will the Transaction affect Broadcom’s financial reporting and the information Broadcom provides to its shareholders?

A.	Upon completion of the Scheme of Arrangement, Broadcom-Delaware will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NASDAQ Global Select Market (“NASDAQ”) as Broadcom-Singapore before the Scheme of Arrangement, and Broadcom-Delaware will report Broadcom’s consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Broadcom-Delaware will file reports on Form 10-K, 10-Q and 8-K with the SEC and comply with the proxy rules applicable to domestic issuers, as Broadcom currently does. Broadcom-Delaware will also comply with any additional reporting requirements of Delaware law.

Once the Transaction is completed, the Partnership will no longer be subject to the reporting requirements of the SEC and as such, the Partnership will no longer file reports on Form 10-K, 10-Q and 8-K and will no longer be subject to the proxy rules.

Q. Will the Transaction be conditioned upon Broadcom’s ability to complete any pending or proposed transactions?

A.	The Transaction will only become effective if the Scheme of Arrangement will also be consummated.

The Scheme of Arrangement will not be completed unless the following conditions are satisfied:

•	the Scheme of Arrangement is approved by the requisite vote of the shareholders of Broadcom-Singapore at the shareholder meeting convened by the Singapore Court for that purpose (the “Special Meeting”);

•	the requisite court order approving the Scheme of Arrangement is obtained from the Singapore Court;

•	no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Scheme of Arrangement; and

•	no order or injunction of a court of competent jurisdiction shall be in effect that prevents the consummation of the Scheme of Arrangement.

However, the completion of the Scheme of Arrangement is not conditioned upon the Transaction and therefore will occur whether or not the Mandatory Exchange Amendment has been executed by the General Partner.

The Transaction is not conditioned upon the completion of any other transaction (including Broadcom’s proposed acquisition of Qualcomm).

Q. Am I entitled to appraisal or dissenters’ rights in the Transaction?

A.	No.

Q. Is the Transaction taxable to me under U.S. federal income tax law?

A.	It is intended that holders of LP Units will not recognize gain or loss for U.S. federal income tax purposes in the Transaction but the closing of the Transaction is not conditioned upon the receipt of any opinion or tax ruling from the United States Internal Revenue Service (“IRS”) to that effect. Please see “Material U.S. Federal Income Tax Considerations of the Transaction to Holders of LP Units” for a description of the material U.S. federal income tax consequences of the Transaction to Limited Partners. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Q. When do you expect the Transaction to be completed?

A.

Assuming the Scheme of Arrangement is approved by the requisite vote of Broadcom-Singapore shareholders and by the Singapore Court and the other conditions to the consummation of the Scheme of Arrangement are satisfied, we currently expect to complete the Transaction in [●] of 2018. However, please note that in accordance with the terms of the Implementation Agreement and subject to the paragraph below, Broadcom-Singapore, without obtaining any further approval of Broadcom-Singapore shareholders, may select the effective time of the Scheme of Arrangement (and therefore the Transaction), provided the effective time occurs on or prior to [●], 2018, notwithstanding Broadcom-Singapore shareholder or Singapore Court approval of the Scheme of Arrangement and/or the satisfaction of all of the other conditions to the Transaction. Please see “The Mandatory Exchange Amendment—Effective Date of the Transaction.”

Subject to the satisfaction of the conditions set forth in the Implementation Agreement, Broadcom-Singapore will be required to lodge the Singapore Court Order by [●], 2018. However, if the conditions set forth in the Implementation Agreement are not satisfied by such date, the Scheme of Arrangement will lapse pursuant to its terms and the Transaction will not be effected.

Q. What will I receive for my LP Units?

A.	You will receive one share of common stock of Broadcom-Delaware for each LP Unit you hold immediately prior to the completion of the Transaction.

Q. If the Transaction is consummated, do I have to take any action to transfer my LP Units and receive Broadcom-Delaware shares of common stock?

A.	No. Upon effectiveness of the Transaction, your LP Units will be exchanged for shares of common stock of Broadcom-Delaware and will be issued to you without any action on your part. All of Broadcom-Delaware’s shares will be issued to you in uncertificated book-entry form. Our transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of Broadcom-Delaware shares of common stock. Please see “The Mandatory Exchange Amendment—No Action Required to Transfer LP Units and Receive Broadcom-Delaware Shares of Common Stock.”

Q. Can I exercise my exchange right with respect to my LP Units in accordance with the terms of the Partnership Agreement for cash or ordinary shares of Broadcom-Singapore between the date of this consent solicitation statement / prospectus and the consummation of the Transaction?

A.	Yes. You will continue to have the ability to exercise your exchange right upon the terms and subject to the conditions specified in the Partnership Agreement with respect to your LP Units until the Transaction is consummated.

Q. Whom should I call if I have questions about the Transaction?

A.	You may contact Computershare, our transfer agent for the Partnership, by telephoning +1 (877) 373-6374 with questions regarding the Transaction.

SUMMARY

This summary highlights selected information from this consent solicitation statement / prospectus. It does not contain all of the information that is important to you. To understand the Transaction more fully, and for a more complete legal description of the Transaction, you should read carefully the entire consent solicitation statement / prospectus, including the Annexes. The Mandatory Exchange Amendment, in the form attached as Annex A to this consent solicitation statement / prospectus, is the legal document that governs the Transaction. The certificate of incorporation and bylaws of Broadcom-Delaware, substantially in the forms attached as Annex B and Annex C, respectively, to this consent solicitation statement / prospectus, will become the governing documents of Broadcom-Delaware upon the completion of the Transaction. We encourage you to read those documents carefully.

Parties to the Transaction

Broadcom-Singapore. Broadcom-Singapore is a public company limited by shares incorporated under the laws of the Republic of Singapore and parent of a corporate group that is a leading designer, developer and global supplier of a broad range of semiconductor devices with a focus on complex digital and mixed signal complementary metal oxide semiconductor based devices and analog III-V based products. Broadcom-Singapore has a history of innovation and offers thousands of products that are used in end products such as enterprise and data center networking, home connectivity, set-top boxes, broadband access, telecommunication equipment, smartphones and base stations, data center servers and storage systems, factory automation, power generation and alternative energy systems, and electronic displays. Broadcom-Singapore has four reportable segments: wired infrastructure, wireless communications, enterprise storage and industrial & other, which align with its principal target markets. Broadcom-Singapore’s ordinary shares are traded on NASDAQ under the symbol “AVGO.”

Broadcom-Delaware. Broadcom-Delaware is a newly formed Delaware corporation and is currently a direct, wholly-owned subsidiary of Broadcom-Singapore. Broadcom-Delaware has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction. Immediately following the Transaction, Broadcom-Delaware will become the ultimate parent company of the Broadcom group.

The Partnership. The Partnership is currently a subsidiary of Broadcom-Singapore, which serves as its General Partner. The Partnership also has Limited Partners who hold outstanding LP Units of the Partnership.

The principal executive offices of Broadcom-Singapore and the Partnership are located at 1 Yishun Avenue 7, Singapore 768923. The telephone number of each party at that address is (65) 6755-7888. The principal office of Broadcom-Delaware is located at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A., and the telephone number at that address is (408) 433-8000.

The Transaction

Broadcom-Singapore is requesting that Limited Partners provide their consent to the Mandatory Exchange Amendment to the Partnership Agreement in connection with the Scheme of Arrangement that will cause the parent company of its corporate group to be a Delaware corporation. The Transaction is intended to simplify the corporate structure and logistics of the Broadcom group in connection with the restructuring contemplated by the Scheme of Arrangement.

On November 1, 2017, the Board held a board meeting to, among other things, discuss a potential transaction pursuant to which a publicly traded, Delaware corporation would become the ultimate parent of the

Broadcom group. The intention to pursue a transaction to create a U.S. parent company was publicly announced on November 2, 2017. On January 29, 2018, the Board approved the Transaction and the entry by Broadcom-Singapore into the Implementation Agreement. On [●], 2018, Broadcom-Singapore petitioned the Singapore Court to order, amongst other things, the convening of the Special Meeting to approve the Scheme of Arrangement. Broadcom-Singapore will hold the Special Meeting to approve the Scheme of Arrangement on [●], 2018. If Broadcom-Singapore obtains the necessary shareholder approvals, the Singapore Court will hold a second hearing to approve the Scheme of Arrangement. Assuming Broadcom-Singapore receives the necessary approvals of the Scheme of Arrangement from Broadcom-Singapore’s shareholders and the Singapore Court and the other conditions to consummate the Scheme of Arrangement are satisfied, Broadcom-Singapore will lodge the Singapore Court’s order approving the Scheme of Arrangement with the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”), at which time the Scheme of Arrangement will become effective and binding in accordance with its terms and conditions.

In connection with the Scheme of Arrangement and the Transaction, the following steps will occur:

•	assuming approval of the Mandatory Exchange Amendment by the limited partners of the Partnership, all outstanding LP Units (other than any LP Units held by Broadcom-Singapore and its subsidiaries) will be subject to a mandatory exchange with Broadcom-Delaware, pursuant to which Broadcom-Delaware will issue one share of its common stock for each such LP Unit that is exchanged;

•	all outstanding special preference shares of Broadcom-Singapore held in connection with LP Units will be redeemed; and

•	all outstanding Broadcom-Singapore ordinary shares shall be contributed to Broadcom-Delaware pursuant to the Scheme of Arrangement and Broadcom-Delaware will issue one share of its common stock for each Broadcom-Singapore ordinary share that is contributed.

As a result of the Transaction, Limited Partners of the Partnership will become stockholders of Broadcom-Delaware and such stockholders’ rights will be governed by Delaware law and Broadcom-Delaware’s certificate of incorporation and bylaws, in substantially the forms attached hereto as Annex B and Annex C, respectively.

Background and Reasons for the Transaction

Broadcom-Singapore and its predecessor, Avago Technologies Limited, have been incorporated in Singapore since 2015 and 2005, respectively. After considering various factors and reviewing a number of different jurisdictions, the Board determined that it was advisable to proceed with the Scheme of Arrangement. In addition, the Board also determined that the Transaction would provide benefits to both Broadcom-Singapore and Broadcom-Delaware, as well as the Limited Partners of the Partnership, and is therefore advisable and in the best interests of the holders of LP Units.

The following are the primary benefits to Broadcom that were considered in connection with Broadcom-Singapore’s recommendation of the Transaction:

•	the Transaction allows more flexibility around strategic transactions;

•	the Transaction simplifies Broadcom’s corporate structure and eliminates the need for all Broadcom operations to flow through the Partnership;

•	the Transaction allows Limited Partners to become direct stockholders of Broadcom’s parent company; and

•	the Transaction streamlines Broadcom’s administrative obligations by eliminating the need for future exchanges of LP units, SEC reporting, tax reporting and accounting for the Partnership.

The following are the primary benefits to Limited Partners that were considered in connection with Broadcom-Singapore’s recommendation of the Transaction:

•	the Transaction presents a unique opportunity to allow Limited Partners to become direct stockholders of Broadcom’s parent company in a transaction that is intended to qualify as tax-free for U.S. federal income tax purposes, which may not be an option in the future;

•	Limited Partners will become direct stockholders of Broadcom’s parent company and no longer hold a complicated illiquid derivative security;

•	by becoming direct stockholders of Broadcom’s parent company, Limited Partners can obtain liquidity by selling their equity directly into the public market without reliance on exchange procedures under the Partnership Agreement, providing more certainty of timing and value to Limited Partners;

•	the Transaction more directly aligns the interests of Limited Partners with those of the outstanding Broadcom stockholders; and

•	the Transaction simplifies tax reporting requirements for Limited Partners.

We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition, despite the potential benefits described above, the Transaction will expose you and us to potential risks, including with respect to future income tax policy in the United States. Please see the discussion under “Risk Factors.”

The Board has considered both the potential advantages of the Transaction and these potential risks and has unanimously approved the Transaction and recommends that the holders of LP Units consent to the Mandatory Exchange Amendment.

Tax Considerations to Holders of LP Units

It is intended that holders of LP Units will not recognize any gain or loss for U.S. federal income tax purposes on the Transaction, but the closing of the Transaction is not conditioned upon the receipt of any tax ruling from the IRS to that effect. Please refer to “Material U.S. Federal Income Tax Considerations of the Transaction to Holders of LP Units” for a description of the material U.S. federal income tax consequences of the Transaction to Limited Partners. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Comparison of Rights

There will be significant differences between what your rights as a common stockholder of Broadcom-Delaware will be under Delaware law and what they currently are as a Limited Partner in the Partnership. In addition, there are significant differences between the organizational documents of the Partnership and Broadcom-Delaware.

We discuss these differences under “Description of Broadcom-Delaware Capital Stock” and “Comparison of Rights of Limited Partners and Delaware Stockholders.” Broadcom-Delaware’s certificate of incorporation and bylaws, in the form substantially as they will be in effect upon completion of the Transaction, are attached as Annex B and Annex C, respectively, to this consent solicitation statement / prospectus.

Stock Exchange Listing

We will submit a notification form with NASDAQ and expect that, upon the consummation of the Transaction, Broadcom-Delaware shares of common stock will be listed on NASDAQ under the symbol “AVGO,” the same symbol under which Broadcom-Singapore ordinary shares are currently listed.

Effective Date of the Transaction

The Transaction will only become effective if the Scheme of Arrangement will also be consummated. The Scheme of Arrangement (and therefore the Transaction) will not be completed unless the following conditions are satisfied:

•	the Scheme of Arrangement is approved by the requisite vote of the shareholders of Broadcom-Singapore at the Special Meeting;

•	the requisite court order approving the Scheme of Arrangement is obtained from the Singapore Court;

•	no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Scheme of Arrangement; and

•	no order or injunction of a court of competent jurisdiction shall be in effect that prevents the consummation of the Scheme of Arrangement.

Assuming that Broadcom-Singapore receives the necessary approvals from Broadcom-Singapore’s shareholders and the Singapore Court and the conditions to consummate the Transaction are satisfied, Broadcom-Singapore will lodge the Singapore Court Order approving the Scheme of Arrangement with ACRA, at which time the Scheme of Arrangement will become effective and binding in accordance with its terms and conditions.

In accordance with the terms of the Implementation Agreement and the Scheme of Arrangement, Broadcom-Singapore, without obtaining any further approval of Broadcom-Singapore shareholders, may select the effective time of the Scheme of Arrangement, provided the effective time occurs on or prior to [●], 2018, notwithstanding Broadcom-Singapore shareholder or Singapore Court approval of the Scheme of Arrangement and/or the satisfaction of all of the other conditions to the Transaction.

Subject to the satisfaction of the conditions set forth in the Implementation Agreement, Broadcom-Singapore will be required to lodge the Singapore Court Order with ACRA by [●], 2018. However, if the conditions set forth in the Implementation Agreement are not satisfied by such date, the Scheme of Arrangement will lapse pursuant to its terms and the Transaction will not be effected.

Structure of the Transaction

The Scheme of Arrangement will cause the publicly traded parent company of the Broadcom group to become a corporation incorporated in Delaware, and the Transaction will result in you holding shares of common stock of the publicly traded Delaware parent company of the Broadcom group instead of your LP Units. In addition, all related outstanding special preference shares of Broadcom-Singapore will be automatically redeemed upon the exchange of LP Units in accordance with the Mandatory Exchange Amendment pursuant to the governing documents of Broadcom-Singapore.

No Appraisal Rights

No appraisal or dissenting rights are available to holders of LP Units in connection with the Transaction.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Scheme of Arrangement represents a transaction between entities under common control. Assets and liabilities are transferred at carrying value between entities under common control. Accordingly, the assets and liabilities of Broadcom-Delaware will be reflected at the same carrying amounts as in the accounts of the Partnership at the effective time of the Scheme of Arrangement. The Mandatory Exchange Amendment will require certain accounting adjustments (as presented in table on page [●] of this consent solicitation statement / prospectus).

Solicitation of Consents

Expiration Date. THIS SOLICITATION OF CONSENTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE UNLESS SUCH DATE IS EXTENDED BY THE GENERAL PARTNER IN ITS DISCRETION AS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT / PROSPECTUS.

Extension of Solicitation Period. The General Partner expressly reserves the right, in its discretion, at any time and from time to time, to extend the period during which consents are solicited hereunder but for no more than sixty (60) days from the date of this consent solicitation statement / prospectus. Notice of any such extension will promptly be disseminated to the Limited Partners in a manner reasonably designed to inform the Limited Partners of the extension.

Solicitation. Pursuant to the Partnership Agreement, the Mandatory Exchange Amendment will be executed by the General Partner upon the approval of the holders of at least 85% of the outstanding LP Units (excluding any LP Units held by Broadcom-Singapore or any of its subsidiaries).

Support Agreements. On February 6, 2018, each of Dr. Henry Nicholas and Dr. Henry Samueli, the founders of Broadcom Corporation, acting on behalf of certain investment funds affiliated with each of them, which hold 51.8% and 43.0% of the outstanding LP Units of the Partnership, respectively, entered into support agreements with Broadcom-Delaware in which they have agreed to provide their consent with respect to the Mandatory Exchange Amendment, subject to the terms and conditions set forth therein. The support agreements provide for a sufficient number of consents to be executed and delivered to constitute approval of the Mandatory Exchange Amendment. The forms of support agreement executed by each of Dr. Henry Nicholas and Dr. Henry Samueli (on behalf of certain of their respective affiliated entities) are attached as Annex D-1 and Annex D-2, respectively, to this consent solicitation statement / prospectus.

Selected Historical Financial Data

The following tables set forth the selected historical consolidated financial data for Broadcom-Singapore and Broadcom Cayman L.P. for each of the last five full fiscal years, which have been derived from Broadcom-Singapore’s audited consolidated financial statements.

The selected historical financial data below should be read in conjunction with the consolidated financial statements and their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Broadcom-Singapore’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017, which is incorporated by reference herein. Historical financial information may not be indicative of Broadcom-Delaware’s future performance.

We have included no data for Broadcom-Delaware because this entity was incorporated on January 17, 2018 and was not in existence during any of the periods shown below.

	Fiscal Year Ended
	October 29, 2017	October 30, 2016	November 1, 2015	November 2, 2014	November 3, 2013
	(In millions, except per share amounts)
Statement of Operations Data: (1)
Net revenue	$17,636	$13,240	$6,824	$4,269	$2,520
Cost of products sold:
Cost of products sold (2)	6,593	5,295	2,750	1,911	1,251
Purchase accounting effect on inventory	4	1,185	30	210	9
Amortization of acquisition-related intangible assets	2,511	763	484	249	61
Restructuring charges (3)	19	57	7	22	1

Total cost of products sold	9,127	7,300	3,271	2,392	1,322

Gross margin	8,509	5,940	3,553	1,877	1,198
Research and development	3,292	2,674	1,049	695	398
Selling, general and administrative (2)	787	806	486	407	222
Amortization of acquisition-related intangible assets	1,764	1,873	249	197	24
Restructuring, impairment and disposal charges (3)	161	996	137	140	2
Litigation settlements (4)	122	—	—	—	—

Total operating expenses	6,126	6,349	1,921	1,439	646

Operating income (loss) (5)	2,383	(409)	1,632	438	552
Interest expense (6)	(454)	(585)	(191)	(110)	(2)
Loss on extinguishment of debt (7)	(166)	(123)	(10)	—	—
Other income, net	62	10	36	14	18

Income (loss) from continuing operations before income taxes	1,825	(1,107)	1,467	342	568
Provision for income taxes (8)	35	642	76	33	16

Income (loss) from continuing operations	1,790	(1,749)	1,391	309	552
Loss from discontinued operations, net of income taxes (9)	(6)	(112)	(27)	(46)	—

Net income (loss)	1,784	(1,861)	1,364	263	552
Net income (loss) attributable to noncontrolling interest (10)	92	(122)	—	—	—

Net income (loss) attributable to ordinary shares	$1,692	$(1,739)	$1,364	$263	$552

Income (loss) per ordinary share (diluted):
Income (loss) per share from continuing operations	$4.03	$(4.57)	$4.95	$1.16	$2.19
Loss per share from discontinued operations	(0.01)	(0.29)	(0.10)	(0.17)	—

Net income (loss) per share	$4.02	$(4.86)	$4.85	$0.99	$2.19

Cash dividend declared and paid per ordinary share	$4.08	$1.94	$1.55	$1.13	$0.80

	October 29, 2017	October 30, 2016	November 1, 2015	November 2, 2014	November 3, 2013
	(In millions)
Balance Sheet Data: (1)
Cash and cash equivalents (11)	$11,204	$3,097	$1,822	$1,604	$985
Total assets	$54,418	$49,966	$10,515	$10,376	$3,415
Debt and capital lease obligations	$17,569	$13,642	$3,872	$5,395	$2
Total shareholders’ equity	$23,186	$21,876	$4,714	$3,243	$2,886
Other Financial Data:
Earnings to fixed charges ratio (12)	4.20	—	7.60	3.70	94.40

Shareholders’ equity, partners’ capital and the Limited Partners’ noncontrolling interest in Broadcom-Singapore are the primary areas of difference between the consolidated financial statements of Broadcom-Singapore and those of the Partnership. The following table sets forth certain Partnership data, as well as these primary differences.

	Fiscal Year Ended
	October 29, 2017	October 30, 2016	November 1, 2015	November 2, 2014	November 3, 2013
	(In millions, except per share amounts)
Partnership Data:
General Partner’s interest in net income (loss)	$1,692	$(2,116)	$—	$—	$—
Limited Partners’ interest in net income (loss)	$92	$(122)	$—	$—	$—
Net income attributable to ordinary shareholders	$—	$377	$1,364	$263	$552
Cash distribution paid per restricted exchangeable partnership unit	$4.08	$1.50	$—	$—	$—
Cash distribution paid to General Partner	$1,756	$594	$—	$—	$—
Cash dividends paid per ordinary share	$—	$0.44	$1.55	$1.13	$0.80

Total partners’ capital/shareholders’ equity	$23,083	$21,876	$4,714	$3,243	$2,886

(1)	On February 1, 2016, Broadcom acquired Broadcom Corporation for total consideration of approximately $35.7 billion. On May 5, 2015, Broadcom acquired Emulex Corporation (“Emulex”) for total consideration of approximately $587 million. On August 12, 2014, Broadcom acquired PLX Technology, Inc. for total consideration of approximately $308 million. On May 6, 2014, Broadcom acquired LSI Corporation (“LSI”) for total consideration of approximately $6.5 billion. On June 28, 2013, Broadcom acquired CyOptics, Inc. for total consideration of approximately $380 million. The results of operations of the acquired companies and estimated fair value of assets acquired and liabilities assumed were included in the financial statements from the respective acquisition dates.
(2)	Broadcom incurred acquisition-related costs of $98 million, $139 million, $74 million and $74 million in fiscal years 2017, 2016, 2015 and 2014, respectively, of which $97 million, $138 million, $71 million and $67 million were presented as part of operating expenses, and the remainder was presented as part of cost of products sold.
(3)	Fiscal years 2017, 2016, 2015 and 2014 restructuring charges primarily reflect actions taken to implement planned cost reduction and restructuring activities in connection with the acquisitions. Broadcom also incurred $56 million, $590 million and $61 million in-process research and development and other asset impairment charges in fiscal years 2017, 2016 and 2015, respectively.
(4)	Primarily represents litigation charges associated with certain legal settlement agreements.

(5)	Includes share-based compensation expense of $920 million, $664 million, $232 million, $153 million and $77 million for fiscal years 2017, 2016, 2015, 2014 and 2013, respectively. Share-based compensation expense includes the impact of equity awards assumed as part of the acquisitions, as well as the impact of special long-term compensation and retention equity awards.
(6)	Interest expense in fiscal years 2017 and 2016 includes coupon and contractual interest, accretion of the original issue discount, amortization of debt issuance costs related to the outstanding debt and debt modification fees related to financing the Broadcom Merger. Interest expense in fiscal years 2015 and 2014 includes interest on the 2.0% Convertible Senior Notes due 2021.
(7)	Loss on extinguishment of debt was primarily due to the debt issuance cost write-off that resulted from repayments of certain debt.
(8)	Our provision for income taxes for fiscal year 2017 primarily relates to income from continuing operations, partially offset by $273 million of excess tax benefits from share-based awards recognized upon adoption of an accounting standards update. Broadcom-Singapore’s provision for income taxes for fiscal year 2016 included $93 million of expenses related to the undistributed earnings of foreign operations that were previously considered indefinitely reinvested, partially offset by income tax benefits from losses on continuing operations and the recognition of previously unrecognized tax benefits as a result of audit settlements. For fiscal years 2015, 2014, 2013 the provision for income taxes fluctuates mainly based on changes in jurisdictional mix of income.
(9)	During fiscal years 2016, 2015 and 2014, Broadcom sold certain businesses related to the acquisitions of Broadcom Corporation, Emulex and LSI for a gain of $36 million, a loss of $14 million and a gain of $18 million, respectively.
(10)	As a result of Broadcom’s controlling interest in the Partnership, Broadcom consolidates the financial results of the Partnership and present a noncontrolling interest for the portion of the Partnership Broadcom-Singapore does not own in our consolidated financial statements. This represents the portion of net income (loss) attributable to the economic interest in the Partnership owned by the Limited Partners.
(11)	The Partnership’s cash and cash equivalents at October 29, 2017 and October 30, 2016 were $11.0 billion and $3.0 billion, respectively. The balance differences result from the timing of capital contributions from Broadcom-Singapore to the Partnership and distributions from the Partnership to Broadcom-Singapore.
(12)	Fixed charges consist of interest expense on all indebtedness plus amortization of debt issuance costs and accretion of debt discount, capitalized interest and an estimate of interest expense within rental expense. Earnings consist of income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less capitalized interest. Earnings for the fiscal year 2016 were inadequate to cover fixed charges as the coverage deficiency was $1,123 million.

Market Price and Dividend Policy

Broadcom-Singapore ordinary shares are traded on NASDAQ under the symbol “AVGO.” As of [•], 2018, the Record Date, the approximate number of record holders of Broadcom-Singapore’s ordinary shares was [•]. The high and low sales price per ordinary share and the dividend paid per ordinary share for the following periods were as follows:

	Price Range
Fiscal Quarter	High	Low
Quarter ended February 1, 2016	$149.72	$115.21
Quarter ended May 1, 2016	$159.65	$114.25
Quarter ended July 31, 2016	$167.60	$139.18
Quarter ended October 30, 2016	$179.42	$158.75
Quarter ended January 29, 2017	$205.79	$160.62
Quarter ended April 30, 2017	$227.75	$198.86
Quarter ended July 30, 2017	$258.49	$219.91
Quarter ended October 29, 2017	$259.36	$231.53

On November 1, 2017, the last trading day before the public announcement of the Scheme of Arrangement, the closing price of the Broadcom-Singapore ordinary shares on NASDAQ was $259.29 per share. On February 5, 2018, the most recent practicable date before the date of this consent solicitation statement / prospectus, the closing price of the Broadcom-Singapore ordinary shares on NASDAQ was $228.10 per share.

There is currently no established public trading market for LP Units. As of [●], 2018, the Record Date, the approximate number of record holders of LP Units was [●] and there were [●] outstanding LP Units (other than any LP Units held by Broadcom-Singapore and its subsidiaries).

The following dividends were paid to holders of Broadcom-Singapore ordinary shares and LP Units during fiscal years 2016 and 2017:

Record Date	Paid Date	Dividend per Share /LP Unit
March 18, 2016	March 31, 2016	$0.49
June 17, 2016	June 30, 2016	$0.50
September 19, 2016	September 30, 2016	$0.51
December 16, 2016	December 30 2016	$1.02
March 20, 2017	March 31, 2017	$1.02
June 19, 2017	June 30, 2017	$1.02
September 19, 2017	September 29, 2017	$1.02
December 19, 2017	December 29, 2017	$1.75

Broadcom-Singapore and the Partnership paid dividends and distributions totaling approximately $750 million during fiscal year 2016. In fiscal year 2017, Broadcom-Singapore and the Partnership paid dividends and distributions totaling approximately $1,745 million and $1,848 million, respectively. During fiscal year 2017, the Partnership distributions included a $103 million distribution to Broadcom-Singapore, as General Partner, for reimbursement of expenses the General Partner incurred on behalf of the Partnership and its subsidiaries.

The Board reviews Broadcom-Singapore’s dividend policy annually, targeting a projected quarterly per share dividend amount for the full fiscal year.

Future dividends, if any, on the Broadcom-Singapore ordinary shares, LP Units and/or Broadcom-Delaware shares of common stock will be at the discretion and approval of the Board and subject to its continuing determination that they are in Broadcom-Singapore’s and Broadcom-Delaware’s best interests. Future dividend payments will also depend upon factors such as earnings levels, capital requirements, contractual restrictions, cash position, overall financial condition and any other factors deemed relevant by the Board. There can be no assurance that a dividend will be proposed or declared in the future, or as to the amount of any such dividends or other distributions of capital.

Also, because Broadcom-Singapore is and Broadcom-Delaware will be a holding company, their ability to pay cash dividends on Broadcom shares may be limited by restrictions on their ability to obtain sufficient funds through dividends from subsidiaries, including restrictions under the terms of agreements governing their indebtedness.

Unaudited Summary Pro Forma Financial Information

Full pro forma consolidated financial statements for Broadcom-Delaware to reflect the Transaction are not presented in this consent solicitation statement / prospectus because limited adjustments (as presented in table on page [●] of this consent solicitation statement / prospectus) are required to reflect the impact of the Transaction to the audited consolidated financial statements of Broadcom-Singapore as of and for the fiscal year ended October 29, 2017. These pro forma adjustments reflect the mandatory exchange of LP Units of the Partnership for shares of common stock of Broadcom-Delaware, which is expected to be completed as part of the Transaction as described in this consent solicitation statement / prospectus. The Scheme of Arrangement has no impact other than as presented and discussed below as it is a one-for-one exchange of Broadcom-Singapore ordinary shares for shares of Broadcom-Delaware common stock.

RISK FACTORS

Before you decide whether to consent to the Mandatory Exchange Amendment, you should consider carefully the following risk factors in addition to the other information contained in this consent solicitation statement / prospectus and the documents incorporated by reference, including, without limitation, Broadcom-Singapore’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017 (including the risk factors contained therein) and its subsequent filings with the SEC.

Your rights as a Broadcom security holder will change as a result of the Transaction.

There will be significant differences between what your rights as a common stockholder of Broadcom-Delaware will be under Delaware law and what they currently are as a Limited Partner in the Partnership. In addition, there are significant differences between the organizational documents of the Partnership and Broadcom-Delaware.

For a description of these differences, please see the comparison chart of your rights as a Limited Partner of the Partnership against your rights as a common stockholder of Broadcom-Delaware, located in “Comparison of Rights of Limited Partners and Delaware Stockholders.”

The Transaction will only occur if the Scheme of Arrangement will also be consummated.

The Transaction will only become effective if the Scheme of Arrangement will also be consummated. The Scheme of Arrangement (and therefore the Transaction) will not be completed unless the following conditions are satisfied:

•	the Scheme of Arrangement is approved by the requisite vote of the shareholders of Broadcom-Singapore at the Special Meeting;

•	the requisite court order approving the Scheme of Arrangement is obtained from the Singapore Court;

•	no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Scheme of Arrangement; and

•	no order or injunction of a court of competent jurisdiction shall be in effect that prevents the consummation of the Scheme of Arrangement.

However, the completion of the Scheme of Arrangement is not conditioned upon the Transaction and therefore will occur whether or not the Mandatory Exchange Amendment has been executed by the General Partner.

The effective time of the Transaction is subject to change.

Under the terms of the Implementation Agreement and the Scheme of Arrangement, once Broadcom-Singapore shareholders and the Singapore Court have approved the Scheme of Arrangement, Broadcom-Singapore, without obtaining any further approval of its shareholders, may select the effective time of the Scheme of Arrangement (and therefore the Transaction), provided the effective time occurs on or before [●], 2018. Broadcom-Singapore intends to implement the Scheme of Arrangement at a time that is beneficial to Broadcom and its shareholders, considering its financial and strategic objectives. Factors that will be considered in determining the effective date of the Scheme of Arrangement will include tax considerations under, among other things, the tax reform legislation enacted on December 22, 2017 (the “2017 Tax Reform Act”), and the status of any other significant pending corporate events, such as the potential acquisition of Qualcomm. As a result, the effective time of the Transaction may be a significant time after the Special Meeting and is subject to change.

THE MANDATORY EXCHANGE AMENDMENT

Overview

Broadcom-Singapore is requesting that Limited Partners provide their consent to the Mandatory Exchange Amendment to the Partnership Agreement in connection with the Scheme of Arrangement that will cause the parent company of the corporate group to be a Delaware corporation. The Transaction is intended to further simplify the corporate structure of the Broadcom group in connection with the restructuring contemplated by the Scheme of Arrangement.

On November 1, 2017, the Board held a board meeting to, among other things, discuss a potential transaction pursuant to which a publicly traded, Delaware corporation would become the ultimate parent of the Broadcom group. The intention to pursue a transaction to create a U.S. parent company was publicly announced on November 2, 2017. On January 29, 2018, the Board approved the Scheme of Arrangement and the entry by Broadcom-Singapore into the Implementation Agreement. On [●], 2018, Broadcom-Singapore petitioned the Singapore Court to order, among other things, the convening of the Special Meeting to approve the Scheme of Arrangement. Broadcom-Singapore will hold the Special Meeting to approve the Scheme of Arrangement on [●], 2018. If Broadcom-Singapore obtains the necessary shareholder approvals, the Singapore Court will hold a second hearing to approve the Scheme of Arrangement. Assuming Broadcom-Singapore receives the necessary approvals of the Scheme of Arrangement from Broadcom-Singapore’s shareholders and the Singapore Court and the conditions to consummate the Scheme of Arrangement are satisfied, Broadcom-Singapore will lodge the Singapore Court Order approving the Scheme of Arrangement with ACRA on or prior to [●], 2018, at which time the Scheme of Arrangement will become effective and binding in accordance with its terms and conditions.

In connection with the Scheme of Arrangement and the Transaction, the following steps will occur:

•	assuming approval of the Mandatory Exchange Amendment by the limited partners of the Partnership, all outstanding LP Units (other than any LP Units held by Broadcom-Singapore and its subsidiaries) will be subject to a mandatory exchange with Broadcom-Delaware, pursuant to which Broadcom-Delaware will issue one share of its common stock for each such LP Unit that is exchanged.

•	all outstanding special preference shares of Broadcom-Singapore held in connection with LP Units will be redeemed; and

•	all outstanding Broadcom-Singapore ordinary shares shall be contributed to Broadcom-Delaware pursuant to the Scheme of Arrangement and Broadcom-Delaware will issue one share of its common stock for each Broadcom-Singapore ordinary share that is contributed.

As a result of the Transaction, Limited Partners of the Partnership will become stockholders of Broadcom-Delaware and such stockholders’ rights will be governed by Delaware law and Broadcom-Delaware’s certificate of incorporation and bylaws, in substantially the forms attached hereto as Annex B and Annex C, respectively.

As of the Record Date, [●] LP Units were outstanding and the Partnership had [●] Limited Partners.

Background and Reasons for the Transaction

Broadcom-Singapore and its predecessor, Avago Technologies Limited, have been incorporated in Singapore since 2015 and 2005, respectively. After considering various factors and reviewing a number of different jurisdictions, the Board determined that it was advisable to proceed with the Scheme of Arrangement. In addition, the Board also determined that the Transaction would provide benefits to both Broadcom, as well as the Limited Partners of the Partnership, and is therefore advisable and in the best interests of the holders of LP Units.

The following are the primary benefits to Broadcom that were considered in connection with the recommendation of the Transaction:

•	the Transaction allows more flexibility around strategic transactions;

•	the Transaction simplifies Broadcom’s corporate structure and eliminates the need for all Broadcom operations to flow through the Partnership;

•	the Transaction allows Limited Partners to become direct stockholders of Broadcom’s parent company; and

•	the Transaction streamlines Broadcom’s administrative obligations by eliminating the need for future exchanges of LP units, SEC reporting, tax reporting and accounting for the Partnership.

The following are the primary benefits to Limited Partners that were considered in connection with the recommendation of the Transaction:

•	the Transaction presents a unique opportunity to allow Limited Partners to become direct stockholders of Broadcom’s parent company in a transaction that is intended to qualify as tax-free for U.S. federal income tax purposes, which may not be an option in the future;

•	Limited Partners will become direct stockholders of Broadcom’s parent company and no longer hold a complicated illiquid derivative security;

•	by becoming direct stockholders of Broadcom’s parent company, Limited Partners can obtain liquidity by selling their equity directly into the public market without reliance on exchange procedures under the Partnership Agreement, providing more certainty of value to Limited Partners;

•	the Transaction more directly aligns the interests of Limited Partners with those of the outstanding Broadcom stockholders; and

•	the Transaction simplifies tax reporting requirements for Limited Partners.

We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition, despite the potential benefits described above, the Transaction will expose you and us to potential risks, including relating to future income tax policy in the United States.

The Board has considered both the potential advantages of the Transaction and these potential risks and has unanimously approved the Scheme of Arrangement and recommends that the holders of LP Units consent to the Mandatory Exchange Amendment.

Effective Date of the Transaction

The Transaction will only become effective if and when the Mandatory Exchange Amendment is approved by the Limited Partners of the Partnership as described herein and the Scheme of Arrangement will also be consummated. The Scheme of Arrangement (and therefore the Transaction) will not be completed unless the following conditions are satisfied:

•	the Scheme of Arrangement is approved by the requisite vote of the shareholders of Broadcom-Singapore at the Special Meeting;

•	the requisite court order approving the Scheme of Arrangement is obtained from the Singapore Court;

•	no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Scheme of Arrangement; and

•	no order or injunction of a court of competent jurisdiction shall be in effect that prevents the consummation of the Scheme of Arrangement.

However, the Scheme of Arrangement is not conditioned upon the Transaction and therefore will occur whether or not the Mandatory Exchange Amendment has been executed by the General Partner.

Assuming that Broadcom-Singapore receives the necessary approvals from Broadcom-Singapore’s shareholders and the Singapore Court and the conditions to consummate the Transaction are satisfied, Broadcom-

Singapore will lodge the Singapore Court Order approving the Scheme of Arrangement with ACRA, at which time the Scheme of Arrangement will become effective and binding in accordance with its terms and conditions.

In accordance with the terms of the Implementation Agreement and the Scheme of Arrangement, Broadcom-Singapore, without obtaining any further approval of Broadcom-Singapore shareholders, may select the effective time of the Scheme of Arrangement, provided the effective time occurs on or prior to [●], 2018, notwithstanding Broadcom-Singapore shareholder or Singapore Court approval of the Scheme of Arrangement and/or the satisfaction of all of the other conditions to the Transaction.

Subject to the satisfaction of the conditions set forth in the Implementation Agreement, Broadcom-Singapore will be required to lodge the Singapore Court Order with ACRA by [●], 2018. However, if the conditions set forth in the Implementation Agreement are not satisfied by such date, the Scheme of Arrangement will lapse pursuant to its terms and the Transaction will not be effected.

Management of Broadcom-Delaware

When the Scheme of Arrangement is completed, the executives and directors of Broadcom-Singapore immediately prior to the completion of the Transaction will be the executives and directors of Broadcom-Delaware. Broadcom-Delaware’s certificate of incorporation and bylaws, as they will be in effect after the Transaction, provide for a single class of directors, just as Broadcom-Singapore currently has, and Broadcom-Delaware’s directors will be subject to re-election at the next annual meeting of stockholders of Broadcom-Delaware following the completion of the Scheme of Arrangement.

Interests of Certain Persons in the Transaction

No person who has been a director or executive officer of the General Partner at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Transaction, except for any interest arising from his or her ownership of securities of Broadcom-Singapore or the Partnership.

Regulatory Matters

Other than court approval of the Scheme of Arrangement, we are not aware of any other governmental approvals or actions that are required to complete the Transaction other than compliance with U.S. federal and state securities laws and Singapore and Delaware corporate law. We do not believe that any significant regulatory approvals will be required to effect the Transaction.

No Appraisal Rights

No appraisal or dissenting rights are available to Limited Partners in connection with the Mandatory Exchange Amendment and the Transaction.

No Action Required to Transfer LP Units and Receive Broadcom-Delaware Shares of Common Stock

Assuming the Transaction becomes effective, your LP Units will be exchanged for shares of common stock of Broadcom-Delaware, which will be issued to you without any action on your part. All of Broadcom-Delaware’s shares will be issued in uncertificated book-entry form. Our transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of Broadcom-Delaware shares of common stock.

Stock Exchange Listing

Broadcom-Singapore’s ordinary shares are currently listed on NASDAQ. There is currently no established public trading market for LP Units. Broadcom-Singapore will submit a notification form with NASDAQ and expect that, immediately following the consummation of the Transaction, the Broadcom-Delaware shares of common stock will be listed on NASDAQ under the symbol “AVGO,” the same symbol under which Broadcom-Singapore ordinary shares are currently listed.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Scheme of Arrangement represents a transaction between entities under common control. Assets and liabilities are transferred at carrying value between entities under common control. Accordingly, the assets and liabilities of Broadcom-Delaware will be reflected at the same carrying amounts as in the accounts of the Partnership at the effective time of the Scheme of Arrangement. The Mandatory Exchange Amendment will require certain accounting adjustments (as presented in table on page [●] of this consent solicitation statement / prospectus) .

Structure of the Transaction

The Scheme of Arrangement will cause the publicly traded parent company of the Broadcom group to be a corporation that is incorporated in Delaware, and the Transaction will result in you holding shares of common stock of the publicly traded Delaware parent company of the Broadcom group instead of your LP Units. In addition, all related outstanding special preference shares of Broadcom-Singapore will be automatically redeemed upon the exchange of LP Units in accordance with the Mandatory Exchange Amendment pursuant to the governing documents of Broadcom-Singapore.

Effect of the Scheme of Arrangement and the Transaction on Reporting Obligations of the Broadcom Corporate Group

Upon completion of the Scheme of Arrangement, Broadcom-Delaware will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ as Broadcom-Singapore before the Scheme of Arrangement, and Broadcom-Delaware will report Broadcom-Singapore’s consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. Broadcom-Delaware will file reports on Form 10-K, 10-Q and 8-K with the SEC and comply with the proxy rules, as Broadcom-Singapore currently does. Broadcom-Singapore will also comply with any additional reporting requirements of Delaware law.

Assuming completion of the mandatory exchange of LP Units of the Partnership, the Partnership will no longer be subject to the reporting requirements of the SEC and as such, the Partnership will no longer file reports on Form 10-K, 10-Q and 8-K and will no longer be subject to the proxy rules.

Potential Tax Consequences of the Scheme of Arrangement to the Broadcom Group

The United States corporate income tax regime (including applicable statutory tax rates) changed significantly due to the enactment of the 2017 Tax Reform Act. There is significant uncertainty as to how the 2017 Tax Reform Act will be implemented from an accounting standpoint. However, following the Scheme of Arrangement, we expect the cash tax costs and overall effective tax rate of the Broadcom group (which we define as cash tax costs as a percentage of non-GAAP income before tax) to increase due to Broadcom-Delaware becoming the parent company of the Broadcom group. We presently expect that our overall effective cash tax rate following the Scheme of Arrangement will be in the range of 9-11%. Due to the uncertainty described above, we do not believe it is practicable to reconcile the foregoing amount to an effective tax rate under GAAP.

We also expect to incur additional cash tax costs as a result of the 2017 Tax Reform Act that would apply irrespective of the Scheme of Arrangement. Based on our initial analysis, we believe the 2017 Tax Reform Act will result in a mandatory deemed repatriation tax of between $1.6 billion and $2.6 billion on certain of our non-US earnings, without taking into account available deductions and credits. The amount and timing of installment payments of this deemed repatriation tax depend, in part, on when the Scheme of Arrangement becomes effective. However, this tax liability will be payable over eight years, with the amount of payments more heavily weighted to the latter years of this period. We presently expect these installment payments to start in our fiscal year 2019.

Our preliminary estimates of the overall cash tax impact of the Scheme of Arrangement, as well as the amount and timing of installment payments of the mandatory deemed repatriation tax under the 2017 Tax Reform Act, are expected to change as we continue to refine our analysis and as additional guidance becomes available, particularly with respect to the 2017 Tax Reform Act. There is no assurance that the final determination of our income tax liability will not be materially different than what is reflected in our income tax provisions and accruals and in the estimated ranges provide above. Significant judgment is required to determine the recognition and measurement of tax liabilities prescribed in the relevant accounting guidance for uncertainty in income taxes.

Required Consent; Board Recommendation

Pursuant to the Partnership Agreement, the Mandatory Exchange Amendment will be executed by the General Partner upon the approval of the holders of at least 85% of the outstanding LP Units (excluding any LP Units held by Broadcom-Singapore or any of its subsidiaries).

THE BOARD OF BROADCOM-SINGAPORE, AS THE GENERAL PARTNER, HAS APPROVED THE MANDATORY EXCHANGE AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE MANDATORY EXCHANGE AMENDMENT.

Separate Approval of the Scheme of Arrangement

The sole purpose of this consent solicitation statement / prospectus is to seek your consent to the Mandatory Exchange Amendment. Broadcom-Singapore will be separately soliciting its shareholders for approval of the Scheme of Arrangement. This consent solicitation statement / prospectus is not soliciting approval of the Scheme of Arrangement. You either have separately received, or are receiving concurrently with this consent solicitation statement / prospectus, a separate proxy statement from Broadcom-Singapore providing you with detailed information regarding the Scheme of Arrangement. As a holder of LP Units of the Partnership, you will also be entitled to instruct Computershare how to vote a corresponding number of special preference shares in the capital of Broadcom-Singapore as to the approval of the Scheme of Arrangement, in accordance with the Voting Trust Agreement, dated February 1, 2016, by and among Broadcom-Singapore, the Partnership and Computershare as trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE TRANSACTION TO HOLDERS OF LP UNITS

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and to Non-U.S. Holders (each as defined below) of (i) exchanging LP Units for Broadcom-Delaware shares of common stock pursuant to the Transaction and (ii) owning and disposing of Broadcom-Delaware shares of common stock that are received pursuant to the Transaction. This discussion is based on and subject to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, published guidance of the U.S. Internal Revenue Service (the “IRS”) and court decisions, in each case, as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following discussion assumes that the Transaction will be consummated as described in this consent solicitation statement / prospectus and that the exchange of Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement will be consummated, and applies only to U.S. Holders and Non-U.S. Holders that hold their LP Units, and that will hold their Broadcom-Delaware shares of common stock received pursuant to the Transaction, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences to holders of ordinary shares of Broadcom-Singapore. This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holders in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to any holders subject to special treatment under the Code, such as:

•	banks, thrifts, mutual funds and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	brokers or dealers in securities;

•	tax-exempt organizations or governmental organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currency;

•	individual retirement and other deferred accounts;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	“passive foreign investment companies” or “controlled foreign corporations”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	persons who hold their LP Units or Broadcom-Delaware shares of common stock as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;

•	persons who purchase or sell their LP Units or Broadcom-Delaware shares of common stock as part of a wash sale for tax purposes;

•	“S corporations”, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein);

•	persons who received their LP Units or Broadcom-Delaware shares of common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Broadcom-Delaware shares of common stock being taken into account in a financial statement; and

•	holders who, upon exchanging their LP Units for Broadcom-Delaware shares of common stock, will own or be deemed to own 5% or more of Broadcom-Delaware’s shares of common stock.

This discussion also does not address any considerations under the U.S. federal tax laws other than those pertaining to the income tax, nor does it address any state, local or non-U.S. tax considerations or any tax considerations with respect to any separate arrangement or agreement that a holder of LP Units may have relating to the Transaction or relating to the other transactions contemplated by this consent solicitation statement /prospectus. We do not intend to seek any rulings from the IRS with respect to the Transaction, and there can be no assurance that the IRS will not take a position contrary to the tax consequences described herein or that such a contrary position would not be sustained by a court.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of LP Units or, after the completion of the Transaction, Broadcom-Delaware shares of common stock received in the Transaction, that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of LP Units or, after the completion of the Transaction, Broadcom-Delaware shares of common stock received in the Transaction, that is an individual, corporation, estate or trust and, in each case, is not a U.S. Holder.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds LP Units or, after the completion of the Transaction, Broadcom-Delaware shares of common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the Transaction and of the ownership and disposition of Broadcom-Delaware shares of common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF LP UNITS OR, AFTER THE COMPLETION OF THE TRANSACTION, BROADCOM-DELAWARE SHARES OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION AND OF THE OWNERSHIP AND DISPOSITION OF BROADCOM-DELAWARE SHARES OF COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Characterization of the Exchange of LP Units for Broadcom-Delaware Shares of Common Stock Pursuant to the Transaction

In the opinion of Latham & Watkins LLP, counsel to Broadcom-Delaware (“Latham”), for U.S. federal income tax purposes, the exchange of LP Units for Broadcom-Delaware shares of common stock pursuant to the

Transaction, taken together with the exchange of Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement, should qualify as a transaction described in Section 351 of the Code. However, the opinion of Latham described above is based on certain facts, representations, covenants and assumptions, including representations of Broadcom-Delaware, and assumes that the parties will comply with certain reporting obligations under the Code. If any of these representations or assumptions are inconsistent with the actual facts, the U.S. federal income tax treatment of the exchange could be adversely affected. Latham’s opinion is not binding on the IRS or any court. In addition, there is some uncertainty regarding whether the exchange of LP Units for Broadcom-Delaware shares of common stock pursuant to the Transaction will qualify for such treatment because there is no authority directly addressing a transaction involving the same facts as the Transaction, and as discussed above, we do not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Transaction. Consequently, no assurance can be given that the IRS will not challenge the qualification of the Transaction, taken together with the exchange of Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement, as a transaction described in Section 351 of the Code, or that a court would not sustain such challenge. We expect to treat, for U.S. federal income tax purposes, the redemption of the outstanding special preference shares in Broadcom-Singapore for no additional consideration, which will occur in connection with the exchange of LP Units pursuant to the Transaction, as a deemed contribution of such voting interests by the relevant U.S. Holders and Non-U.S. Holders to us in exchange for a portion of the Broadcom-Delaware shares of common stock that such U.S. Holders and Non-U.S. Holders receive pursuant to the Transaction, although such treatment is not free from doubt. The remainder of this discussion of U.S. federal income tax considerations assumes that the exchange of LP Units for Broadcom-Delaware shares of common stock pursuant to the Transaction, taken together with the exchange of Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement, qualifies as a transaction described in Section 351 of the Code, and further assumes that the redemption of the outstanding special preference shares in Broadcom-Singapore is treated for U.S. federal income tax purposes as a deemed contribution of such voting interests by the relevant holders of LP Units to us as described in the previous sentence.

Material U.S. Federal Income Tax Consequences of the Transaction to U.S. Holders of LP Units

Receipt of Broadcom-Delaware Shares of Common Stock in a Section 351 Exchange

Provided that AT Luxembourg S.à r.l. (“AT Luxembourg”), an indirect subsidiary of the Partnership, is not and has not during the U.S. Holder’s holding period been a passive foreign investment company (as discussed below under “Passive Foreign Investment Company Status”), a U.S. Holder that receives Broadcom-Delaware shares of common stock pursuant to the Transaction will not recognize any loss with respect to such receipt of the Broadcom-Delaware shares of common stock, and also will not recognize any gain with respect to such receipt of the Broadcom-Delaware shares of common stock except to the extent that the U.S. Holder’s allocable share of the Partnership’s liabilities (as determined for U.S. federal income tax purposes) immediately prior to the Transaction exceeds such U.S. Holder’s aggregate adjusted tax basis in its LP Units and related voting interests in Broadcom-Singapore. Any such gain is generally expected to be capital gain, and any such capital gain will be long-term capital gain if the U.S. Holder’s holding period in the LP Units and related special preference shares in Broadcom-Singapore surrendered in the Transaction exceeds one year as of the time of the Transaction. A U.S. Holder will have an adjusted tax basis in the Broadcom-Delaware shares of common stock received in the Transaction equal to the aggregate adjusted tax basis of the LP Units (determined without taking into account such U.S. Holder’s allocable share of the Partnership’s liabilities) and related special preference shares in Broadcom-Singapore surrendered in exchange therefor by that U.S. Holder in the Transaction, increased by the amount of any gain recognized as described above. The holding period for Broadcom-Delaware shares of common stock received in the Transaction will generally include the holding period for the LP Units (and related voting interests in Broadcom-Singapore) surrendered in exchange therefor.

U.S. Holders should consult their tax advisors about any reporting requirements and information statements that could be applicable with respect to the Transaction and any potential consequences, including penalties, associated with a failure to satisfy such requirements.

Passive Foreign Investment Company Status

We believe that AT Luxembourg was not a “passive foreign investment company” (generally, a foreign corporation that has a specified percentage of “passive” income or assets in a taxable year, after the application of certain “look-through” rules) for U.S. federal income tax purposes for its 2016 or 2017 taxable year or any prior taxable year and do not expect it to be a passive foreign investment company for its 2018 taxable year. If AT Luxembourg was a passive foreign investment company for any taxable year during which a U.S. Holder held LP Units, certain adverse tax consequences, including recognition of gain and application of an interest charge, could apply to such U.S. Holder as a result of the Transaction, unless an exception under the relevant U.S. Treasury Regulations can be relied upon. You should consult your tax advisor regarding the status of AT Luxembourg as a passive foreign investment company for any taxable year during which you held LP Units and the implications of such status on the U.S. federal income tax consequences of the Transaction to you.

Material U.S. Federal Income Tax Considerations to U.S. Holders of Owning and Disposing of Broadcom-Delaware Shares of Common Stock Received in the Transaction

Dividends and Other Distributions on Broadcom-Delaware Shares of Common Stock

Any distribution made by us to a U.S. Holder with respect to Broadcom-Delaware shares of common stock will generally be includible in the U.S. Holder’s gross income, in the year actually or constructively received, as a dividend to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the U.S. Holder’s tax basis in the Broadcom-Delaware shares of common stock, and then, to the extent such excess amount exceeds the U.S. Holder’s tax basis in the Broadcom-Delaware shares of common stock, as capital gain. Subject to applicable limitations and requirements, dividends received on Broadcom-Delaware’s shares of common stock generally should be eligible for the “dividends received deduction” available to corporate shareholders. A dividend paid by us to certain non-corporate U.S. Holders, including individuals, generally will be subject to taxation at preferential rates if certain holding period requirements are met.

Dispositions of Broadcom-Delaware Shares of Common Stock

A U.S. Holder will generally recognize taxable gain or loss on any sale, taxable exchange or other taxable disposition of a Broadcom-Delaware share of common stock equal to the difference between the amount realized for such Broadcom-Delaware share of common stock and the U.S. Holder’s adjusted tax basis in such Broadcom-Delaware share of common stock. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, on the date of the disposition, the U.S. Holder has a holding period in such Broadcom-Delaware share of common stock that exceeds one year. Long-term capital gains derived by certain non-corporate U.S. Holders, including individuals, are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Dividend payments with respect to Broadcom-Delaware shares of common stock and proceeds of a disposition of Broadcom-Delaware shares of common stock will generally be subject to information reporting to the IRS and may be subject to U.S. backup withholding (currently, at a rate of 24%) unless a U.S. Holder furnishes such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9) and complies with other applicable certification requirements, or otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules will be credited against a U.S. Holder’s federal income tax liability, and may entitle a U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Material U.S. Federal Income Tax Consequences of the Transaction to Non-U.S. Holders of LP Units

A Non-U.S. Holder that receives Broadcom-Delaware shares of common stock pursuant to the Transaction will not recognize any loss with respect to the receipt of such Broadcom-Delaware shares of common stock, and also will not recognize any gain with respect to the receipt of such Broadcom-Delaware shares of common stock unless:

•	the Non-U.S. Holder’s allocable share of the Partnership’s liabilities (as determined for U.S. federal income tax purposes) immediately prior to the Transaction exceeds the Non-U.S. Holder’s aggregate adjusted tax basis in such Non-U.S. Holder’s LP Units and related special preference shares in Broadcom-Singapore; or

•	(i) at the time of the Transaction, the Partnership’s indirect interest in Broadcom Corporation constitutes a U.S. real property interest (“USRPI”) by reason of Broadcom Corporation being, or having been, a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during which it was held by the Partnership and (ii) immediately after the Transaction, we are not a USRPHC or the Non-U.S. Holder owns 5% or less of Broadcom-Delaware’s shares of common stock.

A Non-U.S. Holder described in the first bullet point above would generally recognize any gain in such Non-U.S. Holder’s LP Units and related special preference shares in Broadcom-Singapore to the extent that the Non-U.S. Holder’s allocable share of the Partnership’s liabilities (as determined for U.S. federal income tax purposes) immediately prior to the Transaction exceeds the Non-U.S. Holder’s aggregate adjusted tax basis in such Non-U.S. Holder’s LP Units and related special preference shares in Broadcom-Singapore. Any gain recognized by a Non-U.S. Holder described in the first bullet point above would not be subject to U.S. federal income tax except in the situations described in the first two bullet points below under the heading “Material U.S. Federal Income Tax Considerations to Non-U.S. Holders of Owning and Disposing of Broadcom-Delaware Shares of Common Stock Received in the Transaction—Dispositions of Broadcom-Delaware Shares of Common Stock.” In addition, notwithstanding the foregoing, any gain recognized as described above would, to the extent attributable to the Partnership’s indirect interest in Broadcom Corporation, be subject to U.S. federal income tax if Broadcom Corporation is or has been a USRPHC at any time during which Broadcom Corporation was held by the Partnership.

We believe that Broadcom Corporation is not a USRPHC and has not been a USRPHC during the relevant period. However, because the determination of whether Broadcom Corporation is a USRPHC at any time depends on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and its other trade or business assets, there can be no assurance that Broadcom Corporation is not and has not been a USRPHC. With respect to the second bullet point above, if, as of immediately prior to the Transaction, Broadcom Corporation is or has been a USRPHC during the relevant period described above (or, if required, a Non-U.S. Holder fails to obtain an appropriate certificate regarding the USRPHC status of Broadcom Corporation) and, immediately after the Transaction, we are not a USRPHC or the Non-U.S. Holder owns 5% or less of Broadcom-Delaware’s shares of common stock, then, to the extent a Non-U.S. Holder’s LP Units are attributable to Broadcom’s indirect interest in Broadcom Corporation, such Non-U.S. Holder would generally recognize any gain on such Non-U.S. Holder’s exchange of such LP Units pursuant to the Transaction, any such gain would be treated as income effectively connected with a U.S. trade or business and such Non-U.S. Holder would be subject to U.S. federal income tax on such effectively connected gain on a net income basis in the same manner as if the Non-U.S. Holder were a United States person.

A Non-U.S. Holder will have an initial tax basis in the Broadcom-Delaware shares of common stock received in the Transaction equal to the aggregate adjusted tax basis of the LP Units (determined without taking into account such U.S. Holder’s allocable share of the Partnership’s liabilities) and related special preference shares in Broadcom-Singapore surrendered by that Non-U.S. Holder in the Transaction, increased by the amount of any gain recognized on the Transaction.

Non-U.S. Holders should consult their tax advisors about reporting requirements and information statements that could be applicable with respect to the Transaction and any potential consequences, including penalties, associated with a failure to satisfy such requirements.

Material U.S. Federal Income Tax Considerations to Non-U.S. Holders of Owning and Disposing of Broadcom-Delaware Shares of Common Stock Received in the Transaction

Dividends and Other Distributions on Broadcom-Delaware Shares of Common Stock

Any distribution made by us to a Non-U.S. Holder with respect to Broadcom-Delaware shares of common stock will generally constitute a dividend for U.S. federal income tax purposes to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the Non-U.S. Holder’s tax basis in the Broadcom-Delaware shares of common stock, and then, to the extent such excess amount exceeds the Non-U.S. Holder’s tax basis in the Broadcom-Delaware shares of common stock, as capital gain.

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder with respect to such Non-U.S. Holder’s Broadcom-Delaware shares of common stock generally will be subject to U.S. federal withholding tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty, provided that the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying its qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the procedures for claiming such benefits.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder generally will not be subject to the 30% U.S. federal withholding tax described in the previous paragraph provided that the Non-U.S. Holder furnishes a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will instead be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Dispositions of Broadcom-Delaware Shares of Common Stock

Subject to the discussions below relating to backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, taxable exchange or other taxable disposition of Broadcom-Delaware shares of common stock, unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	the Broadcom-Delaware shares of common stock constitute a USRPI by reason of our being, or having been, a USRPHC for U.S. federal income tax purposes at any applicable time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of the Broadcom-Delaware shares of common stock or the Non-U.S. Holder’s holding period for the Broadcom-Delaware shares of common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we currently do not anticipate being or becoming a USRPHC. However, because the determination at any time of whether we are a USRPHC will depend on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other trade or business assets, there can be no assurance that we will not be or become a USRPHC in the future. Even if we were to be or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of Broadcom-Delaware shares of common stock will not be subject to U.S. federal income tax if Broadcom-Delaware shares of common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder did not own, actually or constructively, more than 5% of the Broadcom-Delaware shares of common stock at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of the Broadcom-Delaware shares of common stock or the Non-U.S. Holder’s holding period for the Broadcom-Delaware shares of common stock.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on Broadcom-Delaware shares of common stock will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either properly certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable documentation, or otherwise establishes an exemption. However, information reporting will apply in connection with any dividends on Broadcom-Delaware shares of common stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld.

Proceeds of a sale or other taxable disposition of Broadcom-Delaware shares of common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that the holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of Broadcom-Delaware shares of common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, Broadcom-Delaware shares of common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Such certification or exemption must typically be evidenced by a Non-U.S. Holder’s delivery of a properly executed IRS Form W-8BEN-E. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States relating to FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA currently applies to payments of dividends on Broadcom-Delaware shares of common stock, but will apply to payments of gross proceeds from the sale or other disposition of Broadcom-Delaware shares of common stock only with respect to sales or dispositions effected on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Broadcom-Delaware shares of common stock.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH LIMITED PARTNER.

DESCRIPTION OF BROADCOM-DELAWARE CAPITAL STOCK

The following description of Broadcom-Delaware’s capital stock is a summary. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of Broadcom-Delaware’s certificate of incorporation and bylaws to be in place at the closing of the Transaction which will be substantially in the forms attached as Annex B and Annex C, respectively, to this consent solicitation statement / prospectus. We encourage you to read that law and those documents carefully.

There are differences between the Partnership Agreement and Broadcom-Delaware’s certificate of incorporation and bylaws as they are expected to be in effect after the Transaction, especially relating to changes that are required by Delaware law (i.e., certain provisions of the Partnership Agreement were not replicated in the Broadcom-Delaware certificate of incorporation or bylaws because the DGCL would not permit such replication or to provide for related provisions customarily provided in respect of publicly-traded Delaware corporations). See “Comparison of Rights of Limited Partners and Delaware Stockholders.”

General

The Broadcom-Delaware certificate of incorporation will authorize 2,900,000,000 shares of common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Voting Rights

Each holder of Broadcom-Delaware common stock will be entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Broadcom-Delaware stockholders will not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares will be able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Broadcom-Delaware common stock will be entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock. Declaration and payment of any dividend will be subject to the discretion of the Broadcom-Delaware board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the Broadcom-Delaware board of directors may consider relevant.

Liquidation

In the event of Broadcom-Delaware’s liquidation, dissolution or winding up, holders of Broadcom-Delaware common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Broadcom-Delaware’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of Broadcom-Delaware common stock will have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of Broadcom-Delaware common stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of Broadcom-Delaware preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of common stock of Broadcom-Delaware are, and the shares of common stock to be issued upon the completion of this Transaction will be, fully paid and non-assessable.

Preferred Stock

The Broadcom-Delaware certificate of incorporation will authorize the board of directors of Broadcom-Delaware to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.

Annual Stockholder Meetings

The Broadcom-Delaware certificate of incorporation and bylaws will provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Broadcom-Delaware board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Broadcom-Delaware Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and the Broadcom-Delaware certificate of incorporation and bylaws could make the following transactions difficult: acquisition of Broadcom-Delaware by means of a tender offer; acquisition of Broadcom-Delaware by means of a proxy contest or otherwise; or removal of incumbent officers and directors of Broadcom-Delaware. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of Broadcom-Delaware, including transactions that might result in a premium over the market price for Broadcom-Delaware shares. These provisions will replace and substitute applicable provisions of Singapore law and we cannot predict whether they will make an acquisition more or less likely compared to those provisions.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Broadcom-Delaware to first negotiate with the Company’s board of directors. We believe that the benefits of protection to Broadcom-Delaware’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Broadcom-Delaware outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

Broadcom-Delaware will be subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the Broadcom-Delaware board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Broadcom-Delaware. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our Company.

Special Stockholder Meetings

The Broadcom-Delaware bylaws will provide that a special meeting of stockholders may be called only by the Company’s board of directors or by two or more stockholders holding at least 10% of the total number of issued and outstanding shares of Broadcom-Delaware.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The bylaws of Broadcom-Delaware will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

No Stockholder Action by Written Consent

The Broadcom-Delaware certificate of incorporation and bylaws will not provide for the right of stockholders to act by written consent without a meeting.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The Broadcom-Delaware board of directors will consist of not less than one nor more than 13 directors. In any uncontested elections of directors, a director nominee for the board of directors of Broadcom-Delaware will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. An incumbent director who is nominated for an uncontested election and fails to receive a majority of the votes present and voting for such director’s reelection would be required to tender his or her resignation to the board of directors. The Nominating and Corporate Governance Committee of the board of directors (or any future committee the equivalent thereof) will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. In a contested election, a plurality voting standard will apply to director elections. The directors of Broadcom-Delaware are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.

The directors of Broadcom-Delaware may be removed only by the affirmative vote of at least a majority of the holders of our then-outstanding common stock. Furthermore, any vacancy on the Broadcom-Delaware board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the board of directors then in office, even if less than a quorum, or by the sole remaining director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of Broadcom-Delaware, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

The Broadcom-Delaware certificate of incorporation and bylaws will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, the Broadcom-Delaware certificate of incorporation or bylaws; or any action asserting a claim against Broadcom-Delaware that is governed by the internal affairs doctrine. Although the Broadcom-Delaware certificate of incorporation will contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Amendment of the Certificate of Incorporation and Bylaws

The amendment of any of the provisions in the certificate of incorporation would require approval by a stockholder vote by the holders of at least a majority of the voting power of the then outstanding voting stock. The bylaws of Broadcom-Delaware may be amended by the board of directors or by the holders of at least a majority of the voting power of the then outstanding voting stock.

The provisions of the DGCL, the Broadcom-Delaware certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Broadcom-Delaware common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of Broadcom-Delaware. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

The Broadcom-Delaware certificate of incorporation will contain provisions that limit the liability of the directors and officers of Broadcom-Delaware for monetary damages to the fullest extent permitted by Delaware law. Consequently, Broadcom-Delaware directors and officers will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director or officer derived an improper personal benefit.

Each of the Broadcom-Delaware certificate of incorporation and bylaws will provide that we are required to indemnify the directors and officers of Broadcom-Delaware, in each case to the fullest extent permitted by Delaware law. The Broadcom-Delaware bylaws will also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements with the Broadcom-Singapore directors, officers and other employees and expect to enter into agreements to indemnify the Broadcom-Delaware directors, executive officers and other employees as determined by the Broadcom-Delaware board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Broadcom-Delaware also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Broadcom-Delaware certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against Broadcom-Delaware directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Broadcom-Delaware directors and officers, even though an action, if successful, might benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Uncertificated Shares

Holders of shares of common stock of Broadcom-Delaware will not have the right to require Broadcom-Delaware to issue certificates for their shares. Broadcom-Delaware will only issue uncertificated shares of common stock.

Stock Exchange Listing

We will submit a notification form with NASDAQ and expect that, upon the consummation of the Scheme of Arrangement and the Transaction, the Broadcom-Delaware shares of common stock will be listed on NASDAQ under the symbol “AVGO,” the same symbol under which Broadcom-Singapore ordinary shares are currently listed.

No Sinking Fund

The Broadcom-Delaware shares of common stock have no sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

COMPARISON OF RIGHTS OF LIMITED PARTNERS AND DELAWARE STOCKHOLDERS

Your rights as a Limited Partner of the Partnership are governed by the Partnership Agreement. As a result of the Transaction, you will become a stockholder of Broadcom-Delaware, and your rights will be governed by Delaware law and Broadcom-Delaware’s certificate of incorporation and bylaws as they will be in effect upon the completion of the Transaction.

There are differences between what your rights are as a Limited Partner of the Partnership and what they will be after the Transaction as a stockholder under Delaware law. In addition, there are differences between the Partnership Agreement and Broadcom-Delaware’s certificate of incorporation and bylaws as they will be in effect after the Transaction, especially as it relates to changes (i) that are required by Delaware law (i.e., certain provisions of the Partnership Agreement were not replicated in the Broadcom-Delaware certificate of incorporation and bylaws because Delaware law would not permit such replication, and certain provisions were included in the Broadcom-Delaware certificate of incorporation and bylaws although they were not in the Partnership Agreement because Delaware law requires such provisions to be included in the certificate of incorporation and bylaws of a Delaware corporation or to provide for provisions customarily provided in respect of publicly-traded Delaware corporations), or (ii) that are necessary in order to preserve the current rights of Broadcom-Singapore shareholders and powers of the Board following the Transaction.

The following discussion is a summary of material changes in your rights resulting from the Transaction. This summary does not cover all of the differences between the rights of Limited Partners and Delaware stockholders or all the differences between the Partnership Agreement and Broadcom-Delaware’s certificate of incorporation and bylaws. This summary is subject to the complete text of the relevant provisions of the DGCL, the Partnership Agreement and Broadcom-Delaware’s certificate of incorporation and bylaws as they will be in effect after the Transaction. We encourage you to read those laws and documents carefully.

The form of Broadcom-Delaware’s certificate of incorporation and bylaws substantially as they will be in effect after the Transaction are attached as Annex B and Annex C, respectively, to this consent solicitation statement / prospectus. For information as to how you can obtain the Partnership Agreement, please see “Where You Can Find More Information.” Except where otherwise indicated, the discussion of Broadcom-Delaware below reflects Broadcom-Delaware’s certificate of incorporation and bylaws as those documents will be in effect upon completion of the Transaction.

Broadcom-Delaware	Partnership
Authorized Capital Stock or Share Capital
The Broadcom-Delaware certificate of incorporation will authorize Broadcom-Delaware to issue 3,000,000,000 shares: 2,900,000,000 shares of common stock, par value $0.001 per share and 100,000,000 shares of preferred stock, par value $0.001 per share.	Interests of the General Partner are represented by common units of the Partnership. Interests of Limited Partners are represented by LP Units.
Outstanding Capital Stock or Share Capital
Assuming the Transaction and the Scheme of Arrangement had become effective as of the Record Date, there would be [●] shares of Broadcom-Delaware common stock outstanding and no shares of preferred stock outstanding.	As of the Record Date, there are [●] common units of the Partnership and [●] LP Units outstanding.
Authority to Issue Shares
Broadcom-Delaware’s board of directors may authorize the issuance of additional shares of common stock or	The Partnership is authorized to issue an unlimited number of each of the two authorized classes of units

Broadcom-Delaware	Partnership
preferred shares up to the amounts authorized in the Broadcom-Delaware certificate of incorporation, without stockholder approval, subject only to the restrictions of the DGCL and the Broadcom-Delaware certificate of incorporation.	(common units and LP Units), subject only to the restrictions of the Partnership Agreement.
Transferability of Shares / LP Units; Redemption Rights

Broadcom-Delaware’s certificate of incorporation and bylaws will not provide for any restrictions on the transferability of shares of common stock. Subject to applicable securities laws, shares of Broadcom-Delaware’s common stock will be freely transferable on NASDAQ.

Shares of Broadcom-Delaware will not be redeemable.

Holders of LP Units are permitted to transfer their LP Units.

In addition, holders of LP Units will, from time to time, have the right to require the Partnership to repurchase any or all of the LP Units held by such holder for either (i) ordinary shares of Broadcom-Singapore, on a one-for-one basis, or (ii) a specified cash amount as determined in accordance with the Partnership Agreement, the form of consideration to be determined by the General Partner for and on behalf of the Partnership in its sole discretion; provided, that prior to February 1, 2019, unless waived by Broadcom-Singapore (in its sole discretion), it is a further condition precedent to the obligation of the Partnership to repurchase such LP Units, and the holder of such LP Units shall not be permitted to exercise such exchange right, unless (i) Broadcom-Singapore has received a written opinion of an independent nationally recognized law or accounting firm to the effect that the exercise of such exchange right should not cause Broadcom-Singapore to be treated as (a) a “surrogate foreign corporation” (within the meaning of Section 7874(a)(2)(B) of the Code) or (b) a “domestic corporation” (within the meaning of Section 7874(b) of the Code) (including, for the avoidance of doubt, any successor sections of the Code with respect to (a) and (b) above following any change in law) and (ii) Broadcom-Singapore’s independent auditor has determined that no reserve shall be required for financial accounting purposes (pursuant to Financial Accounting Standards Board Interpretation No. 48, as such guidance may be modified by future Financial Accounting Standards Board interpretations, statements, or other Financial Accounting Standards Board guidance) relating to Section 7874 of the Code as a result of the exercise of such exchange right.

Broadcom-Delaware	Partnership
Board of Directors
The certificate of incorporation and bylaws of Broadcom-Delaware will provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors but will not be less than one or more than 13.

The Partnership does not have a board of directors. The General Partner has the exclusive right, power and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of the Partnership. Among other things, the General Partner is empowered to negotiate, execute and perform all agreements, conveyances, deeds, powers of attorney or other instruments on behalf of the Partnership, and to mortgage, charge or otherwise create a security interest over or make an assignment by way or security or otherwise any or all of the property of the Partnership or its subsidiaries, and make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, guarantees and other instruments of evidence of indebtedness.

Broadcom-Singapore is the sole General Partner and manages all of the Partnership’s operations and activities in accordance with the Partnership Agreement. Any reference to the Partnership taking any action is deemed to refer to the Partnership taking action through Broadcom-Singapore, in its capacity as the general partner.

Classification of Board of Directors

The DGCL permits, but does not require, a classified board of directors, which can be divided into two or three classes with staggered terms of office, with only one class of directors standing for election each year.

Broadcom-Delaware will not have a classified board.

Not applicable.
Annual Election of Directors
In any uncontested elections of directors, a director nominee for the board of directors of Broadcom-Delaware will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at such meeting with respect to the election of such director. An incumbent director who is nominated for an uncontested election and fails to receive a majority of the votes present and voting for such director’s reelection will be required to tender his or her resignation to the board of directors. The Nominating and Corporate Governance Committee of the board of directors (or any future committee the equivalent thereof) will make a	Not applicable; the Partnership does not have a board of directors.

Broadcom-Delaware	Partnership

recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the recommendation of such committee and will publicly disclose its decision within ninety days from the date of the certification of the election results.

In a contested election of directors, a director nominee for the board of directors of Broadcom-Delaware will be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.

Removal of Directors
The certificate of incorporation and bylaws of Broadcom-Delaware will provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares present and entitled to vote generally in the election of directors, voting together as a single class.	Not applicable; the Partnership does not have a board of directors.
Filling Vacancies on the Board of Directors
The certificate of incorporation and bylaws of Broadcom-Delaware will provide that any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled only by a majority of the board of directors then in office, even if less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the term to which the director is appointed and until their successor is elected and qualified.	Not applicable; the Partnership does not have a board of directors.
Amendment of Governing Documents
The amendment of any of the provisions of the Broadcom-Delaware certificate of incorporation would require approval by a stockholder vote by the holders of at least a majority of the voting power of the then outstanding voting stock. The bylaws of Broadcom-Delaware may be amended by the board of directors or by the holders of at least a majority of the voting power of the then outstanding voting stock.

The Partnership Agreement may only be amended in writing with the approval of the General Partner.

The General Partner may make the following amendments to the Partnership Agreement without the consent of the Limited Partners:

•  a change in the name of the Partnership, the location of the Partnership’s principal place of business or the registered office of the Partnership;

Broadcom-Delaware	Partnership

•  the admission, substitution, withdrawal or removal of the Limited Partners in accordance with the Partnership Agreement;

•  a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to continue to qualify the Partnership as a limited partnership;

•  a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to enable Partners to take advantage of, or not be detrimentally affected by, changes or differing interpretations with respect to U.S. income tax regulations, legislation or interpretation;

•  a change that the General Partner determines to be necessary or appropriate to satisfy requirements of a governmental authority, is necessary or appropriate to waive any restriction applicable to the Exchangeable Units or is required or contemplated by the Partnership Agreement;

•  a change in the fiscal year or taxable year of the Partnership and any other related changes;

•  an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership, the General Partner or its directors, officers, trustees or agents from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

•  an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of equity in the Partnership;

Broadcom-Delaware	Partnership

•  any amendment for the purpose of maintaining the economic equivalency of the LP Units and the Broadcom-Singapore ordinary shares; and

•  an amendment that the General Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity.

Any modification or amendment to the Partnership Agreement duly adopted in accordance with the Partnership Agreement may be executed on behalf of the Limited Partners pursuant to the power of attorney granted by each of the Limited Partners.

Despite Broadcom-Singapore’s power to amend the Partnership Agreement in its capacity as the General Partner, the Partnership Agreement requires the approval of: (i) the holders of 85% of the outstanding LP Units, in the case of any amendment that would adversely affect the rights, privileges, restrictions or conditions attaching to the LP Units relative to Broadcom-Singapore ordinary shares; and (ii) all Partners, in the case of any amendment which would have the effect of changing the Partnership from a limited partnership to a general partnership.

Further, the Partnership Agreement may not be amended, and no action may be taken by the General Partner, that would convert a Limited Partner into a general partner of the Partnership or modify the limited liability of a Limited Partner, without the written consent of each Limited Partner, if any, adversely affected thereby in any material respect.

Meetings of Stockholders / Partners
The DGCL provides that a company must hold an annual meeting as provided in the Company’s bylaws. If a date for an annual meeting is not designated within 13 months of a company’s last annual meeting or written consent to elect directors in lieu of an annual meeting, or an annual meeting is not held within 30 days of a date that has been designated, upon the application of any stockholder or director, the Delaware Court of Chancery may summarily order a meeting to be held.	The General Partner may call a general meeting of partners at any time and place as it deems appropriate in its absolute discretion. Holders of LP Units do not have the ability to requisition a meeting of partners.

Broadcom-Delaware	Partnership

The bylaws of Broadcom-Delaware will provide that the board of directors will designate the date and time of the annual meetings of stockholders. The Broadcom-Delaware bylaws will provide that a special meeting of stockholders may be called by the board of directors or by two or more stockholders holding at least 10% of the voting power of the outstanding shares.

Quorum for Stockholder / Partner Meetings
The Broadcom-Delaware bylaws will provide that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at a meeting, provided that in no event shall a quorum consist of less than a majority of the shares entitled to vote at a meeting.	A quorum at any meeting of partners will consist of one or more partners present in person or by proxy holding a majority of the voting power which may be exercised at such meeting.
Voting at Stockholder / Partner Meetings

Each holder of Broadcom-Delaware’s common stock will be entitled to one vote per share on all matters to be voted on by stockholders.

Except for the election of directors in a contested election and for other matters that require a different vote under the DGCL or Broadcom-Delaware’s certificate of incorporation or bylaws, the DGCL provides that the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Except as otherwise required by the Partnership Agreement or applicable law, the holders of the LP Units are not entitled to vote at any general meetings of the partners of the Partnership.

Every question submitted to a meeting of partners of the Partnership will be decided by the holders of more than 50% of the LP Units entitled to vote thereon, unless otherwise required by the Partnership Agreement. On any vote at a meeting of partners, a declaration of the chairperson concerning the result of the vote will be conclusive.

Each holder of LP Units will have the benefit of the voting trust agreement entered into by and among Broadcom-Singapore, the Partnership and the trustee thereunder. The trustee holds one non-economic voting preference share for each outstanding LP Unit of the Partnership. Pursuant to the terms of the voting trust agreement, the holders of LP Units may direct the trustee, as their proxy, to vote on their behalf in substantially all votes that are presented to the holders of Broadcom-Singapore ordinary shares.

Notice Requirements for Stockholder / Partner Meetings
The bylaws of Broadcom-Delaware will provide that written notice of an annual or special meeting must be sent or otherwise given not less than 10 but not more than 60 days prior to the meeting to each stockholder entitled to vote at such meeting. Such notice must state	Notice of any meeting of partners will be given to each Limited Partner not less than 21 days (but not more than 60 days) prior to the meeting, and will state the time, date and place of the meeting and, in general terms, the nature of the business to be

Broadcom-Delaware	Partnership
the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

transacted at the meeting in sufficient detail to permit a partner to make a reasoned decision on that business.

The General Partner will notify the Limited Partners in writing of the full details of any amendment to the Partnership Agreement, if any, within 20 days of the effective date of the amendment.

Stockholder / Partner Proposals

The bylaws of Broadcom-Delaware will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors which require that a stockholder’s notice generally must be received by the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting.

In addition, the bylaws of Broadcom-Delaware will provide that a stockholder or a group of up to 20 eligible stockholders may include their director nominees in Broadcom-Delaware’s annual meeting proxy materials if certain requirements specified in the bylaws are met, including that such stockholder or group of stockholders has owned at least 3% of Broadcom-Delaware’s outstanding common stock continuously for at least three years. The number of such “proxy access” nominees appearing in any annual meeting proxy statement cannot exceed the greater of two or 20% of the number of directors then serving on the Broadcom-Delaware board.

Not applicable.
Shareholder Approval of Business Combinations and Mergers; Takeover Restrictions

Under the DGCL, the completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority of outstanding stock of the corporation entitled to vote, subject to certain exceptions.

The certificate of incorporation of Broadcom-Delaware will give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude stockholders from realizing a potential premium over the market value of their shares.

Every question submitted to a meeting of partners will be decided by the holders of more than 50% of the LP Units entitled to vote thereon, unless otherwise required by the Partnership Agreement. On any vote at a meeting of partners, a declaration of the chairperson concerning the result of the vote will be conclusive.

The Partnership Agreement provides that for so long as LP Units remain outstanding:

•  Broadcom-Singapore will not propose or recommend a tender offer, share exchange offer, merger, amalgamation, consolidation, recapitalization, reorganization or similar transactions with

Broadcom-Delaware	Partnership

In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude stockholders from realizing a potential premium over the market value of their shares.

respect to Broadcom-Singapore ordinary shares, and no such transaction will be effected with the consent or approval of the Board, unless holders of LP Units are entitled to participate in the transaction to the same extent and on an equitably and economically equivalent basis as the holders of Broadcom-Singapore ordinary shares; and

•  Broadcom-Singapore will not propose or recommend a tender offer, share exchange offer, merger, amalgamation, consolidation, recapitalization, reorganization or similar transactions with respect to LP Units, and no such transaction will be effected with the consent or approval of the Board, unless holders of Broadcom-Singapore ordinary shares are entitled to participate in the transaction to the same extent and on an equitably and economically equivalent basis as the holders of LP Units.

Interested Stockholders

Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years. The certificate of incorporation of Broadcom-Delaware will not opt out of this provision.

Any shareholder of Broadcom-Singapore who holds 15% or more of the voting shares of Broadcom-Singapore immediately prior to the consummation of the Transaction will not be considered an “interested stockholder” solely by virtue of the Transaction, provided that any such shareholder will be an interested

Not applicable.

Broadcom-Delaware	Partnership
stockholder if, following the Transaction, such person acquires additional shares of voting stock of Broadcom-Delaware.
Shareholder Action Without A Meeting

The DGCL provides that unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Broadcom-Delaware certificate of incorporation will provide that stockholders may not act by written consent.

Not applicable.
Shareholder Suits
Delaware law provides that a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the DGCL have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The DGCL also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.	Not applicable.
Limitation on Personal Liability of Directors
The certificate of incorporation of Broadcom-Delaware will provide for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware. The certificate of incorporation of	Not applicable.

Broadcom-Delaware	Partnership
Broadcom-Delaware will also provide that if the DGCL is amended or interpreted so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the DGCL as so amended or interpreted.
Indemnification of Officers, Directors and Employees

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Broadcom-Delaware certificate of incorporation and bylaws will provide that its directors and officers will be indemnified by Broadcom-Delaware to the

Under the Partnership Agreement, in most circumstances the Partnership will indemnify the following parties to the fullest extent permitted by law against any and all losses, claims, damages, liabilities, joint or several expenses, judgments, fines and settlements:

•  the General Partner;

•  any former general partner;

•  any affiliate of the General Partner or a former general partner; and

•  any officer, director, employee, partner, agent or trustee of the General Partner, a former general partner or any of their affiliates.

No indemnification will be available to any of the indemnitees listed in the above bullet points where the losses, claims, damages, liabilities, joint or several expenses, judgments, fines and settlements resulted or arose from any act or omission that:

•  was outside the scope of authority conferred by the Partnership Agreement or applicable law;

•  was in breach of, or was performed or omitted by actual fraud or in bad faith or constituted gross negligence or willful or reckless disregard of the obligations under the Partnership Agreement; or

•  was in breach of the fiduciary duty that would be owed to the shareholders of a limited company formed under the laws of the Republic of Singapore if the General Partner were a member of the board of directors of such company.

The termination of an action, suit or proceeding by judgment, order or settlement will not create a presumption that the Partnership indemnitee acted in a manner contrary to the above bullet points.

Broadcom-Delaware	Partnership
fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or officer on behalf of the corporation.
Advancement of Expenses
The Broadcom-Delaware bylaws will provide that, to the fullest extent not prohibited by applicable law, Broadcom-Delaware shall pay the expenses (including attorneys’ fees) incurred by a director or officer of Broadcom-Delaware, and may pay the expenses incurred by any employee or agent of Broadcom-Delaware, in defending any action, suit or proceeding in advance of its final disposition; provided, that to the extent required by law, such payment of expenses in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the person to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by Broadcom-Delaware.	Not applicable.
Distributions and Dividends; Repurchases and Redemptions

The DGCL permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Under the DGCL, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

If a dividend has been declared and is payable in respect of a Broadcom-Singapore ordinary share, the Partnership will make a distribution in the same amount in respect of each corresponding LP Unit. The record date and payment date for distributions on the LP Units will be the same as the relevant record date and payment date for the dividends on the Broadcom-Singapore ordinary shares.

In no case will the Partnership be required to make a distribution if such distribution would violate the Cayman Islands Limited Partnerships Act or any other applicable law.

Broadcom-Delaware	Partnership
Transactions with Officers or Directors
Under the DGCL, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the DGCL, either (a) the stockholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of the material facts, even though less than a majority of a quorum.	Not applicable; the Partnership does not have officers or directors.
Appraisal / Dissenters’ Rights
Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	Not applicable.
Forum Selection; Exclusive Jurisdiction
The Broadcom-Delaware certificate of incorporation and bylaws will provide that to the fullest extent permitted by law, unless Broadcom-Delaware consents in writing to the selection of an alternate forum, the sole and exclusive forum for all litigation relating to the internal affairs of Broadcom-Delaware, including without limitation (i) any derivative action or proceeding brought on behalf of Broadcom-Delaware, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Broadcom-Delaware to Broadcom-Delaware or the stockholders of Broadcom-Delaware, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Broadcom-Delaware certificate of incorporation or the Broadcom-Delaware bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, is a state court located within the State of Delaware, or, if no state court located within	Not applicable.

Broadcom-Delaware	Partnership
the State of Delaware has jurisdiction, the federal district court for the District of Delaware. This provision may limit a stockholder’s ability to bring a claim in a judicial forum (other than in a Delaware court) that it finds preferable for disputes with Broadcom-Delaware and its directors, officers or other employees.

SOLICITATION OF CONSENTS

Expiration Date. THIS SOLICITATION OF CONSENTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE UNLESS SUCH DATE IS EXTENDED BY THE GENERAL PARTNER IN ITS DISCRETION AS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT / PROSPECTUS.

Extension of Solicitation Period. The General Partner expressly reserves the right, in its discretion, at any time and from time to time, to extend the period during which consents are solicited hereunder but for no more than sixty (60) days from the date of this consent solicitation statement / prospectus. Notice of any such extension will promptly be disseminated to the Limited Partners in a manner reasonably designed to inform the Limited Partners of the extension.

Solicitation. Pursuant to the Partnership Agreement, the Mandatory Exchange Amendment will be executed by the General Partner upon the approval of the holders of at least 85% of the outstanding LP Units (excluding any LP Units held by Broadcom-Singapore or any of its subsidiaries).

The Partnership will bear the cost of preparing, assembling, printing and mailing this consent solicitation statement / prospectus and the enclosed Consent Form. Solicitations may be made by representatives of the General Partner, none of whom will receive additional compensation for these solicitations. Consents will be solicited by mail, telephone, e-mail and in person.

LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE MANDATORY EXCHANGE AMENDMENT SHOULD MARK THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED WITH THIS CONSENT SOLICITATION STATEMENT / PROSPECTUS, AND SIGN, DATE AND DELIVER THE CONSENT FORM TO COMPUTERSHARE BY MAIL IN THE SELF- ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH IN THIS CONSENT SOLICITATION STATEMENT / PROSPECTUS AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS CONSENT SOLICITATION STATEMENT / PROSPECTUS AND ON THE CONSENT FORM.

All Consent Forms that are properly completed, signed and delivered to Computershare prior to the Expiration Date and not properly revoked (see “Revocation of Instructions” below) will be given effect in accordance with their respective specifications. IF A CONSENT FORM IS DELIVERED AND NONE OF THE “CONSENTS”, THE “WITHHOLDS CONSENT” OR THE “ABSTAINS” BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE MANDATORY EXCHANGE AMENDMENT.

Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the LP Units are registered. If two or more joint holders hold the LP Units to which a Consent Form relates, all these holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, this person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

The execution and delivery of a Consent Form will not affect a Limited Partner’s right to sell, transfer or exchange the LP Units. All Consent Forms received (and not properly revoked) by Computershare prior to the Expiration Date will be effective notwithstanding a record transfer of those LP Units subsequent to the Record Date. A person who acquires LP Units after the Record Date may not consent.

All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, and the General Partner’s determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all defects or irregularities in connection with the delivery of Consent Forms must be cured within the time the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons are under any duty to give any notification of any of these defects, irregularities or waivers, nor must any of them incur any liability for failure to give this notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects in the Consent Form have been cured or waived. The General Partner’s interpretations of the terms and conditions of this solicitation must be conclusive and binding.

Revocation of Instructions. Any Limited Partner who has delivered a Consent Form to Computershare may revoke the instructions set forth in the Consent Form by delivering to Computershare a written notice of revocation prior to 5:00 p.m., New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (a) contain the name of the person who delivered the Consent Form, (b) be in the form of a subsequent Consent Form marked either as “CONSENTS”, “WITHHOLDS CONSENT” or “ABSTAINS”, as the case may be, or in a writing delivered to Computershare stating that the prior Consent Form is revoked, (c) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (d) be received by Computershare prior to 5:00 p.m. New York City time, on the Expiration Date at one of its addresses or the fax number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or fax number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with these procedures. A LIMITED PARTNER MAY NOT REVOKE THE INSTRUCTIONS SET FORTH IN THE CONSENT FORM AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Support Agreements. On February 6, 2018, each of Dr. Henry Nicholas and Dr. Henry Samueli, the founders of Broadcom Corporation, acting on behalf of certain investment funds affiliated with each of them, which hold 51.8% and 43.0% of the outstanding LP Units of the Partnership, respectively, entered into support agreements with Broadcom-Delaware in which they have agreed to provide their consent with respect to the Mandatory Exchange Amendment, subject to the terms and conditions set forth therein. The support agreements provide for a sufficient number of consents to be executed and delivered to constitute approval of the Mandatory Exchange Amendment. The forms of support agreement executed by each of Dr. Henry Nicholas and Dr. Henry Samueli (on behalf of certain of their respective affiliated entities) are attached as Annex D-1 and Annex D-2, respectively, to this consent solicitation statement / prospectus.

No Appraisal Rights. Limited Partners of the Partnership are not entitled to appraisal or dissenters’ rights under applicable law or the Partnership Agreement in connection with the Mandatory Exchange Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of outstanding LP Units on January 15, 2018, except as noted below, by (1) each person who is known by us to beneficially own more than five percent of the outstanding voting power of the LP Units, (2) each director, director nominee, and named executive officer of Broadcom-Singapore (using the named executive officers as set forth in the proxy statement for Broadcom-Singapore’s 2016 Annual General Meeting filed with the SEC on February 17, 2017, because the information to determine the named executive officers with respect to fiscal year 2017 is not yet available); and (3) all of Broadcom-Singapore’s directors, director nominees and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to his or her LP Units beneficially owned, subject to applicable community property laws.

In the table below, percentage ownership is based on 22,121,031 LP Units outstanding as of January 15, 2018.

LP Units Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of LP Units	Percentage of LP Units
5% Limited Partners:
Henry T. Nicholas III (2) 15 Enterprise Suite 550 Aliso Viejo, CA 92656	11,457,605	51.8%
Henry Samueli, Ph.D. (3) c/o Broadcom Limited 1320 Ridder Park Drive San Jose, CA 95131	9,514,984	43.0%
Named Executive Officers, Directors and Nominees:
Hock E. Tan	—	—
Thomas H. Krause, Jr.	—	—
Charles B. Kawwas, Ph.D.	—	—
Henry Samueli, Ph.D. (3)	9,514,984	43.0%
Bryan T. Ingram	—	—
Lewis C. Eggebrecht	—	—
Kenneth Y. Hao	—	—
Eddy W. Hartenstein	—	—
Donald Macleod	—	—
Peter J. Marks	—	—
Check Kian Low	—	—
Gayla Delly	—	—
James V. Diller	—	—
All 13 executive officers and directors as a group	9,514,984	43.0%

(1)	Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all LP Units beneficially owned by them.
(2)	LP Units in the table include 11,456,699 LP Units held by Nicholas Technology Holding Trust and 302 LP Units held by each of (i) Henry T. Nicholas III Custodian Robert Brett Nicholas UGMA, (ii) Henry T. Nicholas III Custodian Shelby Vanessa Nicholas UGMA and (iii) Henry T. Nicholas III Custodian Matthew Carter Nicholas UGMA. Dr. Nicholas has dispositive power over these LP Units and power to direct the voting of these LP Units.

(3)	LP Units in the table include (i) 5,752,978 LP Units held by HS Portfolio L.P., (ii) 399,918 LP Units held by HS Management, L.P., (iii) 459,690 LP Units held by H&S Portfolio II L.P., (iv) 2,722,869 LP Units held by H&S Investments I L.P., (v) 1,860 LP Units held by H&S Ventures LLC, (vi) 62,010 LP Units held by HS REU LLC, of which 21,951.54 LP Units and 40,058.46 LP Units are beneficially owned by H&S Investments I L.P. and the Henry Samueli 2016 GRAT, a trust for the benefit of Dr. Samueli, respectively, through their ownership of membership interests in HS REU LLC, (vii) 62,010 LP Units held by SFS REU LLC, of which 21,951.54 LP Units and 40,058.46 LP Units are beneficially owned by H&S Investments I L.P. and the Susan Faye Samueli 2016 GRAT, a trust for the benefit of Dr. Samueli’s spouse, respectively, through their ownership of membership interests in SFS REU LLC, and (viii) 53,649 LP units held directly by Dr. Samueli. Dr. Samueli disclaims beneficial ownership of the shares held by HS Portfolio L.P. and HS Management, L.P., except to the extent of his pecuniary interest therein. H&S Ventures LLC is the general partner of HS Management, L.P., HS Portfolio L.P., H&S Portfolio II, L.P. and H&S Investments I, L.P. As the indirect owner of H&S Ventures LLC, Dr. Samueli has sole dispositive power over these LP Units and sole power to direct the voting of these LP Units.

MARKET PRICE AND DIVIDEND INFORMATION

Information regarding the principal market for ordinary shares of Broadcom-Singapore and related shareholder matters is as follows.

Broadcom-Singapore’s ordinary shares are traded on NASDAQ under the symbol “AVGO.” As of [●], 2018, the Record Date, the approximate number of record holders of Broadcom-Singapore’s ordinary shares was [●]. The high and low sales price per ordinary share and the dividend paid per ordinary share for the following periods were as follows:

	Price Range
Fiscal Quarter	High	Low
Quarter ended February 1, 2016	$149.72	$115.21
Quarter ended May 1, 2016	$159.65	$114.25
Quarter ended July 31, 2016	$167.60	$139.18
Quarter ended October 30, 2016	$179.42	$158.75
Quarter ended January 29, 2017	$205.79	$160.62
Quarter ended April 30, 2017	$227.75	$198.86
Quarter ended July 30, 2017	$258.49	$219.91
Quarter ended October 29, 2017	$259.36	$231.53

On November 1, 2017, the last trading day before the public announcement of the Scheme of Arrangement, the closing price of the Broadcom-Singapore ordinary shares on NASDAQ was $259.29 per share. On February 5, 2018, the most recent practicable date before the date of this consent solicitation statement / prospectus, the closing price of the Broadcom-Singapore ordinary shares on NASDAQ was $228.10 per share.

There is currently no established public trading market for LP Units. As of [●], 2018, the Record Date, the approximate number of record holders of LP Units was [●] and there were [●] outstanding LP Units (other than any LP Units held by Broadcom-Singapore and its subsidiaries).

The following dividends were paid to holders of Broadcom-Singapore ordinary shares and LP Units during fiscal years 2016 and 2017:

Record Date	Paid Date	Dividend per Share / LP Unit
March 18, 2016	March 31, 2016	$0.49
June 17, 2016	June 30, 2016	$0.50
September 19, 2016	September 30, 2016	$0.51
December 16, 2016	December 30 2016	$1.02
March 20, 2017	March 31, 2017	$1.02
June 19, 2017	June 30, 2017	$1.02
September 19, 2017	September 29, 2017	$1.02
December 19, 2017	December 29, 2017	$1.75

Broadcom-Singapore and the Partnership paid dividends and distributions totaling approximately $750 million during fiscal year 2016. In fiscal year 2017, Broadcom-Singapore and the Partnership paid dividends and distributions totaling approximately $1,745 million and $1,848 million, respectively. During fiscal year 2017, the Partnership distributions included a $103 million distribution to Broadcom-Singapore, as General Partner, for reimbursement of expenses the General Partner incurred on behalf of the Partnership and its subsidiaries.

Future dividends, if any, on the Broadcom-Singapore ordinary shares, LP Units and/or Broadcom-Delaware shares of common stock will be at the discretion and approval of the Board and subject to its continuing determination that they are in Broadcom-Singapore’s and Broadcom-Delaware’s best interests. Future dividend payments will also depend upon factors such as earnings levels, capital requirements, contractual restrictions, cash position, overall financial condition and any other factors deemed relevant by the Board. There can be no assurance that a dividend will be proposed or declared in the future, or as to the amount of any such dividends or other distributions of capital.

UNAUDITED SUMMARY PRO FORMA FINANCIAL INFORMATION

Full pro forma consolidated financial statements for Broadcom-Delaware to reflect the Transaction are not presented in this consent solicitation statement / prospectus because the impact is limited to the pro forma adjustments presented below. Such adjustments reflect the mandatory exchange of LP Units of the Partnership for shares of common stock of Broadcom-Delaware, which is expected to be completed as part of the Transaction as described in this consent solicitation statement / prospectus. The Scheme of Arrangement has no impact other than as presented and discussed below as it is a one-for-one exchange of Broadcom-Singapore ordinary shares for shares of Broadcom-Delaware common stock. The following table presents a summary of such adjustments to Broadcom-Singapore’s balance sheet as if the Transaction had been completed as of October 29, 2017:

Broadcom-Singapore Balance Sheet Items (1)	Historical Amounts (as reported as of October 29, 2017)	Pro Forma Adjustments		Pro Forma Amounts
(In millions, except share amounts)
Shareholders’ equity (2):
Ordinary shares, no par value; 408,732,155 shares actual and 430,877,758 shares pro forma issued and outstanding on October 29, 2017 (3)	$20,505	$2,901	(4)	$23,406
Non-economic voting preference shares, no par value; 22,145,603 shares actual and no shares pro forma issued and outstanding on October, 29, 2017 (5)	—	—		—
Accumulated deficit	(129)	—		(129)
Accumulated other comprehensive loss	(91)	—		(91)
Total Broadcom-Singapore shareholders’ equity (1) (2)	20,285	2,901		23,186
Noncontrolling interest	2,901	(2,901	) (4)	—
Total shareholders’ equity (2)	23,186	—		23,186
Total liabilities and shareholders’ equity (2)	$54,418	—		$54,418

(1)	Upon consummation of the Scheme of Arrangement, Broadcom-Delaware will become the ultimate parent company of the Broadcom group. Accordingly, all references in this section to Broadcom-Singapore will be replaced with Broadcom-Delaware.
(2)	Upon consummation of the Scheme of Arrangement, the ordinary shareholders of Broadcom-Singapore will become stockholders of Broadcom-Delaware. Accordingly, all references in this section to shareholders’ will be replaced with stockholders’.
(3)	The Scheme of Arrangement will provide for the exchange of all of the ordinary shares of Broadcom-Singapore for shares of common stock of Broadcom-Delaware on a one-for-one basis. Accordingly, upon consummation of the Scheme of Arrangement, each ordinary share of Broadcom-Singapore will be exchanged into one share of common stock of Broadcom-Delaware.
(4)	Represents the elimination of noncontrolling interest upon the conversion of LP Units of the Partnership into newly issued shares of common stock of Broadcom-Delaware upon completion of the exchange pursuant to the Mandatory Exchange Amendment.
(5)	On conversion of the LP Units into newly issued shares of the common stock of Broadcom-Delaware upon completion of the exchange pursuant to the Mandatory Exchange Amendment, these non-economic voting preference shares will be redeemed by Broadcom-Singapore, such that there are none outstanding on a pro forma basis.

The following table presents a summary of such adjustments to Broadcom-Singapore’s statement of operations as if the Mandatory Exchange Amendment had been completed as of the first day of our fiscal year ended October 29, 2017:

Broadcom-Singapore Statement of Operations (1)	Historical Amounts (as reported for the fiscal year ended October 29, 2017)	Pro Forma Adjustments		Pro Forma Amounts
(In millions, except per share data)
Income from continuing operations	$1,790	—		$1,790
Loss from discontinued operations, net of income taxes	(6)	—		(6)
Net income	1,784	—		1,784
Net income attributable to noncontrolling interest	92	(92	) (3)	—
Net income attributable to ordinary shares (2)	$1,692	$92	(3)	$1,784
Basic income (loss) per share attributable to ordinary shares (2):
Income per share from continuing operations	$4.19	—		$4.19
Loss per share from discontinued operations	(0.01)	—		(0.01)
Net income per share	$4.18	—		$4.18
Diluted income (loss) per share attributable to ordinary shares (2):
Income per share from continuing operations	$4.03	$0.01	(5)	$4.04
Loss per share from discontinued operations	(0.01)	—		(0.01)
Net income per share	$4.02	$0.01		$4.03
Weighted-average shares:
Basic	405	22	(4)	427
Diluted	421	22	(4)	443

(1)	Upon consummation of the Scheme of Arrangement, Broadcom-Delaware will become the ultimate parent company of the Broadcom group. Accordingly, all references in this section to Broadcom-Singapore will be replaced with Broadcom-Delaware.
(2)	The Scheme of Arrangement provides for the exchange of ordinary shares in the capital of Broadcom-Singapore for shares of common stock of Broadcom-Delaware on a one-for-one basis. Accordingly, upon consummation of the Scheme of Arrangement, all references in this section to ordinary shares will be removed.
(3)	Represents the elimination of net income attributable to noncontrolling interest upon completion of the exchange pursuant to the Mandatory Exchange Amendment. As a result of the Mandatory Exchange Amendment, the LP Units of the Partnership will be converted into newly issued shares of common stock of Broadcom-Delaware.
(4)	Represents the increase to weighted-average basic and diluted shares outstanding upon completion of the exchange pursuant to the Mandatory Exchange Amendment. Upon completion of the exchange pursuant to the Mandatory Exchange Amendment, the LP Units of the Partnership will be exchanged into newly issued shares of common stock of Broadcom-Delaware on a one-for-one basis.
(5)	Represents the change in diluted income per share from continuing operations as a result of the conversion of LP Units of the Partnership into common stock of Broadcom-Delaware.

Other impacts to such financial statements due to the Scheme of Arrangement would primarily be tax-related as a result of causing Broadcom’s parent company to be a U.S. corporation. Pro forma adjustments to reflect such tax impacts are not readily determinable or quantifiable, and therefore are not presented herein. In addition, the United States corporate income tax regime (including applicable statutory tax rates) changed significantly due to the enactment on December 22, 2017 of the 2017 Tax Reform Act. Any pro forma tax-related adjustments calculated as if the Scheme of Arrangement had been completed as of the first day of our fiscal year ended October 29, 2017 would reflect the impact of the corporate income tax regime in effect prior to the enactment of the 2017 Tax Reform Act and would not present any meaningful information for investors as to the likely actual tax impacts.

In addition to the inability to determine the pro forma tax impact of the consummation of the Scheme of Arrangement, there is also significant uncertainty as to how the 2017 Tax Reform Act will be implemented. However, following the Scheme of Arrangement, we expect the cash tax costs and overall effective cash tax rate of the Broadcom group to increase due to Broadcom-Delaware becoming the parent company of the Broadcom group.

Broadcom-Singapore also expects to incur additional cash tax costs as a result of the 2017 Tax Reform Act that would apply irrespective of the Scheme of Arrangement. Based on initial analysis, we believe the 2017 Tax Reform Act will result in a mandatory deemed repatriation tax of between $1.6 billion and $2.6 billion on certain of Broadcom-Singapore’s non-US earnings, without taking into account available deductions and credits. The amount and timing of installment payments of this deemed repatriation tax depend, in part, on when the Scheme of Arrangement becomes effective. However, this tax liability will be payable over eight years, with the amount of payments more heavily weighted to the latter years of this period. We presently expect these installment payments to start in our fiscal year 2019.

Broadcom’s preliminary estimates of the overall cash tax impact of the Scheme of Arrangement, as well as the amount and timing of installment payments of the mandatory deemed repatriation tax under the 2017 Tax Reform Act, are expected to change as we continue to refine our analysis and as additional guidance becomes available, particularly with respect to the 2017 Tax Reform Act. There is no assurance that the final determination of our income tax liability will not be materially different than what is reflected in our income tax provisions and accruals and in the estimated ranges provide above. Significant judgment is required to determine the recognition and measurement of tax liabilities prescribed in the relevant accounting guidance for uncertainty in income taxes.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the shares of Broadcom-Delaware common stock offered by this consent solicitation statement / prospectus.

Certain U.S. federal income tax consequences relating to the Transaction will be passed upon for Broadcom by Latham & Watkins LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this consent solicitation statement / prospectus by reference to the Annual Report on Form 10-K for the year ended October 29, 2017 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Broadcom Corporation and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s website at: http://www.sec.gov.

Our website is located at http://www.broadcom.com. Broadcom-Singapore’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through this website as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on Broadcom-Singapore’s website or any other website is not incorporated by reference in this consent solicitation statement / prospectus and does not constitute a part of this consent solicitation statement / prospectus.

SEC rules and regulations permit us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Some documents or information, such as that called for by Items 2.02 or 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this consent solicitation statement / prospectus. The information incorporated by reference is considered to be part of this consent solicitation statement / prospectus. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the meeting. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended October 29, 2017; and

•	our Current Reports on Form 8-K filed with the SEC on November 2, 2017 (two filings), November 6, 2017, November 17, 2017, December 6, 2017, January 31, 2018 and February 5, 2018 except for any information therein furnished under Items 2.02 or 7.01.

You may request a free copy of the above filings or any filings subsequently incorporated by reference into this consent solicitation statement (other than any exhibits to such filings not specifically incorporated by reference) by writing or calling:

Investor Relations, Broadcom Limited

1320 Ridder Park Drive

San Jose, California 95131

U.S.A.

Telephone No.: (408) 433-8000

Email: investor.relations@broadcom.com

In order to ensure timely delivery of these documents prior to the Expiration Date, you should make such request by [●], 2018.

We have not authorized anyone to give any information or make any representation about the Transaction or about us that differs from or adds to the information in this consent solicitation statement / prospectus or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this consent solicitation statement / prospectus or in the documents incorporated by reference.

The information contained in this consent solicitation statement / prospectus speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

ANNEX A

FORM OF AMENDMENT TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF BROADCOM CAYMAN L.P.

This Amendment (this “Amendment”) to the Amended and Restated Limited Partnership Agreement dated February 1, 2016 (the “Agreement”) of Broadcom Cayman L.P., an exempted limited partnership registered in the Cayman Islands (the “Partnership”), is made on [●], 2018, by Broadcom Limited (the “General Partner” or “Holdings”) and the applicable Limited Partners. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, in accordance with Section 3.1 of Schedule A to the Agreement, the rights, privileges, restrictions or conditions attaching the Exchangeable Units may be amended by the General Partner together with the approval of the holders of at least 85% of the outstanding Exchangeable Units (excluding any Exchangeable Units held by Holdings or any of its Subsidiaries) if any such amendment would adversely affect the rights, privileges, restrictions or conditions attaching to the Exchangeable Units relative to the Holding Shares; and

WHEREAS, the General Partner and the holders of at least 85% of the outstanding Exchangeable Units (excluding any Exchangeable Units held by Holdings or any of its Subsidiaries) have approved this Amendment.

NOW, THEREFORE, the Agreement is hereby amended by the inclusion of new Section 2.9 of Schedule A of the Agreement:

2.9    Mandatory Exchange In Connection with Scheme

In the event that (i) Holdings implements the Scheme of Arrangement in substantially the form attached hereto as Exhibit A on or before December 31, 2018 or such later date as is approved by the General Partner and the holders of at least 85% of the outstanding Exchangeable Units (excluding any Exchangeable Units held by Holdings or any of its Subsidiaries) (the “Scheme”) contemplated by that certain Implementation Agreement, in substantially the form attached hereto as Exhibit B, between Holdings and Broadcom Inc., a Delaware corporation (“Broadcom-Delaware”), and (ii) the Tax Condition (as defined below) is satisfied, then all outstanding Exchangeable Units (excluding any Exchangeable Units held by Holdings or any of its Subsidiaries) shall be mandatorily exchanged, without any action on the part of Holdings, Broadcom-Delaware, the Partnership or any holder of such Exchangeable Units, on a unit-for-share basis, for shares of common stock of Broadcom-Delaware, whereupon each Limited Partner shall receive from Broadcom-Delaware one share of common stock of Broadcom-Delaware in exchange for each Exchangeable Unit held by such Limited Partner (the “Mandatory Exchange”). The Mandatory Exchange contemplated by this Section 2.9 shall be effective as of immediately prior to the effectiveness of the Scheme.

For purposes of the foregoing paragraph:

(a)	The “Tax Condition” shall mean that the holders of at least 85% of the outstanding Exchangeable Units (excluding any Exchangeable Units held by Holdings or any of its Subsidiaries) shall not have notified the General Partner in writing of any change in the Tax Laws following the S-4 Effective Date that could reasonably be expected to result in such holders having significant uncertainty as to whether or not the Mandatory Exchange will be tax-free to a Unitholder for U.S. federal income tax purposes pursuant to the Internal Revenue Code, as amended;

(b)	“Tax Laws” shall mean the U.S. Internal Revenue Code of 1986, as amended, the U.S. Treasury Regulations promulgated thereunder, published guidance of the U.S. Internal Revenue Service, and court decisions; and

(c)	The “S-4 Effective Date” shall mean the date on which the Form S-4 registration statement filed by Broadcom-Delaware relating to the Mandatory Exchange is declared effective under the U.S. Securities Act of 1933, as amended.

Upon the effectiveness of such mandatory exchange:

(a)	each holder of Exchangeable Units shall have, and shall be deemed to have, exchanged all of such holder’s right, title and interest in and to such Exchangeable Units in consideration for the transfer to such holder of the applicable number of shares of common stock of Broadcom-Delaware; and

(b)	Holdings will cause Broadcom-Delaware to deliver (or cause to be delivered) to such holder, for and on behalf of Broadcom-Delaware and in the manner provided for in this Section, the applicable number of shares of common stock of Broadcom-Delaware in exchange for the Exchangeable Units described in Section 2.9(a).

Such mandatory exchange shall have the following effects:

(a)	Holdings will cause Broadcom-Delaware to deliver or cause the Registrar and Transfer Agent to deliver, to the relevant holder the applicable shares of common stock of Broadcom-Delaware (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance).

(b)	The holders of Exchangeable Units shall cease to be holders of such Exchangeable Units and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive applicable shares of common stock of Broadcom-Delaware, unless issuance of such shares is not made in accordance with the provisions of this Section. Broadcom-Delaware shall become the holders of such Exchangeable Units.

(c)	The holders of Exchangeable Units exchanged for shares of common stock of Broadcom-Delaware shall thereafter be considered and deemed for all purposes to be a holder of the shares of common stock of Broadcom-Delaware delivered to it hereunder.

(d)	As a condition to delivery of the consideration, Broadcom-Delaware and the Registrar and Transfer Agent may require presentation and surrender at the office of Broadcom-Delaware (or at any office of the Registrar and Transfer Agent as may be specified by Broadcom-Delaware) of such documents and instruments as the Registrar and Transfer Agent may reasonably require pursuant to its standard and customary practices (but, in any event, excluding any representations and warranties other than as to ownership and authority) or as required by law (e.g., Internal Revenue Service Forms W-8 or W-9).

(e)	Where a record date in respect of a distribution occurs prior to the effective date of the Scheme and there is any declared and unpaid distribution on any Exchangeable Unit exchanged hereunder, such distribution shall remain payable and shall be paid in the applicable form on the designated payment date to the former holder of the Exchangeable Unit so exchanged hereunder. In no event shall the holder of any Exchangeable Units be entitled under any circumstance whatsoever to receive any distribution on any Exchangeable Unit more than once by virtue of this Agreement.

(f)	All filing fees, transfer taxes, sales taxes, document stamps or other similar charges levied by any Governmental Authority in connection with the exchange of the Exchangeable Units pursuant to this Section shall be paid by Broadcom-Delaware; provided, however, that the holder of such Exchangeable Units shall pay any such fees, taxes, stamps or similar charges that may be payable as a result of any transfer of the consideration payable in respect of such Exchangeable Units to a Person other than such holder. Except as provided in Section 5.4(f) of this Agreement, each party will bear its own costs in connection with the performance of its obligations under this Agreement.

(g)	For the avoidance of doubt, and in consideration of the fact that following such exchange the holders of shares of common stock of Broadcom-Delaware will have voting rights with respect thereto, (i) all of the rights of a holder with respect to its Attached Voting Interest in respect of an Exchangeable Unit shall be deemed to be surrendered by such holder together with such Exchangeable Unit, and such Attached Voting Interest shall cease to exist immediately, upon the exchange of such Exchangeable Unit pursuant to this Section and (ii) in no event shall the holder of any Exchangeable Units be entitled under any circumstance whatsoever to vote the Holdings Shares underlying such holder’s Exchangeable Units more than once by virtue of the Voting Trust Agreement.

(h)	If the Mandatory Exchange is required to become effective pursuant to this Section 2.9, Holdings will take any and all actions (and will cause Broadcom-Delaware to take any and all actions, including the assumption of Holdings’ obligations under this Section 2.9) as necessary to cause the Mandatory Exchange to be implemented in accordance with this Section 2.9.

Except as specifically amended by this Amendment, the Agreement is, and shall remain, in full force and effect.

This Amendment shall be governed by and construed in accordance with the laws of the Cayman Islands, and the Partners hereby submit to the jurisdiction of the courts of the Cayman Islands.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as a Deed on the day and year first above written.

EXECUTED as a DEED by:

GENERAL PARTNER:

Broadcom Limited

By:
Name:
Title:

In the presence of:

Witness

EXECUTED as a DEED for and on behalf of the Limited Partners by:

Broadcom Limited as General Partner

By:
Name:
Title:

In the presence of:

Witness

Exhibit A

Form of Scheme of Arrangement

IN THE HIGH COURT OF THE REPUBLIC OF SINGAPORE

Originating Summons    )

No. [●] of [●]                   )

In the Matter of

Broadcom Limited

(RC No. 201505572G)

…Applicant

and

In the Matter of Section 210 of the Companies Act, Chapter 50

SCHEME OF ARRANGEMENT

under Section 210 of the Companies Act, Chapter 50

Between

Broadcom Limited,

a public company limited by shares incorporated under the laws of the Republic of Singapore,

And

the Scheme Shareholders (as defined herein)

And

Broadcom Limited, a Delaware corporation

PRELIMINARY

In this Scheme of Arrangement, except to the extent that the context requires otherwise, the following expressions shall bear the following respective meanings:

“ACRA”	:	Accounting and Corporate Regulatory Authority of Singapore

“Broadcom-Singapore Certificates”	:	Existing share certificates representing a holding of Broadcom-Singapore Ordinary Shares by any holder of Broadcom-Singapore Ordinary Shares as at the Effective Time

“Broadcom-Singapore Ordinary Shares”	:	Issued and paid-up ordinary shares in the capital of the Company

“Broadcom-Singapore Preference Shares”	:	Redeemable preference shares in the capital of the Company bearing the rights, privileges and restrictions set forth in the constitution of the Company

“Broadcom-Singapore Shares”	:	Broadcom-Singapore Ordinary Shares and Broadcom-Singapore Preference Shares

“CEDE”	:	CEDE & Co., as nominee of DTC

“Companies Act”	:	The Companies Act, Chapter 50 of Singapore

“Company” or “Broadcom” or “Broadcom-Singapore”	:	Broadcom Limited, a public company limited by shares incorporated under the laws of the Republic of Singapore

“Court”	:	The High Court of the Republic of Singapore, or where applicable on appeal, the Court of Appeal of the Republic of Singapore

“Court Meeting”	:	The meeting of Scheme Shareholders to be convened pursuant to the order of the Court to approve this Scheme, notice of which is set out on pages [●] to [●] of the Proxy Statement, and any adjournment thereof

“DTC”	:	The Depository Trust Company

“Effective Date”	:	The date on which this Scheme becomes effective and binding in accordance with its terms

“Effective Time”		The time on the Effective Date at which the Scheme becomes effective and binding in accordance with its terms

“Entitled Scheme Shareholders”	:	Scheme Shareholders of record as at the Effective Time

“Exchange Agent”		A nationally-recognized U.S. financial institution appointed by New US Topco to act as exchange agent in the Scheme

“Implementation Agreement”	:	The implementation agreement dated [●], 2018 entered into between the Company and New US Topco to implement, inter alia, this Scheme

“Latest Practicable Date”	:	[●], being the latest practicable date prior to the printing of the document containing this Scheme for the purpose of ascertaining certain information for inclusion herein

“Long-Stop Date”	:	Has the meaning ascribed to it in the Implementation Agreement

“New US Topco”	:	Broadcom Limited, a Delaware corporation

“Proxy Statement”	:	The document dated [●], 2018 containing this Scheme and any other document(s) which may be issued by or on behalf of the Company to amend, revise, supplement or update the document(s) from time to time

“Register of Members”	:	The register of members maintained by the Company pursuant to Section 190 of the Companies Act

“Register of Transfers”	:	The register maintained by the Company to record transfers of Broadcom-Singapore Shares made by persons on the Register of Members

“Scheme”	:	This scheme of arrangement in its present form or with or subject to any modification thereof or amendment or addition thereto in accordance with its terms (including paragraph 13 herein) or condition(s) approved or imposed by the Court

“Scheme Consideration”	:	One fully paid share of common stock, par value $0.001 per share, of New US Topco to be issued to each Entitled Scheme Shareholder (either directly or to be held in the name of CEDE) on a share-for-share basis for each Broadcom-Singapore Ordinary Share transferred by such Entitled Scheme Shareholder (either directly or in the name of CEDE) to New US Topco in accordance with the terms of this Scheme

“Scheme Shareholders”	:	(i) Persons who are registered as holders of Broadcom-Singapore Shares in the Register of Members, other than CEDE, and (ii) persons who are registered as holders of Broadcom-Singapore Ordinary Shares in book entry form on the register of the DTC, which Broadcom-Singapore Ordinary Shares are held through CEDE as the registered holder of the said Broadcom-Singapore Ordinary Shares on the Register of Members

“Share Registrar”	:	Computershare Trust Company, N.A.

The term “Shareholder”, in relation to any Broadcom-Singapore Share, includes a person entitled to that Broadcom-Singapore Share by transmission.

Words importing the singular shall, where applicable, include the plural and vice versa and words indicating a specific gender shall, where applicable, include the other genders (male, female or neuter). References to persons shall, where applicable, include corporations.

A reference to an enactment or statutory provision shall include a reference to any subordinate legislation and any regulation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision, subordinate legislation or regulation as from time to time amended, consolidated, modified, re-enacted or replaced, whether before or after the date of this Scheme.

Any reference to a time of day and date shall be a reference to Singapore time and date respectively, unless otherwise specified.

RECITALS

(A)	The Company was incorporated in Singapore on 3 March 2015 and is listed on the Nasdaq Global Select Market. As at the Latest Practicable Date, the Company has an issued and paid-up share capital of US$[●] comprising [●] Broadcom-Singapore Ordinary Shares and S$[●] comprising [●] Broadcom-Singapore Preference Shares.

(B)	The primary purpose of this Scheme is the transfer by Scheme Shareholders who hold Broadcom-Singapore Ordinary Shares (either directly or in the name of CEDE) of all of the Broadcom-Singapore Ordinary Shares held by them (either directly or in the name of CEDE) to New US Topco, in consideration for the issuance of the Scheme Consideration to such Scheme Shareholders by New US Topco.

(C)	The Company and New US Topco have entered into the Implementation Agreement to set out their respective rights and obligations with respect to, inter alia, this Scheme and the implementation thereof.

(D)	Each of the Company and New US Topco has agreed to appear by legal counsel at the hearing of the Originating Summons to approve this Scheme, and to consent thereto, and to undertake to the Court to be bound thereby and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

PART I

CONDITIONS PRECEDENT

1.	This Scheme is conditional upon:

(a)	each condition precedent set out in Clause 3 of the Implementation Agreement being satisfied; and

(b)	the Implementation Agreement not having been terminated in accordance with its terms.

PART II

TRANSFER OF THE SHARES

2.	With effect from the Effective Date, upon the effectiveness of the Scheme, all outstanding Broadcom-Singapore Ordinary Shares shall be transferred to New US Topco fully paid, free and clear of any liens, pledges, security interests or other encumbrances, and New US Topco shall become the holder of all outstanding Broadcom-Singapore Ordinary Shares, together with all rights, benefits and entitlements as at the Effective Date and thereafter attaching thereto, including the right to receive and retain all dividends and other distributions (if any) which may be declared, paid or made thereon by the Company on or after the Effective Date, but excluding the right to receive and retain all dividends and distributions (if any), the record date of which falls before the Effective Date, together with all interest accrued thereon.

3.	For the purpose of giving effect to the transfer of the Broadcom-Singapore Ordinary Shares provided for in paragraph 2 of this Scheme, the Company shall authorise any person to execute or effect on behalf of all the Entitled Scheme Shareholders as well as on behalf of CEDE, an instrument or instruction of transfer of all the Broadcom-Singapore Ordinary Shares held by such Entitled Scheme Shareholders (whether directly or held in the name of CEDE) and every such instrument or instruction of transfer so executed shall be effective as if it had been executed by such Entitled Scheme Shareholders and by CEDE respectively.

PART III

SATISFACTION OF SCHEME CONSIDERATION

4.	At or immediately after the Effective Time and subject to and upon the terms and conditions of the Implementation Agreement and the applicable provisions of the Companies Act, in consideration for the transfer of the Broadcom-Singapore Ordinary Shares provided for in paragraph 2 of this Scheme, New US Topco shall issue to each Entitled Scheme Shareholder the Scheme Consideration for each Broadcom-Singapore Ordinary Share transferred by that Scheme Shareholder to New US Topco.

5.	At or immediately after the Effective Time, New US Topco shall deposit with the Exchange Agent, acting as exchange agent and solely for the account and benefit of the Entitled Scheme Shareholders, book entry shares representing the full number of shares of common stock of New US Topco to be issued as Scheme Consideration (the “Broadcom Consideration Fund”).

6.	Promptly after the Effective Time, New US Topco shall cause the Exchange Agent to mail to each holder of Broadcom-Singapore Ordinary Shares who is a holder of record of Broadcom-Singapore Certificates: (i) a letter of transmittal in customary form and (ii) instructions for use in effecting the surrender of the Broadcom-Singapore Certificates in exchange for payment of the Scheme Consideration, the form and substance of which letter of transmittal and instructions shall be in a form prepared by New US Topco. Upon surrender of a Broadcom-Singapore Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and with such other documents as may be required pursuant to such instructions, the holder of such Broadcom-Singapore Certificate shall be entitled to receive in exchange therefor, the Scheme Consideration, and the Broadcom-Singapore Certificate so surrendered shall forthwith be cancelled.

7.	The issuance of the Scheme Consideration by New US Topco shall be deemed as good discharge to New US Topco and the Company in respect of the consideration for the Broadcom-Singapore Ordinary Shares.

8.	Any portion of the Broadcom Consideration Fund deposited with the Exchange Agent that has not been transferred to the Entitled Scheme Shareholders for 90 calendar days after the Effective Time shall (upon request by New US Topco) be delivered to New US Topco, and any holder of Broadcom-Singapore Certificates shall thereafter look only to New US Topco for payment of the Scheme Consideration, without any interest thereon.

9.	On and from the Effective Time, each Broadcom-Singapore Certificate will cease to be evidence of title of the Broadcom-Singapore Ordinary Shares represented thereby. The Scheme Shareholders will be notified of the procedures to submit the Broadcom-Singapore Certificates to the address of the Share Registrar for cancellation.

PART IV

EFFECTIVE DATE

10.	Subject to the satisfaction of the conditions set out in paragraphs 1(a) and 1(b) of this Scheme, this Scheme shall become effective upon a copy of the order of the Court approving this Scheme under Section 210 of the Companies Act (the “Court Order”) being duly lodged with ACRA. The Company may determine, at its sole discretion, the date on which the Court Order is lodged with ACRA, notwithstanding the obtainment of the approval of this Scheme by the Scheme Shareholders, the grant of the order of the Court approving this Scheme and/or the satisfaction of all of the other conditions precedent in the Implementation Agreement; provided, that, subject to the satisfaction of the conditions set forth in the Implementation Agreement, the Court Order shall be lodged with ACRA no later than the Long-Stop Date.

11.	For the avoidance of doubt, prior to the Scheme becoming effective in accordance with paragraph 10 of this Scheme, the approval by the Scheme Shareholders and/or the Court of this Scheme shall remain valid notwithstanding any change in the business or financial condition of, or any transactions undertaken by the Company (including any changes arising as a result of the Company’s proposed acquisition of Qualcomm Incorporated).

12.	Unless this Scheme shall have become effective as aforesaid on or before the Long-Stop Date (or such other date as the Court on the application of the Company or New US Topco, may allow), this Scheme shall lapse.

13.	The Company and New US Topco may jointly consent, for and on behalf of all concerned, to any modification of, or amendment to, this Scheme or to any condition which the Court may think fit to approve or impose.

14.	In the event that this Scheme does not become effective and binding for any reason, the costs and expenses incurred by the Company in connection with this Scheme will be borne by the Company.

15.	This Scheme shall be governed by, and construed in accordance with, the laws of Singapore, and the Company, New US Topco and the Scheme Shareholders submit to the non-exclusive jurisdiction of the courts of Singapore. Save as provided for in this Scheme, a person who is not a party to this Scheme has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term or provision of this Scheme.

Dated [●]

Exhibit B

Form of Implementation Agreement

FORM OF IMPLEMENTATION AGREEMENT

THIS AGREEMENT is made on [●], 2018

BETWEEN:

(1)	BROADCOM LIMITED, a company incorporated under the laws of Delaware and having its registered office at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A. (“New US Topco”); and

(2)	BROADCOM LIMITED (Company Registration Number: 201505572G), a company incorporated in Singapore and having its registered office at 1 Yishun Avenue 7 Singapore 768923 (the “Company” or “Broadcom”),

(each,	a “Party” and collectively, the “Parties”).

WHEREAS:

The Company proposes to cause the transfer of all the issued ordinary shares in the capital of the Company (the “Broadcom Limited Ordinary Shares”) to New US Topco by way of a scheme of arrangement (the “Redomiciliation”) in accordance with Section 210 of the Companies Act (Chapter 50 of Singapore) (the “Companies Act”), and New US Topco and the Company have agreed in good faith to implement the Redomiciliation upon and subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement and the Schedules, unless the context otherwise requires:

“ACRA” means the Accounting and Corporate Regulatory Authority of Singapore;

“Broadcom Consideration Fund” shall have the meaning ascribed to it in Clause 4.6.1;

“Broadcom Limited Certificate” shall have the meaning ascribed to it in Clause 4.3;

“Broadcom Limited Equity Plans” means (i) the Avago Technologies Limited 2009 Equity Incentive Award Plan, (ii) the LSI Corporation 2003 Equity Incentive Plan, (iii) the Avago Technologies Limited Employee Share Purchase Plan, (iv) the Emulex Corporation 2005 Equity Incentive Plan, (v) the Broadcom Corporation 2012 Stock Incentive Plan, (vi) the Broadcom Corporation 1998 Stock Incentive Plan, (vii) the Brocade Communication Systems, Inc. 2009 Stock Plan, and (viii) the Brocade Communications Systems, Inc. Amended and Restated Inducement Award Plan, each as amended to date;

“Broadcom Limited ESPP” means the Broadcom Limited Second Amended and Restated Employee Share Purchase Plan;

“Broadcom Limited ESPP Award” shall have the meaning ascribed to it in Clause 5.4;

“Broadcom Limited Ordinary Shares” shall have the meaning ascribed to it in the Recital;

“Broadcom Limited Preference Shares” means the redeemable preference shares in the capital of the Company bearing the rights, privileges and restrictions set forth in the constitution of the Company;

“Broadcom Limited PSU Award” means a performance share unit denominated in Broadcom Limited Ordinary Shares granted pursuant to one of the Broadcom Limited Equity Plans;

“Broadcom Limited RSU Award” means a restricted share unit award denominated in Broadcom Limited Ordinary Shares granted pursuant to one of the Broadcom Limited Equity Plans;

“Broadcom Limited Share Option” means an option to purchase Broadcom Limited Ordinary Shares granted pursuant to one of the Broadcom Limited Equity Plans;

“Broadcom Limited Shares” means the Broadcom Limited Ordinary Shares and the Broadcom Limited Preference Shares;

“Business Day” means a day (excluding Saturdays, Sundays and gazetted public holidays) on which commercial banks are open for business in the State of California and the Republic of Singapore;

“CEDE” shall have the meaning ascribed to it in Clause 7.1.2;

“Companies Act” shall the meaning ascribed to it in the Recital;

“Consideration” shall have the meaning ascribed to it in Clause 4.2;

“Converted Topco Option” shall have the meaning ascribed to it in Clause 5.1;

“Converted Topco RSUs” shall have the meaning ascribed to it in Clause 5.2;

“Court” means the High Court of the Republic of Singapore, or where applicable on appeal, the Court of Appeal of the Republic of Singapore;

“Court Meeting” means the meeting of the Shareholders to be convened pursuant to the order of the Court, to approve the Redomiciliation and any adjournment thereof;

“Court Order” means the order of the Court sanctioning the Redomiciliation under Section 210 of the Companies Act;

“Effective Date” means the date on which the Redomiciliation becomes effective in accordance with Clause 4.4 of this Agreement and Section 210(5) of the Companies Act, and which date shall, in any event, be no later than the Long-Stop Date;

“Effective Time” means the time on the Effective Date at which the Court Order is lodged with ACRA;

“Encumbrances” means any liens, equities, mortgages, charges, encumbrances, security interests, hypothecations, easements, pledges, title retention, trust arrangement, hire purchase, judgment, preferential right, rights of pre-emption and other rights or interests conferring security or similar rights in favour of a third party;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Exchange Agent” shall have the meaning ascribed to it in Clause 4.6.1;

“Governmental Agency” means any international, national, federal, state, provincial or local government or governmental, semi-governmental, administrative, regulatory, fiscal or judicial agency, authority, body, commission, department, exchange, tribunal or entity;

“Law” means any federal, state, local or foreign law (including common law), statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, franchise, license, agency requirement or permit of any Governmental Agency;

“Long-Stop Date” means [date], 2018;

“NASDAQ” means The NASDAQ Global Select Market;

“NASDAQ Shares” shall have the meaning ascribed to it in Clause 7.1.2;

“New US Topco Shares” means the shares of common stock, par value $0.001 per share, of New US Topco;

“Ordinary Shareholders” means the holders of Broadcom Limited Ordinary Shares as at the Effective Time;

“Proxy Statement” means the definitive proxy statement (including any amendment or supplement thereto) relating to the Redomiciliation and this Agreement to be sent by Broadcom to the Shareholders relating to the Court Meeting;

“Redomiciliation” shall have the meaning ascribed to it in the Recital;

“Right” shall have the meaning ascribed to it in Clause 9.6;

“SEC” means the United States Securities and Exchange Commission;

“Shareholders” means the holders of Broadcom Limited Shares;

“Taxes” or “Taxation” means all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, including income, withholding, stamp, goods and services tax and any other form of value-added tax, in each case whether of Singapore, the United States or elsewhere in the world, and all penalties, charges, costs and interest relating thereto;

“Warranties” means the representations, warranties, covenants and undertakings made by New US Topco in Schedule 1 or the representations, warranties, covenants and undertakings made by the Company in Schedule 2 (as the case may be) and “Warranty” means any one of them; and

“%” or “per cent.” means per centum or percentage.

1.1	Modification of Statutes. Any reference in this Agreement to a statutory provision shall include that provision and any regulations made in pursuance thereof as from time to time modified or re-enacted, whether before or after the date of this Agreement, so far as such modification or re-enactment applies or is capable of applying to any transactions entered into and (so far as liability thereunder may exist or can arise) shall include also any past statutory provision or regulation (as from time to time modified or re-enacted) which such provision or regulation has directly or indirectly replaced.

1.2	Companies Act

The words “company”, “corporation”, and “subsidiary” shall have the same meanings in this Agreement as their respective definitions in the Companies Act.

1.3	Miscellaneous

1.1.1	In this Agreement, a reference to:

(i)	“this Agreement” includes all amendments, additions, and variations thereto agreed between the Parties;

(ii)	“month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month; and

(iii)	“person” shall include an individual, corporation, company, partnership, firm, trustee, trust, executor, administrator or other legal personal representative, unincorporated association, joint venture, syndicate or other business enterprise, any governmental, administrative or regulatory authority or agency (notwithstanding that, “person” may be sometimes used herein in conjunction with some of such words), and their respective successors, legal personal representatives and assigns, as the case may be, and pronouns shall have a similarly extended meaning.

1.1.2

The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. The words “written” and “in writing” include any means of visible reproduction. References to “Clauses”, “Schedules” and “Recital” are to the clauses of, schedules to, and recital of this Agreement. The word “paragraph” is a reference to a paragraph of the Clause or the Schedule, as the case may be, in which such reference appears. The use of the words “include”, “includes” or “including” followed by one or more examples is intended to be illustrative and shall not be construed restrictively to limit the scope or extent of the description or term in respect of which the examples are provided, and shall bear the same meaning as the words “include without limitation”, “includes without limitation” or “including without limitation” respectively.

1.1.3	Any thing or obligation to be done under this Agreement which requires or falls to be done on a stipulated day, shall be done on the next succeeding Business Day, if the day upon which that thing or obligation to be done falls on a day which is not a Business Day.

1.1.4	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing a specific gender shall include the other genders (male, female or neuter).

1.1.5	The Schedules form part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement.

2.	AGREEMENT TO PROCEED WITH THE REDOMICILIATION

The Parties hereby agree to effect the Redomiciliation upon the terms and subject to the conditions of this Agreement.

3.	CONDITIONS PRECEDENT

3.1	Conditions. The Redomiciliation is conditional upon the following:

3.1.1	Shareholders’ Approval: the approval of the Redomiciliation by the Shareholders in compliance with the requirements under Section 210(3) of the Companies Act having been obtained;

3.1.2	Court Order: the grant of the Court Order by the Court and such Court Order having become final; and

3.1.3	No Prohibitions: between the date of this Agreement and immediately prior to the Effective Time, (a) no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Redomiciliation and (b) no order or injunction of a court of competent jurisdiction shall be in effect that prevents the consummation of the Redomiciliation.

3.2	Non-Satisfaction/Waiver. The Parties agree that none of the conditions precedent in Clause 3.1 are capable of being waived by either or both Parties.

3.3	All Actions. Subject to the terms and conditions provided in this Agreement, each Party agrees to use its reasonable efforts to take, or cause to be taken, all actions and to use its reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated under this Agreement and the Redomiciliation.

4.	THE REDOMICILIATION

4.1	Redomiciliation. The Parties agree that the Redomiciliation will involve, inter alia, the transfer of all the outstanding Broadcom Limited Ordinary Shares to New US Topco, fully paid, free from all Encumbrances and together with all rights, benefits and entitlements as at the Effective Date and thereafter attaching thereto, including the right to receive and retain all dividends, rights and other distributions (if any) declared by the Company on or after the Effective Date. On the Effective Date, upon the effectiveness of the Redomiciliation, New US Topco will hold 100 per cent. of the Broadcom Limited Ordinary Shares.

4.2	Redomiciliation Consideration. The consideration to be paid by New US Topco to the Ordinary Shareholders for their Broadcom Limited Ordinary Shares pursuant to the Redomiciliation shall be one fully paid New US Topco Share for each such Broadcom Limited Ordinary Share (the “Consideration”).

4.3	Broadcom Limited Ordinary Shares. From and after the Effective Time, each existing share certificate representing a holding of Broadcom Limited Ordinary Shares by or on behalf of the Ordinary Shareholders (a “Broadcom Limited Certificate”) and each existing Broadcom Limited Ordinary Share held in uncertificated book-entry form will cease to be evidence of title of the Broadcom Limited Ordinary Shares represented by such certificate or book-entry notation and New US Topco shall issue to each Ordinary Shareholder the New US Topco Shares issued in exchange therefor.

4.4	Effective Date. The Redomiciliation shall become effective upon the lodgement of the Court Order with ACRA. At the Effective Time, all of the issued Broadcom Limited Ordinary Shares will be transferred to New US Topco, fully paid, free from all Encumbrances and together with all rights, benefits and entitlements attaching thereto as at such date and thereafter attaching thereto.

4.5	Directors and Officers. The directors of the Company immediately before the Effective Time shall, from and after the Effective Time, be the directors of New US Topco until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with applicable Laws. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of New US Topco until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with applicable Laws.

4.6	Exchange Procedures for Broadcom Limited Ordinary Shares

4.6.1	Prior to the Effective Time, New US Topco will designate a nationally-recognized U.S. financial institution to act as exchange agent in the Redomiciliation (the “Exchange Agent”). At or immediately after the Effective Time, New US Topco shall deposit with the Exchange Agent, acting as exchange agent and solely for the account and benefit of the Ordinary Shareholders, for exchange in accordance with Clauses 4.2 and 4.3, book entry shares representing the full number of New US Topco Shares issuable pursuant to Clauses 4.2 and 4.3 in exchange for outstanding Broadcom Limited Ordinary Shares (such New US Topco Shares, the “Broadcom Consideration Fund”).

4.6.2	Promptly following the Effective Time, New US Topco shall cause the Exchange Agent to mail to each Ordinary Shareholder who is a holder of record of Broadcom Limited Certificates whose shares were converted into the right to receive the Consideration pursuant to Clauses 4.2 and 4.3: (i) a letter of transmittal in customary form and (ii) instructions for use in effecting the surrender of the Broadcom Limited Certificates in exchange for payment of the Consideration, the form and substance of which letter of transmittal and instructions shall be in a form prepared by New US Topco. Upon surrender of a Broadcom Limited Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and with such other documents as may be required pursuant to such instructions, the holder of such Broadcom Limited Certificate shall be entitled to receive in exchange therefor, subject to any required withholding of Taxes, the Consideration, if any, pursuant to the provisions of this Clause 4 and Clause 5.7, and the Broadcom Limited Certificate so surrendered shall forthwith be cancelled. No interest will be paid to holders of Broadcom Limited Certificates in connection with, or accrued on, the Consideration. If any Consideration is to be paid to a person other than a person in whose name the Broadcom Limited Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of payment of the Consideration to a person other than the registered holder of the Broadcom Limited Certificate surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not applicable.

4.6.3

At and after the Effective Time, there shall be no transfers on the register of transfer of Broadcom of Broadcom Limited Ordinary Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Broadcom Limited Certificates are presented to New US Topco,

Broadcom or the Exchange Agent for any reason, they shall be cancelled and exchanged for the Consideration pursuant to this Clause 4, except as otherwise provided by applicable Laws.

4.6.4	Any portion of the Broadcom Consideration Fund that remains unclaimed by the Ordinary Shareholders ninety calendar days after the Effective Time shall (upon request by New US Topco) be delivered to New US Topco. Any holders of Broadcom Limited Certificates who have not theretofore complied with this Clause 4 with respect to such Broadcom Limited Certificates shall thereafter (subject to applicable abandoned property, escheat or similar laws) look only to New US Topco for payment of their claim for the Consideration in respect thereof.

4.6.5	Notwithstanding anything herein to the contrary, neither the Exchange Agent nor any party hereto shall be liable to any person in respect of Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Broadcom Limited Certificate shall not have been surrendered or transferred prior to the date on which any Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Agency pursuant to applicable Laws, any Consideration in respect of such Broadcom Limited Certificate shall, to the extent permitted by applicable Law, become the property of New US Topco.

4.6.6	If any Broadcom Limited Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (such affidavit shall be in a form reasonably satisfactory to New US Topco and the Exchange Agent) by the person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Broadcom Limited Certificate, the Consideration to which such person is entitled in respect of such Broadcom Limited Certificate pursuant to this Clause 4; provided, however, that New US Topco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Broadcom Limited Certificate to deliver a bond in such reasonable and customary amount as New US Topco may direct as indemnity against any claim that may be made against New US Topco, the Company or the Exchange Agent with respect to the Broadcom Limited Certificate alleged to have been lost, stolen or destroyed.

4.6.7	No dividends or other distributions with respect to New US Topco Shares with a record date after the Effective Time shall be paid to the holder of any Broadcom Limited Certificate representing Broadcom Limited Ordinary Shares as at the Effective Time until the surrender of such Broadcom Limited Certificate in accordance with this Clause 4. Subject to applicable Laws, following surrender of any such Broadcom Limited Certificate, there shall be paid to the holder of the New US Topco Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole New US Topco Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to New US Topco Shares.

5.	BROADCOM EQUITY AWARDS

5.1	At the Effective Time, each Broadcom Limited Share Option outstanding immediately prior to the Effective Time shall, without any further action on the part of any holder thereof, be assumed by New US Topco and converted into an option to purchase the same number of New US Topco Shares as the number of Broadcom Limited Ordinary Shares subject to such Broadcom Limited Share Option immediately prior to the Effective Time at the same exercise price per New US Topco Share as the per share exercise price for the Broadcom Limited Ordinary Shares applicable to such Broadcom Limited Share Option immediately prior to the Effective Time (each, as so adjusted, a “Converted Topco Option”). Subject to applicable Laws, the Converted Topco Options shall continue to have, and shall be subject to, the same terms and conditions (including any applicable vesting and change in control provisions, provided that in no event shall this transaction constitute a change in control for the purposes of such provisions) that applied to the Broadcom Limited Share Options immediately prior to the Effective Time.

5.2	At the Effective Time, each Broadcom Limited RSU Award outstanding immediately prior to the Effective Time shall, without any further action on the part of any holder thereof, be assumed by New US Topco and converted into an award of restricted share units over that number of New US Topco Shares (“Converted Topco RSUs”) equal to the number of Broadcom Limited Ordinary Shares underlying such Broadcom Limited RSU Award immediately prior to the Effective Time. Subject to applicable Laws, the Converted Topco RSUs shall continue to have, and shall be subject to, the same terms and conditions (including any applicable vesting and change in control provisions, provided that in no event shall this transaction constitute a change in control for the purposes of such provisions) that applied to the Broadcom Limited RSU Awards immediately prior to the Effective Time.

5.3	At the Effective Time, each Broadcom Limited PSU Award outstanding immediately prior to the Effective Time shall, without any further action on the part of any holder thereof, be assumed by New US Topco and converted into an award consisting of that number of performance share units of New US Topco (“Converted Topco PSUs”) equal to the number of performance share units underlying such Broadcom Limited PSU Award, and the number of New US Topco Shares issuable upon vesting of each Converted Topco PSU shall be equal to the number of Broadcom Limited Ordinary Shares issuable upon vesting of each performance share unit underlying such Broadcom Limited PSU Award, in each case, immediately prior to the Effective Time. Subject to applicable Laws, the Converted Topco PSUs shall continue to have, and shall be subject to, the same terms and conditions (including any applicable vesting and change in control provisions, provided that in no event shall this transaction constitute a change in control for the purposes of such provisions) that applied to the Broadcom Limited PSU Awards immediately prior to the Effective Time.

5.4	At the Effective Time, each option to purchase Broadcom Limited Ordinary Shares that is outstanding under the Broadcom Limited ESPP (each, a “Broadcom Limited ESPP Award”) shall be assumed by New US Topco and converted into an option to purchase, on the same terms and conditions (including per share exercise price) as in effect under the Broadcom Limited ESPP immediately prior to the Effective Time, a number of New US Topco Shares equal to the total number of Broadcom Limited Ordinary Shares subject to such Broadcom Limited ESPP Award immediately prior to the Effective Time in accordance with Section 19(d) of the Broadcom Limited ESPP.

5.5	With respect to any Converted Topco Option, Converted Topco RSU and Converted Topco PSU for which the related Broadcom Limited Share Option, Broadcom Limited RSU Award or Broadcom Limited PSU Award vests based upon the achievement of applicable performance goals, New US Topco may, in its discretion and in accordance with the terms of the Broadcom Limited Equity Plan and award agreement applicable to each such award, adjust the applicable performance goals to reflect the consummation of the transactions contemplated by this Agreement.

5.6	Prior to the Effective Date, Broadcom shall take all actions necessary to effectuate the provisions set forth in this Clause 5; provided, that no action taken by Broadcom shall be required to be irrevocable until immediately prior to the Effective Time. The Parties may, to the extent necessary to minimize the tax impact to holders of Broadcom Limited Share Options, Broadcom Limited RSU Awards and Broadcom Limited PSU Awards of the provisions set forth in this Clause 5, cooperate in good faith prior to the Effective Date to develop an alternate mechanism for the conversion of such Broadcom Limited Share Options, Broadcom Limited RSU Awards and Broadcom Limited PSU Awards held by individuals subject to Taxes imposed by the Laws of a country other than the United States.

5.7	Each of Broadcom and New US Topco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended, the rules and regulations promulgated thereunder, or any other applicable state, local or foreign Tax Law.

6.	TERMINATION

6.1	Termination for Governmental Order Prohibiting Redomiciliation. This Agreement may be terminated at any time prior to the Effective Time by either Party if any court of competent jurisdiction or Governmental Agency has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Redomiciliation or any part thereof, or has refused to do anything necessary to permit the Redomiciliation or any part thereof, and such order, decree, ruling, other action or refusal shall have become final and non-appealable.

6.2	Failure of Conditions Prior to Long-Stop Date. Notwithstanding anything contained in this Agreement, this Agreement shall terminate if any of the conditions precedent in Clause 3.1 has not been satisfied, or if the Redomiciliation has not become effective, on or before the Long-Stop Date.

6.3	Effect of Termination. In the event of termination of this Agreement by either Party pursuant to this Clause 6, this Agreement shall terminate (except for Clauses 1 and 9) and there shall be no other liability on any Party.

7.	IMPLEMENTATION

7.1	The Company’s Obligations. The Company must use its reasonable best efforts to execute all documents and do all acts and things necessary for the implementation of the Redomiciliation, including the following:

7.1.1	Proxy Statement: the preparation and filing with the SEC the Proxy Statement (including in preliminary form) and any other forms or notices required in connection with the issuance of New US Topco Shares, and furnishing the information required to be provided to its shareholders pursuant to the Laws of Singapore (including an explanatory statement in relation to the Redomiciliation complying with the requirements of the Companies Act) and the Exchange Act;

7.1.2	Court Meeting: the application to the Court for order(s) convening the Court Meeting and for any ancillary orders relating thereto (including an order that for the purposes of the Court Meeting, (i) CEDE & Co. (“CEDE”), as nominee of The Depositary Trust Company, shall be deemed not to be a shareholder of the Company, and (ii) instead, each of the persons or entities who are registered on the list maintained by CEDE as holders of the Broadcom Limited Ordinary Shares which are listed on NASDAQ (the “NASDAQ Shares”) shall be deemed to be a shareholder of Broadcom in respect of such number of NASDAQ Shares held in such persons or entities account under CEDE);

7.1.3	Court Order: if the Redomiciliation is approved by the Shareholders at the Court Meeting, applying to the Court as promptly as reasonably practicable thereafter in writing for seeking its sanction and confirmation of the Redomiciliation;

7.1.4	ACRA Lodgement: following the grant of the Court Order, delivering the same to ACRA for lodgement as promptly as practicable thereafter; provided, however, notwithstanding the obtainment of the approval of the Redomiciliation by the Shareholders, the grant of the Court Order by the Court and/or the satisfaction of all the conditions precedent in Clause 3.1, the Company may delay delivering the Court Order to ACRA for lodgement until the Long-Stop Date; and

7.1.5	Provision of Information: subject and without prejudice to the Company’s legal or regulatory obligations, from the date of this Agreement until (and including) the Effective Date, the Company will and will procure that its subsidiaries authorise and direct its officers, employees, auditors, legal advisers and other advisers to provide reasonable assistance and to co-operate with New US Topco as New US Topco may reasonably request for the completion and implementation of the Redomiciliation.

7.2	New US Topco’s Obligations. New US Topco must use its reasonable best efforts to execute all documents and do all acts and things necessary for the implementation of the Redomiciliation, including the following:

7.2.1	Provision of Information: subject and without prejudice to New US Topco’s legal or regulatory obligations, from the date of this Agreement until (and including) the Effective Date, New US Topco will and will procure that its subsidiaries authorise and direct its officers, employees, auditors, legal advisers and other advisers to provide reasonable assistance and to co-operate with the Company as the Company may reasonably request for the completion and implementation of the Redomiciliation;

7.2.2	Representation: if requested by the Court, New US Topco shall do all things and take all steps as are reasonably possible to ensure the fulfilment of its obligations under this Agreement and the Redomiciliation; and

7.2.3	Satisfaction of Consideration: subject to the fulfilment the conditions precedent in Clause 3.1, it will be bound by the Redomiciliation, and will issue the relevant New US Topco Shares in satisfaction of the Consideration pursuant to the Redomiciliation and on the terms set out in this Agreement.

7.3	Appeal Process: If the Court refuses to make any orders convening the Court Meeting or approving the Redomiciliation, the Company shall appeal the Court’s decision to the maximum extent permitted by Law.

8.	REPRESENTATIONS AND WARRANTIES

8.1	New US Topco’s Warranties. New US Topco represents and warrants to the Company on the terms set out in Schedule 1, subject only to:

8.1.1	any matter expressly provided for under the terms of this Agreement; and

8.1.2	any matter or thing hereafter done or omitted to be done pursuant to this Agreement or otherwise at the request in writing or with the approval in writing of the Company (such approval not to be unreasonably withheld, conditioned or delayed).

8.2	The Company’s Warranties. The Company represents and warrants to New US Topco on the terms set out in Schedule 2 subject only to:

8.2.1	any matter expressly provided for under the terms of this Agreement; and

8.2.2	any matter or thing hereafter done or omitted to be done pursuant to this Agreement or otherwise at the request in writing or with the approval in writing of the New US Topco (such approval not to be unreasonably withheld, conditioned or delayed).

9.	MISCELLANEOUS

9.1	Intended US Federal Income Tax Treatment. The Parties acknowledge that the transfer of the Broadcom Limited Ordinary Shares to New US Topco in exchange for New US Topco Shares pursuant to the Redomiciliation is intended to constitute a transfer of property qualifying under Section 351 of the U.S. Internal Revenue Code of 1986, as amended.

9.2	Successors and Assigns. This Agreement shall be binding on and shall enure for the benefit of the Parties and their respective successors and assigns. Any reference in this Agreement to either Party shall be construed accordingly. The Parties agree that the benefit of any provision of this Agreement may not be assigned by any Party without the prior written consent of the other Party.

9.3	Variation. No variation of this Agreement shall be effective unless agreed to by the Parties in writing and signed by or on behalf of each Party.

9.4	Costs. Each Party shall bear its own fees, costs and expenses in connection with the negotiation, preparation, execution and performance by it of this Agreement and requisite documentation in relation to the Redomiciliation, and all other costs and expenses relating to the Redomiciliation.

9.5	Entire Agreement. This Agreement and any other documents delivered pursuant to this Agreement (a) contain the entire agreement of the Parties with respect to the subject matter hereof and (b) supersede all prior agreements, arrangements, understanding, promises, covenants, representations and communications between the Parties, whether written or oral, with respect to the subject matter hereof.

9.6	Release, Indulgence and Waiver. Any liability to a Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by that Party in writing, in its absolute discretion as regards the Party under such liability without in any way prejudicing or affecting its other rights against the other Party unless any such other rights are expressly waived in writing. No failure of any Party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each, a “Right”) will operate as a waiver thereof, nor will any single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right.

9.7	Further Assurance. Each Party undertakes with the other Party that it will execute such documents and do such acts and things as that other Party may reasonably require for the purpose of giving effect to the provisions of this Agreement.

9.8	Invalidity and Severability. If any provision in this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of Law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

9.9	No Representation or Reliance. Each Party acknowledges that:

9.9.1	neither Party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this Agreement, except for representations or inducements expressly set out in this Agreement; and

9.9.2	it does not enter into this Agreement in reliance of any representation or other inducement by or on behalf of the other Party, except for any representation or inducement expressly set out in this Agreement.

9.10	Notices. All notices, demands or other communications required or permitted to be given or made under or in connection with this Agreement shall be in writing in the English language and delivered personally or sent by prepaid registered post or by fax addressed to the intended recipient thereof at its address or fax number and marked for the attention of such person (if any), set out against its name below (or to such other address or fax number as such Party may from time to time notify the other Party):

New US Topco:	[●] Attention:	[●]
	Telephone:	[●]

	Fax:	[●]

with a copy to: [●]	[●] Attention: Telephone: Fax:	[●] [●] [●]

The Company:	[●] Attention: Telephone: Fax:	[●] [●] [●]

A demand, notice, or other communication made or given by one Party to another Party in accordance with this Clause 9.10 shall be effected and deemed to be duly served:

(a)	if it is delivered by hand, when left at the address required by this Clause 9.10;

(b)	if it is sent by prepaid post (air-mail, if international), two Business Days after it is posted; and

(c)	if it is sent by facsimile transmission, on the day of despatch.

In proving such service it shall be sufficient to prove that delivery by hand was made, the envelope containing such notice or document was properly addressed and posted as a prepaid mail letter, and the facsimile confirmation note indicates the transmission was successful, as the case may be.

9.11	Equitable Remedies. Without prejudice to any other rights or remedies a Party may have, each Party acknowledges and agrees that damages may not be an adequate remedy for any breach of this Agreement and each Party shall be entitled to seek the remedies of injunction, specific performance and other equitable relief (but for the avoidance of doubt no right of rescission or, unless expressly provided hereunder, termination) for any threatened or actual breach of this Agreement.

9.12	No Merger. The rights and obligations of the Parties will not merge on completion of any transaction under this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction relating to the Redomiciliation.

9.13	Counterparts. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart and each counterpart shall be as valid and effectual as if executed as an original.

9.14	Continuing Effect of Agreement. All provisions of this Agreement shall, as far as they have not been performed as of the Effective Date, not in any respect be extinguished or affected by the implementation of the Redomiciliation or by any other event or matter whatsoever and shall continue in full force and effect.

9.15	Contracts (Rights Of Third Parties) Act. A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this Agreement.

9.16	Governing Law and Submission to Jurisdiction. This Agreement and the documents to be entered into pursuant to it shall be governed by and construed in accordance with the laws of Singapore and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

Schedule 1

New US Topco’s Warranties

New US Topco represents and warrants to the Company that:

1.	Incorporation

New US Topco is a company duly incorporated and validly existing under the laws of the State of Delaware.

2.	Power

New US Topco has the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement.

3.	Authority

New US Topco has taken all necessary corporate action and obtained all necessary corporate approval to authorise entry into this Agreement and the performance of this Agreement and to carry out the transactions contemplated by this Agreement.

4.	Binding Obligation

New US Topco’s obligations under this Agreement are valid, legally binding and enforceable in accordance with its terms.

Schedule 2

The Company’s Warranties

The Company represents and warrants to New US Topco that:

1.	Incorporation

The Company is a company duly incorporated under the laws of Singapore, with company registration number 201505572G and validly existing under its law of incorporation.

2.	Power

The Company has the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement.

3.	Authority

The Company has taken all necessary corporate action and obtained all necessary corporate approval to authorise entry into this Agreement and the performance of this Agreement and to carry out the transactions contemplated by this Agreement.

4.	Binding Obligation

The Company’s obligations under this Agreement are valid, legally binding and enforceable in accordance with its terms.

In witness whereof this Agreement has been entered into on the date stated at the beginning.

NEW US TOPCO

SIGNED by	ý ï ï ï ï þ ï ï ï ï ý
for and on behalf of
BROADCOM LIMITED
in the presence of:

Witness’ signature

Name:

Address:

COMPANY

SIGNED by	ý ï ï ï ï þ ï ï ï ï ý
for and on behalf of
BROADCOM LIMITED
in the presence of:

Witness’ signature

Name:

Address:

ANNEX B

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BROADCOM LIMITED

Broadcom Limited (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is Broadcom Limited. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 17, 2018.

2. This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”) and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL.

3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Broadcom Limited (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is The Corporation Service Company.

ARTICLE III

PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the DGCL. The Corporation is to have a perpetual existence.

ARTICLE IV

CAPITAL STOCK

Section 1. Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is three billion (3,000,000,000). The total number of shares of Common Stock that the Corporation is authorized to issue is two billion nine hundred million (2,900,000,000), having a par value of $0.001 per share, and the total number of shares of Preferred Stock that the corporation is authorized to issue is one hundred million (100,000,000), having a par value of $0.001 per share.

Section 2. Common Stock.

(a) Voting. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by such holder on all matters put to a vote of the stockholders of the Corporation.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(b) Dividends. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with applicable law and to receive other distributions from the Corporation. Any dividends declared by the Board of Directors to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.

(c) Liquidation. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders after payments to creditors shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Section 3. Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 1. Authority. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors. The Board of Directors shall consist of not fewer than one nor more than thirteen (13) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office.

Section 3. Term. Each director shall hold office until the next annual election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 4. Removal. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, directors may be removed at any time by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares present and entitled to vote generally in the election of directors, voting together as a single class.

Section 5. Vacancies. Any vacancy on the Board of Directors, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by the sole remaining director.

Section 6. Powers. In addition to the powers and authority herein or by statute expressly conferred upon the Board of Directors, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and the Bylaws of the Corporation; provided, however, the amendment or repeal of any provision of the Bylaws, or the adoption of any new bylaw, after the effectiveness of this Amended and Restated Certificate of Incorporation, shall not invalidate any prior act of the Board of Directors which would have been valid if such bylaws had not been adopted.

Section 7. Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

ARTICLE VI

STOCKHOLDERS

Section 1. Actions by Consent. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

Section 2. Special Meetings of Stockholders. Subject to the rights of holders of any series of Preferred Stock, unless otherwise required by law, special meetings of the stockholders, for any purpose or purposes, may only be called by either (i) the Chair of the Board of Directors or by the Secretary of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors constituting the Board of Directors or (ii) two or more stockholders as provided in the Bylaws of the Corporation.

Section 3. Meeting Location. Meetings of stockholders may be held within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, or in the Bylaws of the Corporation. The books of the Corporation may be kept within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, or in the Bylaws of the Corporation.

Section 4. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

Section 1. Director Limitation of Liability. To the maximum extent permitted by Delaware law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If Delaware law is amended or interpreted after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Delaware law as so amended or interpreted.

Section 2. Right to Indemnification.

(a) Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, except for liability (i) for any breach of a director’s loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employment Retirement Income Security Act of 1974 and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

(b) Employees and Agents. The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 3. Contract Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 4. Not Exclusive Remedy. The rights to indemnification and to the advancement of expenses conferred on any indemnitee in this Article VII shall not be exclusive of any other rights that such indemnitee may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, provision of the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 5. Amendment or Repeal. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the Bylaws of the Corporation or this Amended and Restated Certificate of Incorporation (as either may be amended from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

AMENDMENT

From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article IX.

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power of adopt, amend, alter or repeal the Bylaws of the Corporation as provided therein. The Bylaws of the Corporation also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of voting stock of the Corporation with the power to vote at an election of directors, voting together as a single class. The Corporation may in the Bylaws of the Corporation confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

(Signature Page to Follow.)

IN WITNESS WHEREOF, the Corporation has executed this Amended and Restated Certificate of Incorporation on this [●] day of [●], 2018.

BROADCOM LIMITED

By:
[Name]
[Title]

[Signature Page to Broadcom Limited Certificate of Incorporation]

ANNEX C

Form of Amended and Restated Bylaws of

Broadcom Limited

(a Delaware corporation)

C-i

(continued)

C-ii

Amended and Restated Bylaws of

Broadcom Limited

(Adopted as of [●], 2018)

Article I - Corporate Offices

1.1	Registered Office.

The address of the registered office of Broadcom Limited (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2	Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders

2.1	Place of Meetings.

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive offices or at such other place as designated by the Board.

2.2	Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other business properly brought before the meeting in accordance with Section 2.4 may be transacted.

2.3	Special Meeting.

(i) Special meetings of the stockholders for any purpose or purposes may be called only (a) by the Chair of the Board or by the Secretary of the Corporation upon direction of the Board pursuant to a resolution adopted by a majority of the total number of directors constituting the Board or (b) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from two or more stockholders of record as of the record date fixed in accordance with Section 2.3(iv) who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the Corporation. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board at a special meeting must also comply with the requirements set forth in Section 2.5.

(ii) No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.3(i) unless a stockholder of record has first submitted a request in writing that the Board fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(iii) To be in proper form for purposes of this Section 2.3, a request by a stockholder of record for the Board to fix a Demand Record Date shall set forth:

(a) As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b) As to each Requesting Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure in clause (10) of Section 2.4(iii)(b) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(c) As to the purpose or purposes of the special meeting, (1) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (2) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(d) If directors are proposed to be elected at the special meeting, the Nominee Information (as defined below) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 2.3(iii), the term “Requesting Person” shall mean (A) the stockholder of record making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (C) any affiliate of such stockholder of record or beneficial owner.

(iv) Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.3 from any stockholder of record, the Board may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board. If no resolution fixing a Demand Record Date has been adopted by the Board within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.3 to the contrary, no Demand Record Date shall be fixed if the Board determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (b), (d), (e) or (f) of Section 2.3(vi).

(v) Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.3(i) unless two or more stockholders of record as of the Demand Record Date who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the Corporation (the

“Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.3(i). To be timely, a stockholder of record’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (a) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to any stockholders of record submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 2.3 of a Requesting Person. A stockholder of record may revoke a demand to call a special meeting by written revocation delivered to the Secretary of the Corporation at any time prior to the special meeting. If any such revocation(s) are received by the Secretary of the Corporation after the Secretary of the Corporation’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

(vi) The Secretary of the Corporation shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (a) that does not comply with this Section 2.3, (b) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (c) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (d) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (e) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the one hundred twentieth (120th) day after the Secretary of the Corporation receives such demand, or (f) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one (1) year prior to receipt by the Secretary of the Corporation of such demand to call a special meeting.

(vii) After receipt of demands in proper form and in accordance with this Section 2.3 from stockholders of record holding the Requisite Percentage, the Board shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation; provided, that the date of any such special meeting shall not be more than one hundred twenty (120) days after the date on which valid special meeting demand(s) from stockholders of record holding the Requisite Percentage are delivered to the Secretary of the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 2.13 of these Bylaws. The Board shall provide written notice of such special meeting to the stockholders in accordance with Section 2.7 of these Bylaws.

(viii) In connection with a special meeting called in accordance with this Section 2.3, the stockholders of record (except for any Solicited Stockholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Section 2.3 or who delivered a demand to call a special meeting to the Secretary of the Corporation shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3 shall be true and correct as of the record date for stockholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(ix) Notwithstanding anything in these Bylaws to the contrary, the Secretary of the Corporation shall not be required to call a special meeting pursuant to this Section 2.3 except in accordance with this Section 2.3. If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the stockholders of record requesting that the Board fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.3, then the Board shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

2.4	Advance Notice Procedures for Business Brought before a Meeting.

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1)(A) was a stockholder of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.4 or (2) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act, which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to the Certificate of Incorporation and Section 2.3 of these Bylaws. As used in these Bylaws, unless the context otherwise requires, the term “Person” shall mean any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. For purposes of this Section 2.4 and Section 2.5 of these Bylaws, “present in person” shall mean that the stockholder proposing that the business be brought before the annual or special meeting of the Corporation, or, if the proposed stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposed stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. This Section 2.4 shall apply to any business that may be brought before an annual or special meeting of stockholders other than nominations for election to the Board at an annual meeting, which shall be governed by Sections 2.5 and 2.6 of these Bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 or Section 2.6 of these Bylaws, and this Section 2.4 shall not be applicable to nominations for election to the Board except as expressly provided in Section 2.5 or Section 2.6 of these Bylaws.

(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);

(b) As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3)(x) if such

Proposed Person is (i) a general or limited partnership, syndicate or other group, the identity of each general partner and each person who functions as a general partner of the general or limited partnership, each member of the syndicate or group and each person controlling the general partner or member, (ii) a corporation or a limited liability company, the identity of each officer and each person who functions as an officer of the corporation or limited liability company, each person controlling the corporation or limited liability company and each officer, director, general partner and person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust (each such Person or Persons set forth in the preceding clauses (i), (ii) and (iii), a “Responsible Person”), any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person and any material interests or relationships of such Responsible Person that are not shared generally by other record or beneficial holders of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, any material interests or relationships of such natural person that are not shared generally by other record or beneficial holders of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (4) any material shares or any Synthetic Equity Position in any principal competitor of the Corporation in any principal industry of the Corporation held by such Proposing Persons, (5) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), (6) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (7) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (8) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (9) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (10) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (10) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person (including their names) in connection with the proposal of such business by such stockholder and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv) For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder of record providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these Bylaws) of such stockholder or beneficial owner and (d) any other Person with whom such stockholder or such beneficial owner (or any of their respective other participants in such solicitation) is Acting in Concert. A Person shall be deemed to be “Acting in Concert” with another Person for purposes of these Bylaws if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with, or towards a common goal with such other Person, relating to changing or influencing the control of the Corporation or in connection with or as a participant in any transaction having that purpose or effect, where (1) each Person is conscious of the other Person’s conduct, and this awareness is an element in their decision-making processes, and (2) at least one additional factor suggests that such Persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, that a Person shall not be deemed to be Acting in Concert with any other Person solely as a result of the solicitation or receipt of (A) revocable proxies or consents from such other Person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A or (B) tenders of securities from such other Person in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO. A Person Acting in Concert with another Person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(v) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vii) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders, other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(viii) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5	Advance Notice Procedures for Nominations of Directors.

(i) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may only be made at such meeting only (a) by or at the direction of the Board, including by any committee or Persons authorized to do so by the Board or these Bylaws, (b) by a stockholder present in person (as defined in Section 2.4) (1) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 as to such notice and nomination, or (c) by a stockholder of the Corporation pursuant to Section 2.6 of these Bylaws; provided that this clause (c) shall apply only in the case of an annual meeting. The foregoing clauses (b) and (c) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual or special meeting of stockholders.

(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4(ii) of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be provided by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. If the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its proposed nominee as required to be provided by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4(viii) of these Bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(a) As to each Nominating Person (as defined below), the Stockholder Information (as defined herein, except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b) As to each Nominating Person, any Disclosable Interests (as defined herein, except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(c) shall be made with respect to nomination of each person for election as a director at the meeting); and

(c) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (2) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (3) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) through (3) are referred to as “Nominee Information”), and (4) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(vi).

(iv) For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (c) any other participant in such solicitation.

(v) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Section 2.5 and the candidate for nomination, if not nominated by the Board, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary of the Corporation at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (b) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed therein or to the Corporation and (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(vii) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(viii) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.5, if necessary, so that the information provided or required to be provided pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(ix) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(x) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(xi) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.4 and this Section 2.5 or Section 2.6 of these Bylaws.

2.6	Proxy Access.

(i) Subject to the provisions of this Section 2.6, if any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders submits to the Corporation a Proxy Access Notice (as defined below) that complies with this Section 2.6 and such Eligible Stockholder or group of Eligible Stockholders otherwise satisfies all the terms and conditions of this Section 2.6 (such Eligible Stockholder or group of Eligible

Stockholders, a “Nominating Stockholder”), the Corporation shall include in its proxy statement and on its form of proxy and ballot, as applicable (collectively, “proxy materials”), for any annual meeting of stockholders, in addition to any persons nominated for election by the Board or any committee thereof:

(a) the name of any person or persons nominated by such Nominating Stockholder for election to the Board at such annual meeting of stockholders who meets the requirements of this Section 2.6 (a “Nominee”);

(b) disclosure about the Nominee and the Nominating Stockholder required under the rules of the Commission or other applicable law to be included in the proxy materials;

(c) subject to the other applicable provisions of this Section 2.6, a written statement, not to exceed 500 words, that is not contrary to any of the Commission’s proxy rules, including Rule 14a-9 under the Exchange Act (a “Supporting Statement”), included by the Nominating Stockholder in the Proxy Access Notice intended for inclusion in the proxy materials in support of the Nominee’s election to the Board; and

(d) any other information that the Corporation or the Board determines, in its discretion, to include in the proxy materials relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.6.

(ii) Maximum Number of Nominees.

(a) The Corporation shall not be required to include in the proxy materials for an annual meeting of stockholders more Nominees than that number of directors constituting twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Proxy Access Notice may be submitted pursuant to this Section 2.6 (rounded down to the nearest whole number, but not less than two) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) the number of Nominees who are subsequently withdrawn and (2) the number of director candidates for which the Corporation shall have received notice that a stockholder intends to nominate as a candidate for director at the annual meeting of stockholders pursuant to Section 2.5(i)(b) of these Bylaws. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 2.6(iv) but before the date of the annual meeting of stockholders, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced.

(b) Any Nominating Stockholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number, the highest ranking Nominee from each Nominating Stockholder will be included in the Corporation’s proxy materials until the Maximum Number is reached, going in order from largest to smallest of the number of shares of common stock of the Corporation owned by each Nominating Stockholder as disclosed in each Nominating Stockholder’s Proxy Access Notice. If the Maximum Number is not reached after the highest ranking Nominee of each Nominating Stockholder has been selected, this process will be repeated as many times as necessary until the Maximum Number is reached. If, after the deadline for submitting a Proxy Access Notice as set forth in Section 2.6(iv), a Nominating Stockholder ceases to satisfy the requirements of this Section 2.6 or withdraws its nomination or a Nominee ceases to satisfy the requirements of this Section 2.6 or becomes unwilling or unable to serve on the Board, whether before or after the mailing of definitive proxy materials, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy materials the disregarded Nominee and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Nominee will not be included as a Nominee in the proxy materials and the election of such Nominee will not be voted on at the annual meeting of stockholders.

(iii) Eligibility of Nominating Stockholder.

(a) An “Eligible Stockholder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 2.6(iii) continuously for the three-year period specified in Subsection (b) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 2.6(iv), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that satisfies the requirements as established by the Commission for a stockholder proposal under Rule 14a-8 under the Exchange Act (or any successor rule).

(b) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 2.6 only if the person or each member of the group, as applicable, has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s outstanding common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Notice, and continues to own at least the Minimum Number through the date of the annual meeting of stockholders. Two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by a single employer or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (two or more funds referred to under any of clause (1), (2) or (3), collectively a “Qualifying Fund”), shall be treated as one Eligible Stockholder. For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 2.6, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(c) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Commission prior to the submission of the Proxy Access Notice.

(d) For purposes of this Section 2.6, an Eligible Stockholder “owns” only those outstanding shares of the common stock of the Corporation as to which the Eligible Stockholder possesses both:

(1)	the full voting and investment rights pertaining to the shares; and

(2)	the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided, that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (x) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, cash or other property based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on no more than five (5) business days’ notice and includes in the Proxy Access Notice an agreement that it will (1) promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Corporation’s proxy materials pursuant to this Section 2.6 and (2) continue to hold such recalled shares (including the right to vote such shares) through the date of the annual meeting of stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Each Nominating Stockholder shall furnish any other information that may reasonably be required by the Board to verify such stockholder’s continuous ownership of at least the Minimum Number during the three-year period referred to above.

(e) No person may be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that owns the greatest aggregate number of shares of the Corporation’s common stock as reflected in the Proxy Access Notice, and no shares may be attributed as owned by more than one person constituting a Nominating Stockholder under this Section 2.6.

(iv) To nominate a Nominee, the Nominating Stockholder must, no earlier than one hundred fifty (150) calendar days and no later than one hundred twenty (120) calendar days before the date of the Corporation’s proxy materials released to stockholders in connection with the preceding year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Proxy Access Notice”):

(a) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Commission by the Nominating Stockholder as applicable, in accordance with the Commission’s rules;

(b) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(1)	the information, representations and agreements required with respect to the nomination of directors pursuant to Sections 2.5(iii), (vi), (vii), (viii), (ix), (x) and (xi) of these Bylaws, except that for purposes of this Section 2.6 the term “Nominating Stockholder” shall be substituted for the term “Nominating Person”;

(2)	the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(3)	a representation and warranty that the Nominating Stockholder acquired securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation and that neither the Eligible Stockholder nor any Nominee being nominated presently has such intent;

(4)	a representation and warranty that the Nominee’s candidacy or, if elected, Board membership, would not violate the Certificate of Incorporation, these Bylaws, or any applicable state or federal law or the rules of any stock exchange on which the Corporation’s common stock is traded;

(5)	a representation and warranty that the Nominee:

(A)	does not have any direct or indirect material relationship with the Corporation and otherwise would qualify as an “independent director” under the rules of the primary stock exchange on which the Corporation’s common stock is traded and any applicable rules of the Commission and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s directors;

(B)	would meet the audit committee independence requirements under the rules of the Commission and of the principal stock exchange on which the Corporation’s common stock is traded;

(C)	would qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(D)	would qualify as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision);

(E)	is not and has not been, within the past three (3) years, an officer, director, affiliate or representative of a competitor, as defined under Section 8 of the Clayton Antitrust Act of 1914, as amended, and if the Nominee has held any such position during this period, details thereof; and

(F)	is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) under Regulation S-K (or any successor rule) under the Exchange Act;

(6)	a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.6(iii), has provided evidence of ownership to the extent required by Section 2.6(iii)(a), and such evidence of ownership is true, complete and correct;

(7)	a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.6(iii) through the date of the annual meeting of stockholders;

(9)	a representation and warranty that the Nominating Stockholder has not and will not engage in or support, directly or indirectly, a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than a solicitation in support of the Nominee or any nominee of the Board;

(10)	a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting of stockholders;

(11)	if desired by the Nominating Stockholder, a Supporting Statement;

(12)	in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(13)	in the case of any Eligible Stockholder that is a Qualifying Fund consisting of two or more funds, documentation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each such fund comprising the Qualifying Fund otherwise meets the requirements set forth in this Section 2.6; and

(14)	a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election any individual as director at the annual meeting of stockholders other than its Nominee(s);

(c) An executed agreement pursuant to which the Nominating Stockholder (including each group member) agrees:

(1)	to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(2)	to file with the Commission any solicitation materials with the Corporation’s stockholders relating to any Nominee or one or more of the Corporation’s directors or director nominees, regardless of whether any such filing is required under any law, rule or regulation or whether any exemption from filing is available for such materials under any law, rule or regulation;

(3)	to assume all liability stemming from any action, suit or proceeding concerning actual or alleged legal or regulatory violations arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Proxy Access Notice;

(4)	to indemnify and hold harmless (jointly and severally with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses, demands, claims or other costs (including reasonable attorneys’ fees and disbursements of counsel) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Nominating Stockholder (including, without limitation, relating to any breach or alleged breach of its obligations, agreements, representations or warranties) pursuant to this Section 2.6; and

(5)	in the event that (x) any information included in the Proxy Access Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or (y) the Nominating Stockholder (including any group member) fails to continue to satisfy the eligibility requirements described in Section 2.6(iii), the Nominating Stockholder shall promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) (i) in the case of clause (x) above, notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, and (ii) in the case of clause (y) above, notify the Corporation why, and in what regard, the Nominating Stockholder fails to comply with the eligibility requirements described in Section 2.6(iii) (it being understood that providing any such notification referenced in clauses (i) and (ii) above shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Nominee from its proxy materials as provided in this Section 2.6); and

(d) An executed agreement by the Nominee:

(1)	providing the representations and information required of a nominee for election as a director of the Corporation in Section 2.5(vi) of these Bylaws, and such other information as the Corporation may reasonably request; and

(2)	that the Nominee (x) consents to be named in the proxy materials as a nominee and, if elected, to serve on the Board and (y) has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors generally.

The information and documents required by this Section 2.6(iv) shall be: (a) provided with respect to and executed by each group member, in the case of information applicable to group members; and (b) provided with respect to the persons specified in Instruction 1 to Items 6(c) and 6(d) of Schedule 14N (or any successor item) if and to the extent applicable to a Nominating Stockholder or group member. The Proxy Access Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.6(iv) (other than such information and documents contemplated to be provided after the date the Proxy Access Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. For the avoidance of doubt, in no event shall any adjournment or postponement of an annual meeting of stockholders or the public announcement thereof commence a new time period for the giving of a Proxy Access Notice pursuant to this Section 2.6.

(v) Exceptions and Clarifications.

(a) Notwithstanding anything to the contrary contained in this Section 2.6, (1) the Corporation may omit from its proxy materials any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement), (2) any nomination shall be disregarded, and (3) no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Proxy Access Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(A)	the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 2.6 or the Nominating Stockholder withdraws its nomination prior to the annual meeting of stockholders;

(B)	the Board determines that such Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Certificate of Incorporation, these Bylaws or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s common stock is traded; or

(C)	(x) the Nominating Stockholder fails to continue to satisfy the eligibility requirements described in Section 2.6(iii), (y) any of the representations and warranties made in the Proxy Access Notice cease to be true, complete and correct in all material respects (or omits to state a material fact necessary to make the statements made therein not misleading), (z) the Nominee becomes unwilling or unable to serve on the Board or (w) the Nominating Stockholder or the Nominee materially violates or breaches any of its agreements, representations or warranties in this Section 2.6.

(b) Notwithstanding anything to the contrary contained in this Section 2.6, the Corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of the Supporting Statement included in the Proxy Access Notice, if: (1) such information is not true and correct in all material respects or omits a material statement necessary to make the statements therein not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or, without factual foundation, directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations with respect to, any person; or (3) the inclusion of such information in the proxy materials would otherwise violate the Commission’s proxy rules or any other applicable law, rule or regulation. Once submitted with a Proxy Access Notice, a Supporting Statement may not be amended, supplemented or modified by the Nominee or Nominating Stockholder.

(c) For the avoidance of doubt, the Corporation may solicit against, and include in the proxy materials its own statement relating to, any Nominee.

(d) This Section 2.6 provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot).

2.7	Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.8 or Section 8.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8	Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be deemed given:

(i) if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(ii) if electronically transmitted as provided in Section 8.1 of these Bylaws.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.9	Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders; provided, that in no event shall a quorum consist of less than a majority of the shares entitled to vote at any such meeting of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.10 of these Bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.10	Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.11	Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.12	Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these Bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

2.13	Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.14	Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

2.15	List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder entitled to vote and the number of shares registered in the name of each stockholder entitled to vote. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive offices. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in person or by proxy at any meeting of stockholders.

2.16	Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

Article III - Directors

3.1	Powers.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws related to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2	Number of Directors.

The authorized number of directors constituting the Board shall be determined from time to time by one or more resolutions of the Board, provided the Board shall consist of at least one (1) member and not more than thirteen (13) members. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	Election, Qualification and Term of Office of Directors.

Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board has not rescinded such determination by the record date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of this Section 3.3, a “majority of votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

If an incumbent director who is nominated for an election other than a Contested Election fails to receive a majority of the votes present and voting for such director’s reelection, such director shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board (or any future committee the equivalent thereof) will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation of such committee and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. A director who tenders his or her resignation may not participate in any meeting of the Board or any committee thereof until the Board has determined not to accept his or her resignation.

Except as provided in Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.

3.4	Resignation, Removal and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Except as otherwise provided by the DGCL or the Certificate of Incorporation, any director may be removed at any time by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares present and entitled to vote generally in the election of directors, voting together as a single class.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the term to which the director is appointed and until such director’s successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist under these Bylaws in the case of the death, removal or resignation of any director, unless the size of the Board is reduced by the remaining directors.

3.5	Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting pursuant to these Bylaws shall constitute presence in person at the meeting.

3.6	Regular Meetings.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7	Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chair of the Board, the Chief Executive Officer, the President, the Secretary of the Corporation or a majority of the authorized number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)	delivered personally by hand, by courier or by telephone;

(ii)	sent by U.S. first-class mail, postage prepaid;

(iii)	sent by facsimile or electronic mail; or

(iv)	sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive offices) nor the purpose of the meeting.

3.8	Quorum.

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9	Board Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10	Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1	Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2	Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3	Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)	Section 3.5 (place of meetings and meetings by telephone);

(ii)	Section 3.6 (regular meetings);

(iii)	Section 3.7 (special meetings and notice);

(iv)	Section 3.8 (quorum);

(v)	Section 3.9 (action without a meeting); and

(vi)	Section 7.12 (waiver of notice),

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) regular meetings of committees may be held without notice at such time and at such place as shall from time to time be determined by the applicable committee, or otherwise by either resolution of the Board or resolution of the applicable committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

Article V - Officers

5.1	Officers.

The officers of the Corporation shall include a president and a secretary. The Corporation may also have, at the discretion of the Board, an executive chair of the Board, a chief executive officer, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

5.2	Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3	Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a chief executive officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4	Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5	Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6	Representation of Shares of Other Corporations and Entities.

The Chair of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of the Corporation, or any other person authorized by the Board, the Chief Executive Officer, the President or a Vice President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations or other entity or entities standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

5.7	Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code.

Article VII - General Matters

7.1	Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2	Stock Certificates.

The shares of the Corporation shall not be represented by certificates but shall be uncertificated and represented by book-entry notations in the books of the Corporation, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chair of the Board, the President, Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile or electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.3	Lost Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4	Shares Without Certificates

Unless the Board determines that all of the shares of any class or series of stock of the Corporation shall be represented by certificates, the Corporation shall adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.5	Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.6	Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7	Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8	Seal.

The Corporation may, but shall not be required to, adopt a corporate seal, which, if adopted by the Board, may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9	Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.

7.10	Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11	Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.12	Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VIII - Notice by Electronic Transmission

8.1	Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other Person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2	Definition of Electronic Transmission.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Article IX - Indemnification

9.1	Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, except for liability (i) for any breach of a director’s loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a Person in connection with a Proceeding initiated by such Person only if the Proceeding was authorized in the specific case by the Board.

9.2	Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such Proceeding, if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person’s conduct was unlawful.

9.3	Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Person to repay all amounts advanced if it should be ultimately determined that the Person is not entitled to be indemnified under this Article IX or otherwise.

9.4	Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5	Non-Exclusivity of Rights.

The rights conferred on any Person by this Article IX shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6	Insurance.

The Corporation may purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7	Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8	Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Person.

9.9	Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such Person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the executive chair of the Board, a chief executive officer, a chief financial officer, a treasurer appointed pursuant to Article V of these Bylaws, and to any vice president, assistant secretary, assistant treasurer, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these Bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the Board (or equivalent governing body) of such other entity pursuant to the Certificate of Incorporation and Bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation or waive the observance of any bylaw (either generally or in a particular instance, and either retroactively or prospectively). Any adoption, amendment or repeal of the Bylaws of the Corporation or waiver of the observance of any bylaw by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation or waive the observance of any bylaw (either generally or in a particular instance, and either retrospectively or prospectively); provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote at an election of directors, voting together as a single class.

Article XI - Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Broadcom Limited

Certificate of Amendment and Restatement of Bylaws

The undersigned hereby certifies that he is the duly elected, qualified and acting [Title] of Broadcom Limited, a Delaware corporation (the “Corporation”), and that the foregoing Amended and Restated Bylaws were approved on                     , 2018, effective as of                     , 2018 by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this          day of         , 2018.

Name:
Title:

ANNEX D-1

FORM OF SUPPORT AGREEMENT WITH DR. HENRY T. NICHOLAS III

This SUPPORT AGREEMENT (this “Agreement”), dated as of February 6, 2018, is by and among Broadcom Limited, a limited company organized under the laws of the Republic of Singapore (“Broadcom-Singapore”), Broadcom Limited, a Delaware corporation (“Broadcom-Delaware”), Broadcom Cayman L.P., an exempted limited partnership formed and registered under the laws of the Cayman Islands (the “Partnership”), and the persons set forth on Schedule A hereto (each, a “Unitholder” and collectively, the “Unitholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Implementation Agreement (as defined below).

WHEREAS, each Unitholder and its respective affiliates are, as of the date hereof, the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement) of the exchangeable limited partnership units in the Partnership (“Exchangeable Units”) set forth opposite the name of such Unitholder on Schedule A hereto (all such units set forth on Schedule A, together with any Exchangeable Units that are hereafter issued to or otherwise acquired or owned by such Unitholder prior to the termination of this Agreement being referred to herein as the “Exchangeable Units” of such Unitholder);

WHEREAS, Broadcom-Singapore and Broadcom-Delaware have informed the Unitholders that they intend to enter into an Implementation Agreement in substantially the form attached hereto as Exhibit A (the “Implementation Agreement”), which provides, among other things, that, pursuant to a scheme of arrangement (the “Scheme”) under Singapore law in accordance with Section 210 of the Singapore Companies Act, all of the issued ordinary shares in the capital of Broadcom-Singapore will be transferred to Broadcom-Delaware and all holders of such transferred shares shall receive an equal number of shares of common stock of Broadcom-Delaware, upon the terms and subject to the conditions set forth in the Implementation Agreement;

WHEREAS, Broadcom-Singapore, in its capacity as the general partner of the Partnership, has proposed an amendment in the form attached hereto as Exhibit B (the “LPA Amendment”) to the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of February 1, 2016 (as amended, the “Partnership Agreement”), providing that, effective as of immediately prior to the effectiveness of the Scheme, all outstanding Exchangeable Units shall be mandatorily exchanged (the “Mandatory Exchange”) for an equal number of shares of common stock of Broadcom-Delaware, and has recommended that the holders of Exchangeable Units provide their consent to the LPA Amendment;

WHEREAS, Broadcom-Delaware intends to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission relating to the Mandatory Exchange (the “Registration Statement”), which will include the disclosures under the heading “Material U.S. Federal Income Tax Considerations” set forth on Exhibit C hereto (the “Tax Disclosures”), and which contemplates that Latham & Watkins LLP, in its capacity as counsel to Broadcom-Delaware, will prior to the effectiveness of the Registration Statement deliver to Broadcom-Delaware an opinion addressed to Broadcom-Delaware as to certain U.S. federal income tax matters, in the form to be filed as Exhibit 8.1 to the Form S-4 (the “Tax Opinion”); and

WHEREAS, Broadcom-Singapore has requested that each Unitholder, and each Unitholder (solely in such Unitholder’s capacity as a holder of any Exchangeable Units) has agreed to, enter into this Agreement.

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NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows, effective and conditioned upon the execution and delivery of the Implementation Agreement by the parties thereto:

ARTICLE I

VOTING AND OTHER UNITHOLDER COVENANTS

Each Unitholder hereby covenants and agrees that:

1.1 Agreement to Vote. At every meeting of the holders of Exchangeable Units (the “Limited Partners”), however convened, called for the purpose of voting upon the approval of the LPA Amendment, and in connection with any written consent of the Limited Partners solicited by the Partnership for purposes of the approval of the LPA Amendment, such Unitholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote (or if applicable deliver (or cause to be delivered) written consents with respect to) all such Unitholder’s Exchangeable Units in favor of approval of the LPA Amendment. Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of such Unitholder to vote (including by proxy or written consent, if applicable) in favor of, or against or to abstain with respect to, any other matter presented to the Limited Partners.

1.2 No Inconsistent Arrangements. Such Unitholder shall not, directly or indirectly, (a) create any lien or other encumbrance (other than restrictions imposed by applicable Law or pursuant to this Agreement) on any of such Unitholder’s Exchangeable Units that is inconsistent with the terms of this Agreement, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract agreeing to any Transfer of, such Unitholder’s Exchangeable Units or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to such Unitholder’s Exchangeable Units that is inconsistent with the terms of this Agreement, or (d) deposit or permit the deposit of such Unitholder’s Exchangeable Units into a voting trust or enter into a voting agreement or arrangement with respect to such Unitholder’s Exchangeable Units that is inconsistent with the terms of this Agreement; provided, that the exercise of such Unitholder’s Exchange Right (under and as defined in Schedule A of the Partnership Agreement) with respect to up to 3,000,000 of such Unitholder’s Exchangeable Units shall not constitute a Transfer hereunder. Notwithstanding any provision of this Agreement to the contrary, such Unitholder may make Transfers of such Unitholder’s Exchangeable Units: (x) to any member of such Unitholder’s immediate family, or to one or more trusts solely for the benefit of such Unitholder (or, to the extent that such Unitholder is not a natural person, the ultimate beneficial owner of the Exchangeable Units held by such Unitholder) or any member of such Unitholder’s (or such beneficial owner’s) immediate family (or to trusts solely for the benefit of such Unitholder or ultimate beneficial owner), by will or otherwise upon the death of such Unitholder or otherwise for estate planning purposes, by operation of law, to any other Unitholder, or for charitable purposes or as charitable gifts or donations; and (y) to any person who is a “Permitted Transferee” of such Unitholder as defined in Schedule B of the Partnership Agreement, provided that in all cases set forth in clauses (x) and (y) such Unitholder’s Exchangeable Units shall continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in addition to the Transfers contemplated by the preceding sentence, each of the Unitholders identified on Schedule A may, in the aggregate for all of such Unitholders, Transfer up to 500,000 Exchangeable Units (or such greater number of Exchangeable Units as may be consented to in writing by Broadcom-Singapore, which consent shall not be unreasonably withheld, conditioned or delayed) without any requirement that any transferee of such Exchangeable Units agree to be bound by the terms and conditions of this Agreement.

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1.3 Documentation and Information. Such Unitholder shall permit and hereby authorizes Broadcom-Singapore, Broadcom-Delaware and the Partnership to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Broadcom-Singapore, Broadcom-Delaware or the Partnership reasonably determines to be necessary in connection with the LPA Amendment or any transactions contemplated therein, in each case prior to the termination of this Agreement, such Unitholder’s identity and ownership of such Unitholder’s Exchangeable Units and the nature of such Unitholder’s commitments and obligations under this Agreement; provided, that Broadcom-Singapore, Broadcom-Delaware and the Partnership shall give each Unitholder and its or his legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to filing or otherwise being made public. Any such references to the Unitholder shall be subject to the consent of such Unitholder, which (in the case of information or statements that are required by law) shall not be unreasonably withheld, conditioned or delayed (it being understood that any failure of the Unitholder to respond within forty-eight (48) hours of such a request by Broadcom-Singapore, Broadcom-Delaware or the Partnership (in the case of information or statements that are required by law) shall be deemed to constitute consent).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE UNITHOLDERS

Each Unitholder hereby severally, as to itself only, represents and warrants to Broadcom-Delaware and Broadcom-Singapore that:

2.1 Authorization; Binding Agreement. Such Unitholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform its or his obligations hereunder and to consummate the transactions contemplated hereby. Such Unitholder has full entity or individual power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Unitholder, and constitutes a valid and binding obligation of such Unitholder enforceable against such Unitholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency, the relief of debtors, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (the “Enforceability Exceptions”).

2.2 Ownership of Exchangeable Units; Total Exchangeable Units. Such Unitholder is the record or beneficial owner of such Unitholder’s Exchangeable Units and has good and marketable title to such Exchangeable Units free and clear of any Lien (including any restriction on the right to vote or otherwise transfer such Exchangeable Units), except as (a) provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act and (c) as set forth in the Partnership Agreement. The Exchangeable Units listed on Schedule A opposite such Unitholder’s name constitute all of the Exchangeable Units owned of record or beneficially by such Unitholder as of the date hereof. Except pursuant to this Agreement or the Partnership Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Unitholder’s Exchangeable Units.

2.3 Voting Power. In each case, to the full extent provided for under the Partnership Agreement, such Unitholder has full voting power with respect to such Unitholder’s Exchangeable Units, and full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, and except as set forth on Schedule A, full power of disposition, in each case with respect to all of such Unitholder’s Exchangeable Units. None of such Unitholder’s Exchangeable Units are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Exchangeable Units, except as provided in the Partnership Agreement and hereunder.

2.4 Reliance. Such Unitholder has had the opportunity to review the form of LPA Amendment attached hereto as Exhibit B and this Agreement with counsel of such Unitholder’s own choosing.

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2.5 No Other Representations. Such Unitholder acknowledges and agrees that other than the representations set forth in Article III, and without limiting any rights that such Unitholder may have under the Securities Act of 1933 or any other applicable law or with respect to the Registration Statement, none of Broadcom-Singapore, Broadcom-Delaware and the Partnership have made or are making any representations or warranties with respect to the Implementation Agreement, the LPA Amendment (including the Mandatory Exchange contemplated thereby), the Scheme or any other matter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BROADCOM-SINGAPORE,

BROADCOM-DELAWARE AND THE PARTNERSHIP

Each of Broadcom-Singapore, Broadcom-Delaware and the Partnership (collectively, the “Corporate Parties”) severally (in the case of the Partnership) and jointly and severally (in the case of Broadcom-Delaware and Broadcom-Singapore) represents and warrants to the Unitholders that:

3.1 Organization; Authorization. Each such Corporate Party is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable. The execution and delivery of this Agreement by such Corporate Party, and the performance of its respective obligations hereunder are within such Corporate Party’s corporate powers and have been duly authorized by all necessary corporate actions on the part of such Corporate Party. Such Corporate Party has full power and authority to execute, deliver and perform its obligations under this Agreement.

3.2 Binding Agreement. This Agreement has been duly authorized, executed and delivered by such Corporate Party, and constitutes a valid and binding obligation of such Corporate Party enforceable against such Corporate Party in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Reliance. Each Corporate Party understands and acknowledges that the Unitholders are entering into this Agreement in reliance upon the execution, delivery and performance of this Agreement by the Corporate Parties.

3.4 No Other Representations. Each Corporate Party acknowledges and agrees that the Unitholders have not made and are not making any representations or warranties with respect to the Implementation Agreement, the LPA Amendment (including the exchange contemplated thereby) or the Scheme, and that other than the representations set forth in Article II, the Unitholders have not made and are not making any representations or warranties with respect to any other matter.

ARTICLE IV

CORPORATE PARTY COVENANTS

4.1 LPA Amendment. Broadcom-Singapore hereby agrees to (a) use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act and to initiate and conduct the consent solicitation for the approval of the LPA Amendment by the holders of Exchangeable Units as contemplated by the Registration Statement, in each case, as promptly as reasonably practicable following the date hereof, and (b) execute the LPA Amendment if the LPA Amendment is approved by the holders of Exchangeable Units in accordance with the terms of the Partnership Agreement.

4.2 Indemnification.

(a) Each of the Corporate Parties hereby agrees to hold harmless and indemnify each Unitholder and each of such Unitholder’s trustees and beneficiaries and their respective directors, officers, managers, employees, consultants, controlling persons, advisors and successors of each of the foregoing in their capacity of such relationship to such Unitholder (collectively, “Indemnitees” with respect to such Unitholder) to the fullest extent

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authorized or permitted by applicable law against any and all costs and expenses (including reasonable attorneys’ fees, witness, expert and consultant fees), judgments, fines and amounts paid in settlement actually incurred by any Indemnitee in connection with any threatened, pending or completed third party action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action, suit or proceeding by or in the right of each of the Corporate Parties) to which, from and after the date hereof, such Indemnitee becomes a party, or is threatened to be made a party, to the extent arising from the related Unitholder’s agreement to enter into, entry into, or performance under, this Agreement; provided, however, that, notwithstanding anything to the contrary contained herein, the foregoing indemnity shall not extend to (i) the entry into, performance of or consummation of the transactions contemplated by the LPA Amendment, the Implementation Agreement or any Holdings Offer (as such term is defined in Section 3.24 of the Partnership Agreement) or (ii) any taxes of any sort whatsoever (including, without limitation, the tax treatment, if any, of this Agreement or any payments that may be made hereunder).

(b) Not later than twenty (20) days after receipt by an Indemnitee of notice of the commencement of any action, suit or proceeding described in Section 4.2(a), such Indemnitee will, if a claim in respect thereof is to be made against any of the Corporate Parties under this Agreement, notify the relevant Corporate Party or Corporate Parties of the commencement thereof; but the omission so to notify such relevant Corporate Party or Corporate Parties will not relieve it from any liability hereunder unless such omission materially prejudices such relevant Corporate Party or Corporate Parties, or from any liability which it may have to any Indemnitee other than under this Agreement.

(c) With respect to any such action, suit or proceeding as to which an Indemnitee notifies the relevant Corporate Party or Corporate Parties of the commencement or threat thereof, such Indemnitee shall have the right to choose counsel reasonably acceptable to the relevant Corporate Party or Corporate Parties (it being understood that McDermott Will & Emery LLP is deemed acceptable) to defend any such pending or threatened action, suit or proceeding, and such Indemnitee shall be entitled to conduct the defense of such action, suit or proceeding; provided, however, that all Indemnitees shall use a single law firm for such counsel (together with any required local counsel). Such Indemnitee will consider in good faith joint representation with other defendants in such action, suit or proceeding but shall not be obligated to agree to such joint representation or accept any other representation recommended by the Corporate Parties. Such Indemnitee shall not be permitted to settle any such action, suit or proceeding without the written consent of the relevant Corporate Party or Corporate Parties, such consent not to be unreasonably withheld or delayed. The relevant Corporate Party or Corporate Parties will be entitled to participate in any such action, suit or proceeding at its own expense.

(d) Solely in the event of the written request of such Indemnitee, the relevant Corporate Party or Corporate Parties may at its election assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee and following notice from the relevant Corporate Party or Corporate Parties to such Indemnitee of the relevant Corporate Party’s or Corporate Parties’ assumption of the defense thereof, the relevant Corporate Party or Corporate Parties will not be liable to such Indemnitee under this Agreement for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below (but shall remain liable for judgments, fines and amounts paid in settlement in connection therewith to the extent that indemnification therefor was otherwise required under this Agreement). In such event, such Indemnitee shall have the right to employ counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the relevant Corporate Party or Corporate Parties of the relevant Corporate Party’s or Corporate Parties’ assumption of the defense thereof shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the relevant Corporate Party or Corporate Parties in writing, (ii) such Indemnitee shall have reasonably concluded that there may be a conflict of interest between the relevant Corporate Party or Corporate Parties and such Indemnitee in the conduct of the defense of such action, suit or proceeding (in which event Section 4.2(c) shall apply) or (iii) the relevant Corporate Party or Corporate Parties shall not in fact have employed counsel to assume the defense of such action, suit or proceeding in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the relevant Corporate Party or Corporate

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Parties; provided, however, that all Indemnitees shall use a single law firm for such counsel (together with any required local counsel).

(e) In addition to the matters set forth in the proviso to Section 4.2(a), the Corporate Parties shall not be required to indemnify any Indemnitee pursuant hereto, or advance expenses pursuant to clause (g) below (i) in connection with any action, suit or proceeding that is initiated by such Indemnitee against the Corporate Parties (unless such action, suit or proceeding was authorized in the specific case by action of the Board of Directors of the subject company or the general partner of the subject partnership, or is to enforce or obtain a declaration of such Indemnitee’s rights under the terms of any provision of this Agreement), or (ii) if it shall be determined by a final adjudication of a court of competent jurisdiction (from which there is no right of appeal) that (x) such indemnification is not lawful (in which case the Corporate Parties shall remain obligated for the contribution obligations under clause (j) below) or (y) such indemnification is in breach of the terms of any agreement existing as of the date hereof to which each of Broadcom-Singapore and any Unitholder (including any affiliate thereof) are each parties (in which case the Corporate Parties shall not be obligated for the contribution obligations under clause (j) below).

(f) The Corporate Parties shall not be liable to indemnify an Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the relevant Corporate Party’s or Corporate Parties’ written consent, such consent not to be unreasonably withheld or delayed. The relevant Corporate Party or Corporate Parties shall be permitted to settle any action for which the Indemnitee is fully indemnified by the Corporate Parties or a third party except that (i) the relevant Corporate Party or Corporate Parties shall not settle any action or claim in any manner which would impose any expense, payment, penalty or limitation on any Unitholder without such Unitholder’s written consent and (ii) the relevant Corporate Party or Corporate Parties shall not settle any action, claim or proceeding without obtaining a full and complete release of such Indemnitee with respect thereto. Neither the relevant Corporate Party or Corporate Parties nor any Indemnitee shall unreasonably withhold or delay its consent to any proposed settlement.

(g) In the event that an Indemnitee employs the Indemnitee’s own counsel at the expense of the Corporate Parties pursuant to the provisions of this Section 4.2, the Corporate Parties shall, to the fullest extent possible and except as prohibited by law, advance to such Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal, expert and consultant fees and expenses) incurred in investigating or defending any such action, suit or proceeding within thirty (30) calendar days after delivery to the Corporate Parties of copies of invoices for such expenses; provided, however, that if any amounts shall have been advanced hereunder prior to a determination by a final adjudication of a court of competent jurisdiction (from which there is no right of appeal) that such advancement was impermissible pursuant to the terms of this Section 4.2, the Indemnitee recipient shall promptly return such funds to the Corporate Party that made the payment.

(h) In the event either Corporate Party or an Indemnitee, as the case may be, is required to bring any action, suit or proceeding to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporate Parties or the relevant Indemnitee, as the case may be, shall reimburse such Indemnitee or Corporate Party, as the case may, for all of such person’s reasonable legal fees and other expenses in bringing and pursuing such action.

(i) The obligations of the parties contained in this Section 4.2 shall continue during the period the Agreement is in effect, and shall continue thereafter so long as any Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, that is subject to indemnification hereunder, or any Corporate Party may have a reimbursement right pursuant to Section 4.2(g).

(j) If the indemnification provided hereby is unavailable with respect to any Unitholder by reason of a court decision, the Corporate Parties shall contribute to the amount of expenses (including attorneys’ fees, witness,

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expert and consultant fees), judgments, fines and amounts paid in settlement actually incurred and paid or payable by an Indemnitee to the fullest extent permitted by applicable Law.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, (a) if to the Corporate Parties, in accordance with the provisions of the Implementation Agreement and (b) if to any Unitholder, to such Unitholder’s address or facsimile number set forth on a signature page hereto, or to such other address or facsimile number as such Unitholder may hereafter specify in writing to the Corporate Parties for the purpose by notice to such parties.

5.2 Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest to occur of the following events: (a) the valid execution of the LPA Amendment by the general partner of the Partnership (in its capacity as such, as well as for and on behalf of the holders of Exchangeable Units) with the requisite consent of the holders of Exchangeable Units in accordance with the Partnership Agreement; (b) the failure of the LPA Amendment to be executed and delivered by the general partner of the Partnership (in its capacity as such, as well as for and on behalf of the holders of Exchangeable Units) on or prior to December 31, 2018; (c) at the election of the Unitholders, at any time prior to the approval of the LPA Amendment by the Limited Partners in accordance with the Partnership Agreement, the (i) modification or amendment of the terms or conditions of the Implementation Agreement in a manner that could reasonably be expected to adversely impact in any material respect any of the Unitholders or (ii) the termination of the Implementation Agreement; (d) the mutual written agreement of each of the parties hereto to terminate this Agreement; or (e) at the election of the Unitholders, at any time prior to the approval of the LPA Amendment by the Limited Partners in accordance with the Partnership Agreement, (i) (x) the filing with the U.S. Securities and Exchange Commission of any amendment or supplement to the Registration Statement in which the disclosures with respect to taxation of the Mandatory Exchange differ from the Tax Disclosures in a manner that could reasonably be expected to adversely impact in any material respect any of the Unitholders, or (y) the failure of Latham & Watkins to deliver to Broadcom-Delaware the Tax Opinion consistent with the Tax Disclosures prior to the effectiveness of the Registration Statement, and (ii) the Unitholders shall have notified the Partnership in writing that they have determined, in good faith and following receipt of the written advice of legal counsel, that such change has caused the Unitholders to have significant uncertainty as to whether or not the Mandatory Exchange will be tax-free to the Unitholders for U.S. federal income tax purposes pursuant to the Internal Revenue Code, as amended. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that nothing set forth in this Section 5.2 shall relieve any party hereto from liability for any Knowing and Intentional Material Breach of this Agreement prior to termination hereof. For purposes of this Agreement, the term “Knowing and Intentional Material Breach” shall mean a material breach of this Agreement that is a consequence of an act or omission to act undertaken with the actual knowledge that the taking of such act, or such failure to act, would cause a material breach of this Agreement. Each Unitholder that is a natural person acknowledges that such Unitholder has read this Agreement with the assistance of counsel.

5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. With respect to any Exhibit hereto, but without limiting any other provisions of this Agreement, the Unitholders shall promptly consider in good faith and shall not unreasonably withhold, condition or delay their consent to the Corporate Parties causing the final version of the Implementation Agreement, the LPA Amendment or the Tax Disclosure differing from the respective forms thereof attached hereto as Exhibits in any manner that has no (and could not be reasonably be expected to have any) material adverse impact on any of the Unitholders. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise

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thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. None of the parties hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that the Corporate Parties may transfer or assign their respective rights and obligations under this Agreement, in whole or from time to time in part, to one of more of their respective Affiliates at any time; provided, that such transfer or assignment shall not relieve any of the Corporate Parties, as the case may be, of any of its obligations hereunder.

5.5 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Corporate Parties and the Unitholders hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction over such action or proceeding, then the United States District Court for the District of Delaware, and appellate courts therefrom, (collectively, the “Chosen Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6 Counterparts. The parties hereto may execute this Agreement in two or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes.

5.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to its subject matter.

5.8 Severability. No provision of this Agreement shall be deemed unenforceable if it is subject to an interpretation that would render it enforceable. If a court of competent jurisdiction finds that any provision of this Agreement is unenforceable, in whole or in part, (a) such a finding will not disturb the validity and enforceability of the remaining provisions of this Agreement, and (b) the court shall have the authority to modify and/or “blue pencil” this Agreement in order to render it enforceable and to effect the original intent of the parties to the fullest extent permitted by law

5.9 Specific Performance. The parties hereto agree that (a) the Corporate Parties would be irreparably damaged if for any reason any Unitholder fails to perform any of its obligations under this Agreement and that the Corporate Parties may not have an adequate remedy at law for money damages in such event and (b) the Unitholders would be irreparably damaged if for any reason any Corporate Party fails to perform any of its

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obligations under this Agreement and the Unitholders may not have an adequate remedy at law for money damages in such event. Accordingly, each of the parties hereto shall be entitled to seek specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Chosen Court, in addition to any other remedy to which it is entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

5.10 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

5.11 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

5.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

5.13 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) ”or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

5.14 Capacity as Unitholder. Each Unitholder signs this Agreement solely in such Unitholder’s capacity as a Unitholder of the Partnership, and not in such Unitholder’s capacity as a director, officer or employee of Broadcom-Singapore or any of its Subsidiaries or (except with respect to Exchangeable Units held in trust) in such Unitholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Broadcom-Singapore in the exercise of his or her fiduciary duties as a director or officer of Broadcom-Singapore or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Broadcom-Singapore or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary and no such action or omission shall be deemed a breach of this Agreement.

5.15 No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (a) the Implementation Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

5.16 Obligations of Unitholders. Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Unitholder are several and not joint and several, and in no event shall any Unitholder have any obligation or liability for any of the representations, warranties, covenants or agreements of any other Unitholder.

5.17 No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in any Corporate Party any direct or indirect ownership or incidence of ownership of or with respect to any Exchangeable Units. All rights, ownership and economic benefits of and relating to the Exchangeable Units shall remain vested in and belong to the Unitholders and none of the Corporate Parties shall have any authority to exercise any power or authority to direct any Unitholder in the voting of any of the Exchangeable Units except as provided in this Agreement.

(SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BROADCOM LIMITED
a limited company organized under the laws of the Republic of Singapore

By:
Name: [●]
Title: [●]

BROADCOM LIMITED
a Delaware corporation

By:
Name: [●]
Title: [●]

BROADCOM CAYMAN L.P.
an exempted limited partnership formed and registered under the laws of the Cayman Islands

By:
Name: [●]
Title: [●]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Nicholas Technology Holding Trust

By:
Name:
Title:

Henry T. Nicholas III Custodian Robert Brett Nicholas UGMA

By:
Name:
Title:

Henry T. Nicholas III Custodian Shelby Vanessa Nicholas UGMA

By:
Name:
Title:

Henry T. Nicholas III Custodian Matthew Carter Nicholas UGMA

By:
Name:
Title:

Address:

Facsimile No.: ( ) - -

Schedule A

Name of Unitholder	No. of Exchangeable Units

Nicholas Technology Holding Trust	11,456,699

Henry T. Nicholas III Custodian	302
Robert Brett Nicholas UGMA

Henry T. Nicholas III Custodian	302
Shelby Vanessa Nicholas UGMA

Henry T. Nicholas III Custodian	302
Matthew Carter Nicholas UGMA

ANNEX D-2

FORM OF SUPPORT AGREEMENT WITH DR. HENRY SAMUELI

This SUPPORT AGREEMENT (this “Agreement”), dated as of February 6, 2018, is by and among Broadcom Limited, a limited company organized under the laws of the Republic of Singapore (“Broadcom-Singapore”), Broadcom Limited, a Delaware corporation (“Broadcom-Delaware”), Broadcom Cayman L.P., an exempted limited partnership formed and registered under the laws of the Cayman Islands (the “Partnership”), and the persons set forth on Schedule A hereto (each, a “Unitholder” and collectively, the “Unitholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Implementation Agreement (as defined below).

WHEREAS, each Unitholder and its respective affiliates are, as of the date hereof, the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement) of the exchangeable limited partnership units in the Partnership (“Exchangeable Units”) set forth opposite the name of such Unitholder on Schedule A hereto (all such units set forth on Schedule A, together with any Exchangeable Units that are hereafter issued to or otherwise acquired or owned by such Unitholder prior to the termination of this Agreement being referred to herein as the “Exchangeable Units” of such Unitholder);

WHEREAS, Broadcom-Singapore and Broadcom-Delaware have informed the Unitholders that they intend to enter into an Implementation Agreement in substantially the form attached hereto as Exhibit A (the “Implementation Agreement”), which provides, among other things, that, pursuant to a scheme of arrangement (the “Scheme”) under Singapore law in accordance with Section 210 of the Singapore Companies Act, all of the issued ordinary shares in the capital of Broadcom-Singapore will be transferred to Broadcom-Delaware and all holders of such transferred shares shall receive an equal number of shares of common stock of Broadcom-Delaware, upon the terms and subject to the conditions set forth in the Implementation Agreement;

WHEREAS, Broadcom-Singapore, in its capacity as the general partner of the Partnership, has proposed an amendment in the form attached hereto as Exhibit B (the “LPA Amendment”) to the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of February 1, 2016 (as amended, the “Partnership Agreement”), providing that, effective as of immediately prior to the effectiveness of the Scheme, all outstanding Exchangeable Units shall be mandatorily exchanged (the “Mandatory Exchange”) for an equal number of shares of common stock of Broadcom-Delaware, and has recommended that the holders of Exchangeable Units provide their consent to the LPA Amendment;

WHEREAS, Broadcom-Delaware intends to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission relating to the Mandatory Exchange (the “Registration Statement”), which will include the disclosures under the heading “Material U.S. Federal Income Tax Considerations” set forth on Exhibit C hereto (the “Tax Disclosures”), and which contemplates that Latham & Watkins LLP, in its capacity as counsel to Broadcom- Delaware, will prior to the effectiveness of the Registration Statement deliver to Broadcom-Delaware an opinion addressed to Broadcom-Delaware as to certain U.S. federal income tax matters, in the form to be filed as Exhibit 8.1 to the Form S-4 (the “Tax Opinion”); and

WHEREAS, Broadcom-Singapore has requested that each Unitholder, and each Unitholder (solely in such Unitholder’s capacity as a holder of any Exchangeable Units) has agreed to, enter into this Agreement.

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NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows, effective and conditioned upon the execution and delivery of the Implementation Agreement by the parties thereto:

ARTICLE I

VOTING AND OTHER UNITHOLDER COVENANTS

Each Unitholder hereby covenants and agrees that:

1.1 Agreement to Vote. At every meeting of the holders of Exchangeable Units (the “Limited Partners”), however convened, called for the purpose of voting upon the approval of the LPA Amendment, and in connection with any written consent of the Limited Partners solicited by the Partnership for purposes of the approval of the LPA Amendment, such Unitholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote (or if applicable deliver (or cause to be delivered) written consents with respect to) all such Unitholder’s Exchangeable Units in favor of approval of the LPA Amendment. Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of such Unitholder to vote (including by proxy or written consent, if applicable) in favor of, or against or to abstain with respect to, any other matter presented to the Limited Partners.

1.2 No Inconsistent Arrangements. Such Unitholder shall not, directly or indirectly, (a) create any lien or other encumbrance (other than restrictions imposed by applicable Law or pursuant to this Agreement) on any of such Unitholder’s Exchangeable Units that is inconsistent with the terms of this Agreement, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract agreeing to any Transfer of, such Unitholder’s Exchangeable Units or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to such Unitholder’s Exchangeable Units that is inconsistent with the terms of this Agreement, or (d) deposit or permit the deposit of such Unitholder’s Exchangeable Units into a voting trust or enter into a voting agreement or arrangement with respect to such Unitholder’s Exchangeable Units that is inconsistent with the terms of this Agreement; provided, that the exercise of such Unitholder’s Exchange Right (under and as defined in Schedule A of the Partnership Agreement) with respect to up to 3,000,000 of such Unitholder’s Exchangeable Units shall not constitute a Transfer hereunder. Notwithstanding any provision of this Agreement to the contrary, such Unitholder may make Transfers of such Unitholder’s Exchangeable Units: (x) to any member of such Unitholder’s immediate family, or to one or more trusts solely for the benefit of such Unitholder (or, to the extent that such Unitholder is not a natural person, the ultimate beneficial owner of the Exchangeable Units held by such Unitholder) or any member of such Unitholder’s (or such beneficial owner’s) immediate family (or to trusts solely for the benefit of such Unitholder or ultimate beneficial owner), by will or otherwise upon the death of such Unitholder or otherwise for estate planning purposes, by operation of law, to any other Unitholder, or for charitable purposes or as charitable gifts or donations; and (y) to any person who is a “Permitted Transferee” of such Unitholder as defined in Schedule B of the Partnership Agreement, provided that in all cases set forth in clauses (x) and (y) such Unitholder’s Exchangeable Units shall continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in addition to the Transfers contemplated by the preceding sentence, each of the Unitholders identified on Schedule A may, in the aggregate for all of such Unitholders, Transfer up to 500,000 Exchangeable Units (or such greater number of Exchangeable Units as may be consented to in writing by Broadcom-Singapore, which consent shall not be unreasonably withheld, conditioned or delayed) without any requirement that any transferee of such Exchangeable Units agree to be bound by the terms and conditions of this Agreement.

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1.3 Documentation and Information. Such Unitholder shall permit and hereby authorizes Broadcom-Singapore, Broadcom-Delaware and the Partnership to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Broadcom-Singapore, Broadcom-Delaware or the Partnership reasonably determines to be necessary in connection with the LPA Amendment or any transactions contemplated therein, in each case prior to the termination of this Agreement, such Unitholder’s identity and ownership of such Unitholder’s Exchangeable Units and the nature of such Unitholder’s commitments and obligations under this Agreement; provided, that Broadcom-Singapore, Broadcom-Delaware and the Partnership shall give each Unitholder and its or his legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to filing or otherwise being made public. Any such references to the Unitholder shall be subject to the consent of such Unitholder, which (in the case of information or statements that are required by law) shall not be unreasonably withheld, conditioned or delayed (it being understood that any failure of the Unitholder to respond within forty-eight (48) hours of such a request by Broadcom-Singapore, Broadcom-Delaware or the Partnership (in the case of information or statements that are required by law) shall be deemed to constitute consent).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE UNITHOLDERS

Each Unitholder hereby severally, as to itself only, represents and warrants to Broadcom-Delaware and Broadcom-Singapore that:

2.1 Authorization; Binding Agreement. Such Unitholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform its or his obligations hereunder and to consummate the transactions contemplated hereby. Such Unitholder has full entity or individual power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Unitholder, and constitutes a valid and binding obligation of such Unitholder enforceable against such Unitholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency, the relief of debtors, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (the “Enforceability Exceptions”).

2.2 Ownership of Exchangeable Units; Total Exchangeable Units. Such Unitholder is the record or beneficial owner of such Unitholder’s Exchangeable Units and has good and marketable title to such Exchangeable Units free and clear of any Lien (including any restriction on the right to vote or otherwise transfer such Exchangeable Units), except as (a) provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act and (c) as set forth in the Partnership Agreement. The Exchangeable Units listed on Schedule A opposite such Unitholder’s name constitute all of the Exchangeable Units owned of record or beneficially by such Unitholder as of the date hereof. Except pursuant to this Agreement or the Partnership Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Unitholder’s Exchangeable Units.

2.3 Voting Power. In each case, to the full extent provided for under the Partnership Agreement, such Unitholder has full voting power with respect to such Unitholder’s Exchangeable Units, and full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, and except as set forth on Schedule A, full power of disposition, in each case with respect to all of such Unitholder’s Exchangeable Units. None of such Unitholder’s Exchangeable Units are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Exchangeable Units, except as provided in the Partnership Agreement and hereunder.

2.4 Reliance. Such Unitholder has had the opportunity to review the form of LPA Amendment attached hereto as Exhibit B and this Agreement with counsel of such Unitholder’s own choosing.

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2.5 No Other Representations. Such Unitholder acknowledges and agrees that other than the representations set forth in Article III, and without limiting any rights that such Unitholder may have under the Securities Act of 1933 or any other applicable law or with respect to the Registration Statement, none of Broadcom-Singapore, Broadcom-Delaware and the Partnership have made or are making any representations or warranties with respect to the Implementation Agreement, the LPA Amendment (including the Mandatory Exchange contemplated thereby), the Scheme or any other matter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BROADCOM-SINGAPORE, BROADCOM-DELAWARE AND THE PARTNERSHIP

Each of Broadcom-Singapore, Broadcom-Delaware and the Partnership (collectively, the “Corporate Parties”) severally (in the case of the Partnership) and jointly and severally (in the case of Broadcom-Delaware and Broadcom-Singapore) represents and warrants to the Unitholders that:

3.1 Organization; Authorization. Each such Corporate Party is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable. The execution and delivery of this Agreement by such Corporate Party, and the performance of its respective obligations hereunder are within such Corporate Party’s corporate powers and have been duly authorized by all necessary corporate actions on the part of such Corporate Party. Such Corporate Party has full power and authority to execute, deliver and perform its obligations under this Agreement.

3.2 Binding Agreement. This Agreement has been duly authorized, executed and delivered by such Corporate Party, and constitutes a valid and binding obligation of such Corporate Party enforceable against such Corporate Party in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Reliance. Each Corporate Party understands and acknowledges that the Unitholders are entering into this Agreement in reliance upon the execution, delivery and performance of this Agreement by the Corporate Parties.

3.4 No Other Representations. Each Corporate Party acknowledges and agrees that the Unitholders have not made and are not making any representations or warranties with respect to the Implementation Agreement, the LPA Amendment (including the exchange contemplated thereby) or the Scheme, and that other than the representations set forth in Article II, the Unitholders have not made and are not making any representations or warranties with respect to any other matter.

ARTICLE IV

CORPORATE PARTY COVENANTS

4.1 LPA Amendment. Broadcom-Singapore hereby agrees to (a) use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act and to initiate and conduct the consent solicitation for the approval of the LPA Amendment by the holders of Exchangeable Units as contemplated by the Registration Statement, in each case, as promptly as reasonably practicable following the date hereof, and (b) execute the LPA Amendment if the LPA Amendment is approved by the holders of Exchangeable Units in accordance with the terms of the Partnership Agreement.

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ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, (a) if to the Corporate Parties, in accordance with the provisions of the Implementation Agreement and (b) if to any Unitholder, to such Unitholder’s address or facsimile number set forth on a signature page hereto, or to such other address or facsimile number as such Unitholder may hereafter specify in writing to the Corporate Parties for the purpose by notice to such parties.

5.2 Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest to occur of the following events: (a) the valid execution of the LPA Amendment by the general partner of the Partnership (in its capacity as such, as well as for and on behalf of the holders of Exchangeable Units) with the requisite consent of the holders of Exchangeable Units in accordance with the Partnership Agreement; (b) the failure of the LPA Amendment to be executed and delivered by the general partner of the Partnership (in its capacity as such, as well as for and on behalf of the holders of Exchangeable Units) on or prior to December 31, 2018; (c) at the election of the Unitholders, at any time prior to the approval of the LPA Amendment by the Limited Partners in accordance with the Partnership Agreement, the (i) modification or amendment of the terms or conditions of the Implementation Agreement in a manner that could reasonably be expected to adversely impact in any material respect any of the Unitholders or (ii) the termination of the Implementation Agreement; (d) the mutual written agreement of each of the parties hereto to terminate this Agreement; or (e) at the election of the Unitholders, at any time prior to the approval of the LPA Amendment by the Limited Partners in accordance with the Partnership Agreement, (i) (x) the filing with the U.S. Securities and Exchange Commission of any amendment or supplement to the Registration Statement in which the disclosures with respect to taxation of the Mandatory Exchange differ from the Tax Disclosures in a manner that could reasonably be expected to adversely impact in any material respect any of the Unitholders, or (y) the failure of Latham & Watkins to deliver to Broadcom-Delaware the Tax Opinion consistent with the Tax Disclosures prior to the effectiveness of the Registration Statement, and (ii) the Unitholders shall have notified the Partnership in writing that they have determined, in good faith and following receipt of the written advice of legal counsel, that such change has caused the Unitholders to have significant uncertainty as to whether or not the Mandatory Exchange will be tax-free to the Unitholders for U.S. federal income tax purposes pursuant to the Internal Revenue Code, as amended. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that nothing set forth in this Section 5.2 shall relieve any party hereto from liability for any Knowing and Intentional Material Breach of this Agreement prior to termination hereof. For purposes of this Agreement, the term “Knowing and Intentional Material Breach” shall mean a material breach of this Agreement that is a consequence of an act or omission to act undertaken with the actual knowledge that the taking of such act, or such failure to act, would cause a material breach of this Agreement. Each Unitholder that is a natural person acknowledges that such Unitholder has read this Agreement with the assistance of counsel.

5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. With respect to any Exhibit hereto, but without limiting any other provisions of this Agreement, the Unitholders shall promptly consider in good faith and shall not unreasonably withhold, condition or delay their consent to the Corporate Parties causing the final version of the Implementation Agreement, the LPA Amendment or the Tax Disclosure differing from the respective forms thereof attached hereto as Exhibits in any manner that has no (and could not be reasonably be expected to have any) material adverse impact on any of the Unitholders. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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5.4 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. None of the parties hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that the Corporate Parties may transfer or assign their respective rights and obligations under this Agreement, in whole or from time to time in part, to one of more of their respective Affiliates at any time; provided, that such transfer or assignment shall not relieve any of the Corporate Parties, as the case may be, of any of its obligations hereunder.

5.5 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Corporate Parties and the Unitholders hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction over such action or proceeding, then the United States District Court for the District of Delaware, and appellate courts therefrom, (collectively, the “Chosen Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6 Counterparts. The parties hereto may execute this Agreement in two or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes.

5.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to its subject matter.

5.8 Severability. No provision of this Agreement shall be deemed unenforceable if it is subject to an interpretation that would render it enforceable. If a court of competent jurisdiction finds that any provision of this Agreement is unenforceable, in whole or in part, (a) such a finding will not disturb the validity and enforceability of the remaining provisions of this Agreement, and (b) the court shall have the authority to modify and/or “blue pencil” this Agreement in order to render it enforceable and to effect the original intent of the parties to the fullest extent permitted by law

5.9 Specific Performance. The parties hereto agree that (a) the Corporate Parties would be irreparably damaged if for any reason any Unitholder fails to perform any of its obligations under this Agreement and that the Corporate Parties may not have an adequate remedy at law for money damages in such event and (b) the Unitholders would be irreparably damaged if for any reason any Corporate Party fails to perform any of its obligations under this Agreement and the Unitholders may not have an adequate remedy at law for money

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damages in such event. Accordingly, each of the parties hereto shall be entitled to seek specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Chosen Court, in addition to any other remedy to which it is entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

5.10 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

5.11 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

5.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

5.13 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

5.14 Capacity as Unitholder. Each Unitholder signs this Agreement solely in such Unitholder’s capacity as a Unitholder of the Partnership, and not in such Unitholder’s capacity as a director, officer or employee of Broadcom-Singapore or any of its Subsidiaries or (except with respect to Exchangeable Units held in trust) in such Unitholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Broadcom-Singapore in the exercise of his or her fiduciary duties as a director or officer of Broadcom-Singapore or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Broadcom-Singapore or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary and no such action or omission shall be deemed a breach of this Agreement.

5.15 No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (a) the Implementation Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

5.16 Obligations of Unitholders. Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Unitholder are several and not joint and several, and in no event shall any Unitholder have any obligation or liability for any of the representations, warranties, covenants or agreements of any other Unitholder.

5.17 No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in any Corporate Party any direct or indirect ownership or incidence of ownership of or with respect to any Exchangeable Units. All rights, ownership and economic benefits of and relating to the Exchangeable Units shall remain vested in and belong to the Unitholders and none of the Corporate Parties shall have any authority to exercise any power or authority to direct any Unitholder in the voting of any of the Exchangeable Units except as provided in this Agreement.

(SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BROADCOM LIMITED
a limited company organized under the laws of the Republic of Singapore

By:
Name: [●]
Title: [●]

BROADCOM LIMITED
a Delaware corporation

By:
Name: [●]
Title: [●]

BROADCOM CAYMAN L.P.
an exempted limited partnership formed and registered under the laws of the Cayman Islands

By:
Name: [●]
Title: [●]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Henry Samueli, Ph.D.

HS Portfolio L.P.

By:
Name:
Title:

HS Management, L.P.

By:
Name:
Title:

H&S Investments I L.P.

By:
Name:
Title:

H&S Portfolio II L.P.

By:
Name:
Title:

H&S Ventures LLC

By:
Name:
Title:

HS REU LLC

By:
Name:
Title:

SFS REU LLC

By:
Name:
Title:

Address:

Facsimile No.: ( ) - -

Schedule A

Name of Unitholder	No. of Exchangeable Units
Henry Samueli, Ph.D.	53,647

HS Portfolio L.P.	5,752,978

H&S Investments I L.P.	2,722,869

HS Management, L.P.	399,918

H&S Portfolio II L.P.	459,690

H&S Ventures LLC	1,860

HS REU LLC	62,010

SFS REU LLC	53,647

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Broadcom-Delaware certificate of incorporation will provide that its directors and officers will be indemnified by Broadcom-Delaware to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or officer on behalf of the corporation.

As permitted by Section 102(b)(7) of the DGCL, the Broadcom-Delaware certificate of incorporation will provide that a director of Broadcom-Delaware shall not be personally liable to Broadcom-Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability.

Broadcom-Delaware will also enter into certain indemnification agreements with its directors and officers. The indemnification agreements provide the registrant’s directors and officers with further indemnification, to the maximum extent permitted by the DGCL.

As permitted by Section 145(g) of the DGCL, Broadcom-Delaware will also maintain a directors’ and officers’ insurance policy which insures the directors and officers of Broadcom-Delaware against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Broadcom-Delaware certificate of incorporation, bylaws or otherwise.

Item 21. Exhibits and Financial Statement Schedules

The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(h) That every prospectus (1) that is filed pursuant to paragraph (g) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(j) To supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(k) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Form of Amendment to the Amended and Restated Limited Partnership Agreement of Broadcom Cayman L.P. (attached as Annex A to the consent solicitation statement / prospectus which forms part of this Registration Statement and is incorporated herein by reference)

3.1	Form of Amended and Restated Certificate of Incorporation of Broadcom-Delaware (attached as Annex B to the consent solicitation statement / prospectus which forms part of this Registration Statement and is incorporated herein by reference)

3.2	Form of Amended and Restated Bylaws of Broadcom-Delaware (attached as Annex C to the consent solicitation statement / prospectus which forms part of this Registration Statement and is incorporated herein by reference)

5.1*	Opinion of Latham & Watkins LLP as to the validity of the securities being registered by Broadcom-Delaware

8.1*	Opinion of Latham & Watkins LLP as to certain U.S. federal income tax matters

10.1	Form of Support Agreement, by and between Broadcom Limited and Dr. Henry T. Nicholas III (on behalf of certain of his respective affiliated entities) (attached as Annex D-1 to the consent solicitation statement / prospectus which forms part of this Registration Statement and is incorporated herein by reference)

10.2	Form of Support Agreement, by and between Broadcom Limited and Dr. Henry Samueli (together with certain of his respective affiliated entities) (attached as Annex D-2 to the consent solicitation statement / prospectus which forms part of this Registration Statement and is incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP

23.3*	Consent of Latham & Watkins LLP (included in Exhibits 5.1 and 8.1)

99.1	Form of Limited Partner Consent Form

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on February 6, 2018.

Broadcom Limited

By:	/s/ Hock E. Tan
Name: Hock E. Tan
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on February 6, 2018.

Signature	Title

/s/ Hock E. Tan Name: Hock E. Tan	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Thomas H. Krause, Jr. Name: Thomas H. Krause, Jr.	Chief Financial Officer and Director (Principal Financial and Accounting Officer)